File No. 811-04347.
As filed with the Securities and Exchange Commission on
July 27, 2007.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT
COMPANY ACT OF 1940
Amendment No. 159           ☑
(Check appropriate box or boxes)
GMO Trust
(Exact name of registrant as specified in charter)
c/o GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110
(Address of principal executive offices)
(617) 330-7500
(Registrant’s Telephone Number, including Area Code)

J.B. Kittredge, Esq.
GMO Trust
40 Rowes Wharf
Boston, Massachusetts 02110
(Name and address of agent for service)

Copy to:
Thomas R. Hiller, Esq.
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
It is intended that this filing become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940.

THIS FILING RELATES SOLELY TO THE GMO SPECIAL SITUATIONS FUND; IT IS INTENDED THAT NO INFORMATION RELATING TO ANY OTHER SERIES OF GMO TRUST IS AMENDED OR SUPERSEDED HEREBY.

INVESTMENT OBJECTIVES AND POLICIES
FUND INVESTMENTS
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS
USES OF DERIVATIVES
INVESTMENT RESTRICTIONS
DETERMINATION OF NET ASSET VALUE
DISTRIBUTIONS
TAXES
MANAGEMENT OF THE TRUST
INVESTMENT ADVISORY AND OTHER SERVICES
PORTFOLIO TRANSACTIONS
PROXY VOTING POLICIES AND PROCEDURES
DISCLOSURE OF PORTFOLIO HOLDINGS
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES
VOTING RIGHTS
SHAREHOLDER AND TRUSTEE LIABILITY
EX-99.(A)21 Amendment No.33 to the Declaration of Trust
EX-99.(D)49 Management Contract
EX-99.(G)1(II) Letter Amendment to the IBT Custodian Agreement
EX-99.(G)5(I) Letter Amendment to the Delegation Agreement
EX-99.(H)1(I) Letter Amendment to the Transfer Agency and Service Agreement
EX-99.(H)2 Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust
EX-99.(H)3 Amended and Restated Servicing Agreement
EX-99.(J) Consent of PricewaterhouseCoopers LLP.

PRIVATE PLACEMENT MEMORANDUM
July 27, 2007
GMO Special Situations Fund
40 Rowes Wharf, Boston, Massachusetts 02110
     The GMO Special Situations Fund (the “Fund”) is a separate investment portfolio of GMO Trust (the “Trust”). The Trust is an open-end management investment company and operates as a “series investment company” that consists of separate series of investment portfolios, including the Fund. Other portfolios are described in separate prospectuses. At this time, the Fund does not intend to offer its shares publicly or to make them available other than to other funds of the Trust (“GMO Funds”) and certain other accredited investors.
Investment Manager
Grantham, Mayo, Van Otterloo & Co. LLC
     This Private Placement Memorandum concisely describes the information which you ought to know about the Fund before investing. Please read this memorandum carefully and keep it for further reference. A Statement of Additional Information dated July 27, 2007, as revised from time to time (“SAI”), is available free of charge by writing to GMO Shareholder Services, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling (617) 346-7646. The SAI, which contains more detailed information about the Fund, has been filed with the Securities and Exchange Commission (“SEC”) and is incorporated by reference into this Private Placement Memorandum.
     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS SO REGISTERED OR IN TRANSACTIONS EXEMPT THEREFROM. HOWEVER, THE SECURITIES ARE REDEEMABLE AS DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM. IN CERTAIN CASES INVESTORS MAY BE REDEEMED “IN KIND” AND RECEIVE PORTFOLIO SECURITIES HELD BY THE FUND IN LIEU OF CASH UPON REDEMPTION.
     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR PROVIDE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT SUCH INFORMATION AS IS CONTAINED IN THIS MEMORANDUM AND IN THE SAI OR IN OTHER MATERIALS APPROVED BY THE TRUST. NO SALES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN MATTERS DISCUSSED HEREIN SINCE THE DATE HEREOF.

FUND SUMMARY
     This summary is not all-inclusive, and the Fund may make investments, employ strategies, and be exposed to risks that are not described in this summary. More information about the Fund’s investments and strategies is contained in the SAI. Except for policies identified in the SAI as “fundamental,” the Fund’s Board of Trustees (“Trustees”) may change the Fund’s investment objective or policies without shareholder approval. The Fund’s investment manager is Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”) (see “Management of the Fund” below for a description of the Manager).
     Investment objectives
     The investment objectives of the Fund are capital appreciation and capital preservation. There can be no assurance that the Fund will achieve its investment objectives.
     Principal investment strategies
     The Manager plans to pursue the Fund’s investment objectives by implementing investment strategies that are intended to complement long-only investments in global equities and fixed income instruments.
     The Fund may have exposure to foreign and U.S. equity securities (including both growth and value style equities and equities of any market capitalization), foreign and U.S. fixed income securities (including fixed income securities of any credit quality and having any maturity or duration), currencies, and, from time to time, other alternative asset classes (e.g., instruments that seek exposure to or hedge risks of market volatility). The Fund is not restricted in its exposure to any particular asset class, and at times may be substantially invested in a single asset class (e.g., equity securities or fixed income securities). In addition, the Fund is not restricted in its exposure to any particular market. The Fund may have substantial exposure to a particular country or type of country (e.g., emerging countries).
     In managing the Fund’s strategy, the Manager will employ proprietary quantitative investment models and fundamental judgment for the selection of derivatives and other investments and portfolio construction. The models use one or more independent, though possibly concentrated or focused, strategies for selection of investments. The Manager also may eliminate strategies or add new strategies in response to additional research, changing market conditions, or other factors.
     In pursuing its investment objectives, the Fund may use a wide variety of exchange-traded and over-the-counter (“OTC”) derivatives, including options, futures, swap contracts, and swaptions, to (i) hedge equity exposure; (ii) replace direct investing (e.g., creating equity exposure through the use of futures contracts or other types of derivatives); (iii) adjust exposure to market volatility; and/or (iv) manage risk by implementing shifts in investment exposure. In addition, the Fund may use credit default swaps to a significant extent to take an active long or short position with respect to the likelihood of default by corporate or sovereign issuers. The Fund may, and may do so to a significant extent, take active long and short currency positions in a particular currency through exchange-traded and OTC foreign currency derivatives as well as hedge its currency exposure through the use of currency forwards and other derivatives. Except for margin or other applicable regulatory requirements, there will be no limitations on the extent of the Fund’s net long or net short positions.
     The Fund may elect to make some or all of its investments through one or more wholly-owned, non-U.S. subsidiaries. GMO may serve as the investment manager to these companies but will not receive any additional management or other fees for such services.

     The Fund also may invest a substantial portion of its total assets in GMO Short-Duration Collateral Fund (“SDCF”), another series of GMO Trust described in a separate private placement memorandum. SDCF primarily invests in high quality U.S. and foreign floating rate fixed income securities, in particular asset-backed securities, issued by a wide range of private and government issuers (see “Investment in Other GMO Fund Described in Separate Private Placement Memorandum” below for a more detailed description of SDCF’s investment objective and strategies). The Fund also may invest directly in U.S. government securities and cash and cash-like investments.
     The Fund does not seek to control risk relative to a particular securities market index or benchmark. In addition, the Fund does not seek to outperform a particular securities market index or blend of market indices (i.e., the Fund does not seek “relative” return).
     When used in this Private Placement Memorandum, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For instance, the Fund may invest indirectly or make indirect investments by investing in derivatives and synthetic instruments with economic characteristics similar to the underlying asset. In addition, the term “fixed income securities” includes (i) obligations of an issuer to make payments of principal and/or interest on future dates and (ii) synthetic debt instruments created by the Manager by combining a futures contract, swap contract, or option on a non-synthetic fixed income security with cash, a cash equivalent, or a non-synthetic fixed income security. For purposes of this Private Placement Memorandum, the term “bond” refers to any fixed income security.
     In addition, for purposes of this Private Placement Memorandum, the term “investment grade” refers to a rating of Baa3/BBB- or better given by Moody’s Investors Service, Inc. (“Moody’s”)/Standard & Poor’s Ratings Services (“S&P”) to a particular fixed income security, and the term “below investment grade” refers to any rating below Baa3/BBB- given by Moody’s/S&P to a particular fixed income security. Securities rated below investment grade are also known as high yield or “junk” bonds. In addition, in this Private Placement Memorandum, investment grade securities that are given a rating of Aa/AA or better by Moody’s/S&P are referred to as “high quality.” Securities referred to as investment grade, below investment grade, or high quality include not only securities rated by Moody’s and S&P, but also unrated securities determined by the Manager to have credit qualities comparable to securities rated by Moody’s and/or S&P as investment grade, below investment grade, or high quality.
     The Fund is treated as a partnership for federal income tax purposes. Unless otherwise specified in this Private Placement Memorandum or in the SAI, the Manager is not obligated to and generally will not consider tax consequences when seeking to achieve the Fund’s investment objective (e.g., the Fund may engage in transactions that are not tax efficient for shareholders subject to U.S. federal income tax). Income from certain types of investments made by the Fund may be treated as “unrelated business taxable income” (“UBTI”) and subject to tax when allocated to tax-exempt shareholders. Portfolio turnover is not a principal consideration when the Manager makes investment decisions for the Fund. Based on its assessment of market conditions, the Manager may trade the Fund’s investments more frequently at some times than at others. High turnover rates may adversely affect the Fund’s performance by generating additional expenses and may result in additional taxable income that is passed through by the Fund to its shareholders.
     Principal risks of investing in the Fund
     The value of the Fund’s shares changes with the value of the Fund’s investments. Many factors can affect this value, and you may lose money by investing in the Fund. Factors that may affect the Fund’s portfolio as a whole are called “principal risks” and are summarized in this section. This summary describes the nature of these principal risks and certain related risks, but is not intended to include every potential risk. The Fund could be subject to additional risks because the types of investments it makes may change over time. The SAI includes more information about the Fund and its investments. The Fund, by itself, is not intended to provide a complete investment program, and an investment in the Fund should only be considered as part of a diversified portfolio that includes other investments.
     To the extent that the Fund invests in wholly-owned subsidiaries and/or SDCF, the Fund is exposed to all the risks to which its wholly-owned subsidiaries and SDCF are exposed, as well as the risk that investments made through its wholly-owned subsidiaries, or SDCF, will not perform as expected. Therefore, unless otherwise noted herein, the principal risks summarized below include both direct and indirect principal risks of the Fund, and as indicated above, references in this section to investments made by the Fund include those made both directly by the Fund and indirectly by the Fund through its wholly-owned subsidiaries or SDCF.
•	MANAGEMENT RISK
     The Fund is subject to management risk because it relies on the Manager’s ability to achieve its investment objective. The Manager applies investment techniques and risk analyses in making investment decisions for the Fund, but there can be no assurance that the Manager will achieve the desired results. The Manager, for example, may fail to use derivatives effectively, choosing to hedge or not to hedge positions when it is least advantageous to do so. The nature of the risks assumed as a result of the Fund’s derivative positions and other investments may cause the Fund to incur significant losses.
•	DERIVATIVES RISK
     The Fund invests in derivatives, which are financial contracts whose value depends on, or is derived from, the value of underlying reference rates, assets or indices. Derivatives may relate to interest rates, securities, currencies or currency exchange rates, volatility, and related indices. As described above, the Fund may use derivatives for many purposes. The SAI contains a description of the various derivatives the Fund may utilize.
     The use of derivatives may involve risks different from, or potentially greater than, the risks associated with investing directly in securities and other more traditional assets. In particular, the use of derivatives exposes the Fund to the risk that the counterparty to an OTC derivative contract will be unable or unwilling to make timely settlement payments or otherwise to honor its obligations. OTC derivative contracts typically can be closed out only with the other party to the contract, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the contract with the counterparty or may be able to obtain the other party’s consent to assign the contract to a third party. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing its contractual rights. For example, because the contract for each OTC derivative is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. If that occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under OTC derivative contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. Although the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. To the extent the Fund contracts with a limited number of counterparties, the Fund’s risk will be concentrated and events that affect the creditworthiness of any of those counterparties may have a pronounced effect on the Fund.

     Derivatives also are subject to a number of risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk. Since the value of derivatives is calculated and derived from the value of other assets, instruments, or references, there is a risk that they will be improperly valued. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, or indices they are designed to hedge or closely track. The use of derivatives also may increase the taxes payable by shareholders.
     Suitable derivatives may not be available in all circumstances. For example, if a counterparty or its affiliate is deemed to be an affiliate of the Fund, the Fund may refrain, or be required to refrain, from trading with that counterparty. In addition, the Manager may decide not to use derivatives to hedge or otherwise reduce risk exposure.
     Derivatives risk is particularly pronounced for the Fund because it makes substantial use of derivatives to implement its investment program. Swap contracts and other OTC derivatives, in particular, can be difficult to value, are highly susceptible to liquidity risk (see “Liquidity Risk” below) and credit and counterparty risk (see “Credit and Counterparty Risk” below), and are subject to documentation risks. The Fund generally will invest in credit default swaps, which involve one party paying another party for the right to receive a specified return in the event of a default by a third party (e.g., a corporate (including asset-backed security) or sovereign issuer) on a particular obligation, involve special risks because they generally only require payment in the event of an actual default (as opposed to a credit downgrade or other indication of financial difficulty). In addition, if the Fund uses credit default swaps to obtain synthetic long exposure to a debt instrument, the Fund is exposed to the risk that it will be required to pay the notional value of the swap contract in the event of default. There can be no assurance that the Fund’s use of derivatives will be effective or will have the desired results.
•	CURRENCY RISK
     Currency risk is the risk that fluctuations in exchange rates may adversely affect the U.S. dollar value of the Fund’s investments. Currency risk includes both the risk that currencies in which the Fund’s investments are traded and/or in which the Fund receives income, or currencies in which the Fund has taken an active investment position, will decline in value relative to the U.S. dollar. In the case of hedging positions, currency risk includes the risk that the U.S. dollar will decline in value relative to the foreign currency being hedged. Foreign currency exchange rates may fluctuate significantly for many reasons, including changes in supply and demand in the foreign exchange markets, actual or perceived changes in interest rates, intervention (or the failure to intervene) by U.S. or foreign governments, central banks, or supranational agencies such as the International Monetary Fund, and currency controls or other political developments in the U.S. or abroad.
     The Fund may hedge currencies by entering into derivatives with respect to a currency whose value is expected to correlate to the value of a currency the Fund owns, wants to own, or is exposed to through its investments. This presents the risk that the exchange rates of the currencies involved may not move in relation to one another as expected. In that case, the Fund could lose money on its holding of a particular currency and also lose money on the hedge. The Fund also may take active currency positions and hedge the currency exposure of the securities in which it has invested. As a result, its currency exposure may differ significantly from the currency exposure of those securities.
     Because the Fund may invest or trade in securities denominated in foreign currencies and may use related derivatives and have foreign currency holdings, it may be adversely affected by changes in foreign currency exchange rates. Currency risk is particularly pronounced for the Fund because it may, for investment purposes, regularly enter into derivative foreign currency transactions and take active long and short currency positions through exchange-traded and OTC foreign currency derivatives. Derivative transactions in foreign currencies (such as futures, forwards, options and swaps) may involve leveraging risk, in addition to currency risk, as described below under “Leveraging Risk.”
•	LEVERAGING RISK
     The Fund’s use of reverse repurchase agreements and other derivatives and securities lending may cause its portfolio to be leveraged. Leverage may increase the Fund’s portfolio losses when the value of its investments declines. The Fund’s portfolio also may be leveraged temporarily if it borrows money to meet redemption requests and/or to settle investment transactions.
     The Fund is not limited in the extent to which it may directly or indirectly use derivatives or in the absolute face value of its derivative positions. As a result, the Fund’s net long or short exposure may have a net notional value in excess of its net assets.
•	CREDIT AND COUNTERPARTY RISK
     This is the risk that the counterparty to an OTC derivative contract, the issuer or guarantor of a fixed income security, or a borrower of the Fund’s securities will be unable or unwilling to make timely principal, interest, or settlement payments, or otherwise to honor its obligations.
     Credit risk associated with investments in fixed income securities relates to the ability of the issuer to make scheduled payments of principal and interest. The Fund is subject to the risk that the issuers of the fixed income securities in which it invests will have their credit ratings downgraded or will default, thereby reducing the value of the Fund’s portfolio and its income. Nearly all fixed income securities are subject to some credit risk. The risk varies depending upon whether the issuers of the securities are corporations or domestic or foreign governments or their sub-divisions or instrumentalities and upon the priority or structure of the debt. U.S. government securities are subject to varying degrees of credit risk depending upon whether the securities are supported by the full faith and credit of the United States, supported by the ability to borrow from the U.S. Treasury, supported only by the credit of the issuing U.S. government agency, instrumentality, or corporation, or otherwise supported by the United States. For example, issuers of many types of U.S. government securities (e.g., the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks), although chartered or sponsored by Congress, are not funded by Congressional appropriations, and their fixed income securities, including asset-backed and mortgage-backed securities, are neither guaranteed nor insured by the U.S. government. These securities are subject to more credit risk than U.S. government securities that are supported by the full faith and credit of the United States (e.g., U.S. Treasury bonds). Asset-backed securities, whose principal and interest payments are supported by pools of other assets, such as credit-card receivables and automobile loans, are subject to further risks, including the risk that the obligors of the underlying assets default on their obligations. See “Market Risk – Fixed Income Securities and Related Derivatives” below for a discussion of these risks.
     Credit risk is particularly pronounced for below investment grade securities (also known as “junk bonds”), which are fixed income securities rated lower than Baa3 by Moody’s or BBB- by S&P or determined by the Manager to be of comparable quality to securities so rated. Although offering the potential for higher investment returns, junk bonds are often less liquid than higher quality securities, the continuing ability of their issuers to meet principal and interest payments is considered speculative, and they are more susceptible to real or perceived adverse economic and competitive industry conditions. From time to time, the Fund may directly or indirectly acquire or hold below investment grade securities. At such times, it will be subject to these risks.

     In addition, the Fund is exposed to counterparty risk because it uses OTC derivatives in implementing its investment program. It will also be exposed to counterparty risk to the extent it lends its portfolio securities or uses repurchase agreements. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will meet its contractual obligations or that, in the event of default, the Fund will succeed in enforcing its contractual rights. Although the Manager intends to monitor the creditworthiness of counterparties, there can be no assurance that a counterparty will meet its obligations, especially during unusually adverse market conditions. The Fund is subject in particular to the creditworthiness of counterparties because certain types of swap contracts used by the Fund frequently have durations longer than six months (and, in many cases, a number of years). In addition, the Fund may have significant exposure to a single counterparty as a result of its use of swaps (see also “Focused Investment Risk” below).
•	FOCUSED INVESTMENT RISK
     A fund that focuses its investments in securities of issuers in industries with high positive correlations to one another may be particularly vulnerable to events affecting companies in those industries because the companies may share common characteristics, are often subject to similar business risks and regulatory burdens, and often react similarly to specific economic, market, political, or other developments. This risk is pronounced for the Fund because it makes significant use of swap contracts and other OTC derivative instruments. Because a swap contract and other types of OTC derivative instruments involve an agreement between two parties, the Fund is exposed to the credit of the contract counterparties, many of which will be part of the financial services sector or related industries. Therefore, events that affect the financial services sector or related industries generally may affect the counterparties with whom the Fund has derivative contracts, and may have a significant adverse effect on the Fund. The Fund may be further subject to these risks because of its exposure to asset-backed securities secured by different types of consumer debt (e.g., credit-card receivables, automobile loans, educational loans, and home equity loans). See “Market Risk—Fixed Income Securities and Related Derivatives” below for further discussion of the risks associated with asset-backed securities.
•	NON-DIVERSIFICATION RISK
     Investing in securities of many different issuers can reduce overall risk, while investing in securities of a small number of issuers can increase it. The Fund is not a “diversified” investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”). This means it is allowed to invest in the securities of a relatively small number of issuers and/or foreign currencies. As a result, credit, market, and other risks associated with its investment strategies or techniques may be more pronounced than if the Fund were “diversified.” In addition, the Fund may invest without limitation in shares of SDCF, which also is a non-diversified investment company within the meaning of the 1940 Act. Please refer to “Investment in GMO Fund Described in Separate Private Placement Memorandum” below for information regarding certain risks and other information relating to SDCF.
•	FOREIGN INVESTMENT RISK
     Because the Fund may invest in foreign (non-U.S.) securities, it is subject to additional and more varied risks because the market prices of those securities may change more rapidly and to a greater degree than those of U.S. securities. The securities markets of many foreign countries are relatively small, involving securities of a limited number of companies in a small number of industries. Additionally, issuers of foreign securities may not be subject to the same degree of regulation as U.S. issuers. Reporting, accounting, and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards. Foreign portfolio transactions generally involve higher commission rates, transfer taxes, and custodial costs, and holders of foreign securities may be subject to foreign taxes on dividends and interest payable on those securities. Also, for investments in lesser developed countries, nationalization, expropriation or confiscatory taxation, adverse changes in investment, capital, or exchange control regulations (which may include suspension of the ability to transfer currency from a country), political changes, or diplomatic developments could adversely affect the Fund. In the event of a nationalization, expropriation, or other confiscation, the Fund could lose its entire investment in a foreign security.
     In addition, because the Fund may invest a significant portion of its assets in the securities of issuers based in emerging countries, it is subject to more foreign investment risk than Funds investing primarily in more developed foreign countries. These risks include: high currency exchange rate fluctuations; increased risk of default (including both government and private issuers); greater social, economic, and political uncertainty and instability (including the risk of war); more substantial governmental involvement in the economy; less governmental supervision and regulation of the securities markets and participants in those markets; controls on foreign investment, capital controls, and limitations on repatriation of invested capital and on a Fund’s ability to exchange local currencies for U.S. dollars; unavailability of currency hedging techniques; the fact that companies in emerging countries may be newly organized and may be smaller; the difference in, or lack of, auditing and financial reporting standards and resulting unavailability of material information about issuers; slower clearance and settlement; difficulties in obtaining and/or enforcing legal judgments; and significantly smaller market capitalizations of issuers. These risks may be particularly pronounced for the Fund to the extent it invests in investments tied economically to emerging countries or invests in sovereign debt of emerging countries.
•	MARKET RISK – FIXED INCOME SECURITIES AND RELATED DERIVATIVES
     The Fund is subject to market risk, which is the risk of unfavorable changes in the value of the fixed income securities in which the Fund invests. The following summarizes certain general market risks associated with investments in or exposure to fixed income securities.
     A principal risk of the Fund’s investments in fixed income securities (including bonds, notes, synthetic debt instruments, and asset-backed securities) is that the value of those securities typically changes as interest rates fluctuate. During periods of rising interest rates, fixed income securities generally decline in value. Conversely, during periods of falling interest rates, fixed income securities generally rise in value. This kind of market risk, also called “interest rate risk,” is generally greater for funds investing in fixed income securities with longer durations, although it is present, but to a lesser extent, in the Fund’s investments in shorter duration fixed income securities.
     An additional type of market risk exists for the Fund because a substantial portion of its fixed income securities holdings may consist of asset-backed securities. Those securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, or credit-card receivables. They also may be backed by pools of corporate or sovereign bonds, bank loans made to corporations, or a combination of these bonds and loans (commonly referred to as “collateralized debt obligations”). Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flows generated by the underlying assets backing the securities. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (i.e., determination as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default in payment of the obligations and the defaulted obligations exceed the credit support. The underlying obligations, in particular securities backed by pools of residential and commercial mortgages, also are subject to unscheduled prepayment, particularly during periods of falling interest rates. The Fund may be unable to invest the prepayments at as high a yield as the asset-backed security. Asset-backed securities also may be collateralized by the fees earned by service providers.
     The value of an asset-backed security may depend on the servicing of its underlying asset and is, therefore, subject to risks associated with the negligence or defalcation of its servicer. In some circumstances, the mishandling of related documentation also may affect the rights of security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in a decline in the value of the underlying assets, as well as costs and delays. The Fund also may be subject to certain risks related to investing in asset-backed securities backed by different types of consumer debt (e.g., credit-card receivables, automobile loans, educational loans, and home equity loans). See “Focused Investment Risk” above for a discussion of these risks.
     To the extent the Fund invests in fixed income securities paying no interest, such as zero coupon and principal-only and interest-only securities, it will be exposed to additional market risk.
•	MARKET RISK – EQUITY SECURITIES
     The Fund is subject to market risk, which is the risk of unfavorable changes in the value of the equity securities owned by the Fund. A principal risk of the Fund is that the equity securities in which the Fund invests will decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. Equity securities may decline in value for a number of reasons that directly relate to the issuing company, such as management performance, financial leverage, and reduced demand for the issuer’s goods or services. They also may decline in value due to factors that affect a particular industry or industries, such as labor shortages, increased production costs, or competitive conditions within an industry. In addition, they may decline in value due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally.
•	MARKET DISRUPTION AND GEOPOLITICAL RISK
     The Fund is subject to the risk that geopolitical events may disrupt securities markets and adversely affect global economies and markets generally. The war in Iraq has had a substantial effect on economies and securities markets in the U.S. and worldwide. Terrorism in the U.S. and around the world has had a similar global impact and has increased geopolitical risk. The terrorist attacks of September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar future events cannot be ruled out. War, terrorism, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Those events as well as other changes in foreign and domestic economic and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. At such times, the Fund’s exposure to the risks described elsewhere in this section, including market risk, liquidity risk, and credit and counterparty risk, can increase.
     The value of the Fund’s investments may be adversely affected by acts of terrorism and other changes in foreign and domestic economic and political conditions. In addition, market disruptions might make it difficult for the Fund to implement its investment program for a period of time. For example, a disruption may cause the Fund’s derivative counterparties to discontinue offering derivatives on certain underlying securities, reference rates, or indices or to offer such products on a more limited basis.
•	LARGE SHAREHOLDER RISK
     To the extent that shares of the Fund are held by large shareholders (e.g., institutional investors or other GMO Funds), the Fund is subject to the risk that these shareholders will reallocate or rebalance their investments. In fact, all of the Fund may be held by GMO Funds and/or separate accounts managed by the Manager for its clients. Asset allocation decisions by the Manager may result in substantial redemptions from (or investments into) the Fund. These transactions will affect the Fund, since the Fund may have to sell portfolio securities in order to satisfy redemption requests or purchase portfolio securities in order to invest cash. This risk will be particularly pronounced if one shareholder owns a substantial portion of the Fund. These transactions could adversely affect the Fund’s performance to the extent that the Fund is required to sell investments or invest cash at times when it would not otherwise do so. These transactions may also accelerate the realization of taxable income to shareholders if such sales of investments result in capital gains, and may also increase transaction costs.
•	LIQUIDITY RISK
     The Fund is exposed to liquidity risk when low trading volume, lack of a market maker, a large position, or legal restrictions limit the Fund’s ability to sell particular securities or close out derivative positions at an advantageous price. Because the Fund’s principal investment strategies involve the use of derivatives, (in particular OTC derivatives) it has increased exposure to liquidity risk. Derivatives (in particular OTC derivatives) are more likely to be fair valued (see “Determination of Net Asset Value” below). Liquidity risk also may exist when the Fund has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements or closing out a short position).

Fees and expenses
     The table below shows the expected cost of investing in the Fund.
Annual Fund operating expenses
(expenses that are paid from Fund assets as a percentage of average daily net assets):

	Class III	Class VI
Management fee	0.37%	0.37%
Shareholder Service Fee	0.15%	0.055%
Other expenses	0.05%[1]	0.05%[1]
Total annual operating expenses	0.57%	0.48%
Expense reimbursement	0.05%[2]	0.05%[2]
Net annual expenses	0.52%	0.43%

[1]	“Other expenses” reflect the aggregate of estimated direct expenses associated with an investment in the Fund and the estimated indirect net expenses associated with the Fund’s investment in other Funds of the Trust and certain other pooled investment vehicles (the “underlying Funds”). Amount does not include expenses associated with investments in the securities of unaffiliated issuers unless such issuers hold themselves out to be investment companies. Net fees and expenses of underlying Funds are estimated to be less than 0.01%. The amount indicated above reflects the Manager’s annualized estimate of the Fund’s expenses for its initial fiscal year.

[2]	The Manager has contractually agreed to reimburse the Fund for expenses incurred by the Fund through at least June 30, 2008 to the extent the Fund’s total annual operating expenses (excluding shareholder service fees, expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions, securities lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Section 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes)) exceed 0.37% of the Fund’s average daily net assets.
MANAGEMENT OF THE FUND
     GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 provides investment advisory services to the Fund and other GMO Funds. GMO is a private company, founded in 1977. As of April 30, 2007, GMO managed on a worldwide basis more than $149 billion for the GMO Funds and institutional investors, such as pension plans, endowments, and foundations.
     Subject to the approval of the Trustees, the Manager establishes and modifies when necessary the investment strategies of the Fund. In addition to its management services to the Fund, the Manager administers the Fund’s business affairs.
     The Fund pays the Manager shareholder service fees for providing client service and reporting, such as performance information reporting, client account information, personal and electronic access to Fund information, access to analysis and explanations of Fund reports, and assistance in maintaining and correcting client-related information.

     For the Fund’s initial fiscal year that ends February 29, 2008, the Manager will receive as compensation for management services rendered in such year 0.37% of each Class of the Fund’s average daily net assets.
     A discussion of the basis for the Trustees’ approval of the Fund’s initial investment advisory contract will be included in the Fund’s annual or semiannual shareholder report for the period during which the Trustees approved that contract.
     GMO’s Asset Allocation Division is responsible for day-to-day management of the Fund. The Division’s investment professionals work collaboratively to manage the Fund’s portfolio, and no one person is primarily responsible for day-to-day management of the Fund.
     Ben Inker and Jack Gray are the senior members and co-directors of the Asset Allocation Division. Mr. Inker has been a senior member of the Division since 1996 and Dr. Gray has been a senior member of the Division since 2007. As senior members and co-directors, Mr. Inker and Dr. Gray jointly allocate responsibility for portions of the Fund’s portfolio to members of the Division, oversee the implementation of trades, review the overall composition of the portfolio, including compliance with its stated investment objective and strategies, and monitor cash.
     The SAI contains other information about how GMO determines the compensation of the senior members, other accounts they manage and related conflicts, and their ownership of the Fund.
     Custodian, Fund Accounting Agent, and Transfer Agent
     State Street Bank and Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the Fund’s custodian, fund accounting agent, and transfer agent.
DETERMINATION OF NET ASSET VALUE
     The net asset value or “NAV” of each class of shares of the Fund is determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally 4:00 p.m. Eastern time. The Fund’s NAV per share for a class of shares is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, allocated to that share class by the total number of Fund shares outstanding for that class. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund.
     The value of the Fund’s investments is generally determined as follows:
Exchange-listed securities
•	Last sale price or

•	Official closing price or

•	Most recent bid price (if no reported sale or official closing price) or

•	Broker bid (if the private market is more relevant in determining market value than the exchange), based on where the securities are principally traded and their intended disposition

Unlisted securities (if market quotations are readily available)
•	Most recent quoted bid price
Certain debt obligations (if less than sixty days remain until maturity)
•	Amortized cost (unless circumstances dictate otherwise; for example, if the issuer’s creditworthiness has become impaired)
     All other fixed income securities and options on those securities (except for options written by the Fund) (includes bonds, loans, structured notes)
•	Closing bid supplied by a primary pricing source chosen by the Manager
Options written by the Fund
•	Most recent ask price
Shares of other open-end registered investment companies
•	NAV at the time of valuation of shares of the Fund
“Fair Value” Pricing
     For all other assets and securities, including derivatives, and in cases where market prices are not readily available or circumstances render an existing methodology or procedure unreliable, the Fund’s investments will be valued at “fair value,” as determined in good faith by the Trustees or pursuant to procedures approved by the Trustees.
     With respect to the Fund’s use of “fair value” pricing, you should note the following:
▶	A significant percentage of the Fund’s assets may be “fair valued.” The value of assets that are “fair valued” is determined by the Trustees or persons acting at their direction pursuant to procedures approved by the Trustees. Some of the factors that may be considered in determining “fair value” are the value of other financial instruments traded on other markets, trading volumes, changes in interest rates, observations from financial institutions, significant events (which may be considered to include changes in the value of U.S. securities or securities indices) that occur after the close of the relevant market and before the time that the Fund’s net asset value is calculated, and other news events. Although the goal of fair valuation is to determine the amount the owner of the securities might reasonably expect to receive upon their current sale, because of the subjective and variable nature of fair value pricing, the value determined for a particular security may be materially different than the value realized upon its sale.
     • The values of foreign securities quoted in foreign currencies are translated into U.S. dollars generally at 4:00 p.m. Eastern time at then current exchange rates or at such other rates as the Trustees or persons acting at their direction may determine in computing net asset value.

     • The Manager evaluates primary pricing sources from time to time, and may change any pricing source at any time. However, the Manager does not normally evaluate the prices supplied by the pricing sources on a day-to-day basis. The Manager is kept informed of erratic or unusual movements (including unusual inactivity) in the prices supplied for a security and may in its discretion override a price supplied by a source (by taking a price supplied from another) when the Manager believes that the price supplied is not reliable. Some securities may be valued on the basis of a price provided by a principal market maker. Prices provided by principal market makers may vary from the value that would be realized if the securities were sold. In addition, because the Fund may hold portfolio securities listed on foreign exchanges that trade on days on which the NYSE is closed, the net asset value of the Fund’s shares may change significantly on days when shares cannot be redeemed.
DISCLOSURE OF PORTFOLIO HOLDINGS
     The Fund has established a policy with respect to disclosure of its portfolio holdings. A description is provided in the SAI. Information regarding the Fund’s portfolio holdings as of each month’s end is made available to shareholders of the Trust, qualified potential shareholders as determined by GMO (“potential shareholders”), and their consultants or agents through a secured link on GMO’s website approximately five days after month end.
     To access this information on GMO’s website (http://www.gmo.com/america/strategies), shareholders, potential shareholders, and their consultants and agents must contact GMO to obtain a password and user name (to the extent they do not already have them) and enter into a confidentiality agreement with GMO and the Trust that permits the information to be used only for purposes determined of GMO to be in the best interest of the shareholders of the Fund.
     The Fund or GMO may suspend the posting of portfolio holdings, or the Fund may modify the disclosure policy without notice to shareholders. Once posted, the Fund’s portfolio holdings will remain available on the website at least until the Fund files a Form N-CSR (annual/semiannual report) or Form N-Q (quarterly schedule of portfolio holdings) for the period that includes the date of those holdings.
HOW TO PURCHASE SHARES
     Currently, shares of the Fund are principally available for purchase by other GMO funds and certain other accredited investors. All investors must be “accredited investors” as defined in Regulation D under the Securities Act of 1933.
     Under ordinary circumstances, you            may purchase the Fund’s shares from the Trust on any day when the NYSE is open for business. For instructions on purchasing shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com. The Trust will not accept a purchase request unless a completed GMO Trust Application is on file with GMO.
     Purchase Policies. You must submit a purchase request in good order to avoid having it rejected by the Trust. A purchase request is in good order if it includes:
•	The name of the Fund being purchased;

•	The dollar amount of the shares to be purchased;

•	The date on which the purchase is to be made (subject to receipt prior to the close of regular trading on that date);

•	Your name and/or the account number (if any) set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application; and

•	Payment in full (by check, wire, or securities).
o	If payment is not received prior to the close of regular trading on the intended purchase date, the request may be rejected unless prior arrangements have been approved for later payment.
     If the purchase request is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the purchase price for the Fund shares to be purchased is the net asset value per share determined on that day. If the purchase request is received after the close of regular trading on the NYSE, the purchase price for the Fund shares to be purchased is the net asset value per share determined on the next business day.
     To help the government fight the funding of terrorism and money laundering activities, federal law requires the Trust to verify identifying information provided by you in your GMO Trust Application. Additional identifying documentation also may be required. If the Trust is unable to verify the information shortly after your account is opened, the account may be closed and your shares redeemed at their net asset value at the time of the redemption.
     The Trust reserves the right to reject any order. In addition, without notice, the Fund may temporarily or permanently suspend sales of its shares to new investors and, in some circumstances, existing shareholders.
     There is no minimum initial or subsequent investment in the Fund.
     Funds advised or sub-advised by GMO (“Top Funds”) may purchase shares of the Fund after the close of regular trading on the NYSE (the “Cut-off Time”) and receive the current day’s price if the following conditions are met: (i) the Top Fund received a purchase request prior to the Cut-off Time on that day; and (ii) the purchases by the Top Funds of shares of the Fund are executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
     Submitting Your Purchase Order Form. Completed purchase order forms can be submitted by mail or by facsimile or other form of communication pre-approved by Shareholder Services to the Trust at:
GMO Trust
c/o Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf
Boston, Massachusetts 02110
Facsimile: (617) 439-4192
Attention: Shareholder Services
     Call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com to confirm receipt and acceptance of your purchase order form. Do not send cash, checks, or securities directly to the Trust. Purchase requests submitted by mail are “received” by the Trust when actually delivered to the Trust.
     Funding Your Investment. You may purchase shares:
•	with cash (via wire transfer or check)

▶	By wire. Instruct your bank to wire the amount of your investment to:
State Street Bank and Trust Company, Boston, Massachusetts
ABA#: 011-001-438
Attn: Transfer Agent
Credit: GMO Deposit Account 55555-4444
Further credit: GMO Special Situations Fund/Account name and number
▶	By check. All checks must be made payable to the Fund or to GMO Trust. The Trust will not accept checks payable to a third party that have been endorsed by the payee to the Trust. Mail checks to:

By U.S. Postal Service:	By Overnight Courier:
State Street Bank and Trust Company	State Street Bank and Trust Company
GMO Transfer Agent MFD 23	GMO Transfer Agent MFD 23
P.O. Box 642	200 Clarendon Street, 16th Floor
Boston, MA 02117-0642	Boston, MA 02116
•	in exchange for securities acceptable to the Manager
▶	securities must be approved by the Manager prior to transfer to the Fund

▶	securities will be valued as set forth under “Determination of Net Asset Value”
•	by a combination of cash and securities
     Frequent Trading Activity. The Trustees have approved policies and procedures designed to detect and prevent frequent trading activity that is harmful to certain other GMO Funds and their shareholders. Frequent trading strategies may be disruptive to the efficient management of such funds, materially increase portfolio transaction costs and taxes, dilute the value of shares held by long-term investors, or otherwise be harmful to such funds and their shareholders. Notwithstanding the foregoing, these policies and procedures do not limit frequent trading of the Fund because the nature of its investments make the Fund less susceptible to the effects of market timing.
HOW TO REDEEM SHARES
     Under ordinary circumstances, you may redeem the Fund’s shares on any day when the NYSE is open for business. Redemption requests should be submitted to the Trust. For instructions on redeeming shares, call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com.
     Redemption Policies. You must submit a redemption request in good order to avoid having it rejected by the Trust. A redemption request is in good order if it includes:
•	The name of the Fund being redeemed;

•	The number of shares or the dollar amount of the shares to be redeemed;

•	The date on which the redemption is to be made (subject to receipt prior to the close of regular trading on that date);

•	Your name and/or the account number set forth with sufficient clarity to avoid ambiguity;

•	The signature of an authorized signatory as identified in the GMO Trust Application; and

•	Wire instructions or registration address that match the wire instructions or registration address (as applicable) on file at GMO or confirmation from an authorized signatory that the wire instructions are valid.

     If the redemption request is received by the Trust prior to the close of regular trading on the NYSE (generally 4:00 p.m. Eastern time), the redemption price for the Fund shares to be redeemed is the net asset value per share determined on that day. If the redemption request is received after the close of regular trading on the NYSE, the redemption price for the Fund shares to be redeemed is the net asset value per share determined on the next business day unless you have instructed GMO Shareholder Services in writing to defer the redemption to another day. In the event of a disaster affecting Boston, Massachusetts, please contact GMO to confirm receipt of your redemption request. If you have instructed GMO Shareholder Services to defer the redemption to another day you may revoke your redemption request at any time prior to 4:00 p.m. Eastern time on the redemption date.
     The Trust may take up to seven days to remit proceeds. Failure to provide the Trust with a properly authorized redemption request or otherwise satisfy the Trust as to the validity of any change to the wire instructions or registration address will result in a delay in processing a redemption request or a rejection of the redemption request.
     If the Manager determines, in its sole discretion, that a redemption payment wholly or partly in cash would be detrimental to the best interests of the remaining shareholders, the Fund may pay the redemption price in whole or in part with securities held by the Fund instead of cash.
     If a redemption is paid in cash:
•	payment generally will be made in federal funds transferred to the bank account designated in writing by an authorized signatory in the GMO Trust Application to purchase the Fund shares being redeemed
▶	designation of one or more additional bank accounts or any change in the bank accounts originally designated in the GMO Trust Application must be made in writing by an authorized signatory according to the procedures in the GMO Trust Redemption Order Form
•	upon request, payment will be made by check mailed to the registration address (unless another address is specified according to the procedures in the GMO Trust Redemption Order Form).
     If a redemption is paid with securities, it is important for you to note:
•	securities used to redeem Fund shares will be valued as set forth under “Determination of Net Asset Value”

•	securities distributed by the Fund will be selected by the Manager in light of the Fund’s objective and may not represent a pro rata distribution of each security held in the Fund’s portfolio

•	you may incur brokerage charges on the sale of any securities received as a result of an in-kind redemption

•	in-kind redemptions will be transferred and delivered by the Trust as directed in writing by an authorized person.
     The Fund may suspend the right of redemption and may postpone payment for more than seven days:
•	if the NYSE is closed on days other than weekends or holidays

•	during periods when trading on the NYSE is restricted

•	during an emergency which makes it impracticable for the Fund to dispose of its securities or to fairly determine the net asset value of the Fund

•	during any other period permitted by the SEC for your protection.
     Pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, the Trust has the right to redeem Fund shares held by a shareholder unilaterally at any time if at that time: (i) the shares of the Fund or a class held by the shareholder have an aggregate net asset value of less than an amount determined from time to time by the Trustees; or (ii) the shares of the Fund or a class held by the shareholder exceed a percentage of the outstanding shares of the Fund or a class determined from time to time by the Trustees. The Trustees have authorized GMO in its sole discretion to redeem shares held by certain shareholders to prevent the shareholder from becoming an affiliated person of the Fund.
     Top Funds may redeem shares of the Fund after the Cut-off Time and receive the current day’s price if the following conditions are met: (i) the Top Fund received a redemption request prior to the Cut-off Time on that day; and (ii) the redemption of the shares of the Fund is executed pursuant to an allocation predetermined by GMO prior to that day’s Cut-off Time.
     Submitting Your Redemption Request. Redemption requests can be submitted by mail or by facsimile to the Trust at the address/facsimile number set forth under “How to Purchase Shares —Submitting Your Purchase Order Form.” Redemption requests submitted by mail are “received” by the Trust when actually delivered to the Trust. Call the Trust at (617) 346-7646 or send an e-mail to SHS@GMO.com to confirm receipt and acceptance of redemption requests.
DISTRIBUTIONS AND TAXES
     The Fund does not intend to make any distributions to its shareholders but may do so in the sole discretion of the Trustees. Shareholders should read the description below for information regarding the tax character of distributions and/or allocations, if any, from the Fund to shareholders.
     The following is a general summary of the principal U.S. federal income tax consequences to shareholders investing in the Fund. The Fund’s principal shareholders are expected to be regulated investment companies (“RICs”) as defined by the Internal Revenue Code. The summary below does not address tax consequences to shareholders of those other funds. Shareholders of those other funds should refer to the prospectuses or private placement memoranda (as applicable) and statements of additional information for those funds for a summary of the tax consequences applicable to them.
•	The Fund is treated as a partnership for federal income tax purposes. As a partnership, the Fund is not itself subject to federal income tax. Instead, each shareholder will be required to take into account its distributive share of items of Fund income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the shareholder and without regard to whether any distribution by the Fund has been or will be received. Allocations of taxable income, gain, loss, deductions, credits and tax preferences of the Fund will be made in accordance with the economics of the Fund as determined in the Fund’s discretion.

•	The Fund will provide tax information on Schedule K-1 to each shareholder following the close of the Fund’s taxable year. Each shareholder will be responsible for the preparation and filing of its own tax returns. Shareholders should expect to file for extensions for the completion of their U.S. federal, state, local and other tax returns.

•	Distributions will be made as determined in the Fund’s discretion. Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could recognize income from the Fund in excess of actual cash distributions made prior to the date the income must be distributed by a RIC shareholder or the liability for the tax on the income is otherwise due. In general, distributions (including in satisfaction of redemption requests) by the Fund to a shareholder will represent a nontaxable return of capital to that shareholder up to the amount of the shareholder’s adjusted tax basis in its Fund shares. A distribution in partial or complete redemption of a shareholder’s shares in the Fund is taxable to that shareholder as a sale or exchange only to the extent the amount of money received by the shareholder exceeds the shareholder’s tax basis in its Fund shares. Any loss may be recognized by a shareholder only if it redeems all of its Fund shares for money. Any gain recognized may be treated by a shareholder as ordinary income to the extent of its share of the Fund’s ordinary receivables (such as market discount).

•	In general, in order to qualify as a RIC, a shareholder must, among other things, derive 90% of its gross income from certain specified sources (“good income”). Because shareholders will be required to take into account their distributive share of items of Fund income for each taxable year as though such items had been realized directly by the shareholder, special tax considerations apply to Fund shareholders that are RICs. In particular, income generated from certain of the Fund’s investments and taken into account by shareholders that are RICs may not qualify as good income for those RICs. Any investment by the Fund in a wholly owned subsidiary company is expected to generate good income for shareholders that are RICs. However, there is a risk that the Internal Revenue Service could recharacterize this investment in such a manner that it could generate “bad income” (i.e., non-qualifying income) for shareholders that are RICs. The Fund believes that the risk of such a recharacterization is remote.

•	Furthermore, the Fund’s investment in a subsidiary, asset-backed securities, debt obligations issued or purchased at a discount, assets “marked to the market” for federal income tax purposes, foreign currencies, and certain types of foreign securities may increase or accelerate the recognition of income by Fund shareholders, including recognition of taxable income in excess of the cash generated by those investments.

•	The Fund’s investments in foreign securities may subject the Fund and/or shareholders, directly or indirectly, to taxation and/or tax-filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest or capital gains. In certain instances, shareholders may be entitled to claim a credit or deduction for its allocable share of certain foreign taxes incurred by the Fund. See “Taxes” in the SAI for more information.

•	The Fund’s use of derivatives and any securities lending activities may increase the amount of taxable income recognized by its shareholders.

•	An allocable share of a tax-exempt shareholder’s income will likely be “unrelated business taxable income” (“UBTI”) to the extent that the Fund borrows money (including through the use of reverse repurchase agreements) to acquire investments or invests in assets that produce UBTI.

•	Any subsidiary in which the Fund invests may be subject to U.S. withholding tax on certain categories of its U.S.-source income. All of the subsidiary’s taxable income is expected to be includible in the Fund’s income at the end of its tax year, whether or not distributed, and all of such income is expected to be ordinary.
     The above is a general summary of the principal federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents, or domestic corporations. You should consult your own tax advisers about the precise tax consequences of an investment in the Fund in light of your particular tax situation, including possible foreign, state, local, or other applicable taxes (including the federal alternative minimum tax). See “Taxes” in the SAI for more information.
INVESTMENT IN GMO FUND DESCRIBED IN SEPARATE PRIVATE PLACEMENT MEMORANDUM
     GMO Short-Duration Collateral Fund. GMO Short-Duration Collateral Fund (“SDCF”), a portfolio of the Trust, is described in a separate private placement memorandum. Shares of SDCF are not publicly offered and are principally available only to other GMO Funds and certain other accredited investors. SDCF is managed by GMO, and is intended to provide an efficient means for other GMO Funds (i) to achieve exposure to assets they might otherwise acquire directly, (ii) to invest cash held by those Funds, and/or (iii) to generate a cash-like return for those Funds.
     SDCF does not pay any investment management or shareholder service fees to the Manager. In addition, the Manager has agreed to reimburse SDCF for Fund expenses through at least June 30, 2008 (excluding fees and expenses of the independent trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions and other investment-related costs (including expenses associated with investments in any company that is an investment company or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Sections 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes), securities-lending fees and expenses, interest expense, and transfer taxes).
     SDCF’s investment objective is total return greater than that of its benchmark, the JPMorgan U.S. 3 Month Cash Index, which is independently maintained and published by JPMorgan. The Index measures the total return performance of three-month U.S. dollar euro deposits. SDCF is a non-diversified investment company within the meaning of the 1940 Act.
     SDCF seeks to achieve its investment objective by investing primarily in high quality U.S. and foreign floating rate fixed income securities. Fixed income securities in which SDCF invests include securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government). SDCF may invest a substantial portion of its assets in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations. In addition, SDCF may invest in government securities, corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements. SDCF also may use exchange-traded and over-the-counter (“OTC”) derivatives, including swap contracts, futures contracts, options on futures, options on swaps (or “swaptions”), and other types of options, and forward currency contracts. SDCF’s fixed income securities primarily have floating interest rates (or may be hedged using derivatives to convert the fixed rate interest payments into floating rate interest payments), but may also include all types of interest rate, payment, and reset terms, including fixed rate, zero coupon, contingent, deferred, and payment-in-

kind features. From time to time, SDCF may acquire or hold fixed income securities that are rated below investment grade.
     In selecting fixed income securities for SDCF’s portfolio, the Manager employs fundamental investment techniques to seek to identify securities with total return opportunities that are high relative to other fixed income securities with similar credit qualities and average lives.
     The Manager normally seeks to maintain a duration of 365 days or less for SDCF’s portfolio. SDCF may maintain that portfolio duration, for example, by investing in bonds with longer durations, but shortening the effective duration by hedging interest rate exposure through the use of derivatives. SDCF’s dollar-weighted average portfolio maturity may be substantially longer than SDCF’s dollar-weighted average portfolio duration.
     To the extent the Fund invests in SDCF, it is subject to the risks associated with an investment in fixed income securities and related derivatives. The principal risks of an investment in SDCF include Liquidity Risk, Credit and Counterparty Risk, Focused Investment Risk, Market Risk – Fixed Income Securities, Derivatives Risk, Foreign Investment Risk, Non-Diversification Risk, Market Disruption and Geopolitical Risk, Large Shareholder Risk, and Management Risk. Shareholders of the Fund are indirectly exposed to these risks, in addition to all risks associated with their investment in the Fund.

GMO TRUST
ADDITIONAL INFORMATION
     The Fund’s annual and semiannual reports to shareholders (when available) will contain additional information about the Fund’s investments. The Fund’s annual report (when available) will contain a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its initial fiscal year. The Fund’s annual and semiannual reports (when available) will be, and the Fund’s SAI is, available free of charge by writing to Shareholder Services at GMO, 40 Rowes Wharf, Boston, Massachusetts 02110 or by calling collect (617) 346-7646. Because the Fund does not publicly offer its shares, its shareholder reports and SAI are not available on GMO’s website. The SAI contains more detailed information about the Fund and is incorporated by reference into this Private Placement Memorandum, which means that it is legally considered to be part of this Private Placement Memorandum.
     You can review and copy the Private Placement Memorandum, SAI, and reports (when available) at the SEC’s Public Reference Room in Washington, D.C. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. Reports and other information about the Fund are available on the EDGAR database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.
     Shareholders who wish to communicate with the Trustees must do so by mailing a written communication, addressed as follows: To the Attention of the Board of Trustees, c/o GMO Trust Chief Compliance Officer, 40 Rowes Wharf, Boston, MA 02110.
SHAREHOLDER INQUIRIES
Shareholders may request additional
information from and direct inquiries to:
Shareholder Services at
Grantham, Mayo, Van Otterloo & Co. LLC
40 Rowes Wharf, Boston, MA 02110
1-617-346-7646 (call collect)
1-617-439-4192 (fax)
SHS@GMO.com
website: http://www.gmo.com
Investment Company Act File No. 811-04347

GMO TRUST
GMO Special Situations Fund
STATEMENT OF ADDITIONAL INFORMATION
July 27, 2007
This Statement of Additional Information is not a prospectus. It relates to the Private Placement Memorandum for GMO Special Situations Fund, dated July 27, 2007, as amended from time to time thereafter (the “Private Placement Memorandum”), and should be read in conjunction therewith. GMO Special Situations Fund (the “Fund”) is a series of GMO Trust (the “Trust”). Information from the Private Placement Memorandum is, and (when available) information from the annual report to shareholders of the Fund will be, incorporated by reference into this Statement of Additional Information. The Private Placement Memorandum and the annual report to shareholders of the Fund (when available) may be obtained free of charge from GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110, or by calling the Trust collect at (617) 346-7646.

INVESTMENT OBJECTIVES AND POLICIES
FUND INVESTMENTS
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS
USES OF DERIVATIVES
INVESTMENT RESTRICTIONS
DETERMINATION OF NET ASSET VALUE
DISTRIBUTIONS
TAXES
MANAGEMENT OF THE TRUST
INVESTMENT ADVISORY AND OTHER SERVICES
PORTFOLIO TRANSACTIONS
PROXY VOTING POLICIES AND PROCEDURES
DISCLOSURE OF PORTFOLIO HOLDINGS
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES
VOTING RIGHTS
SHAREHOLDER AND TRUSTEE LIABILITY
EX-99.(A)21 Amendment No.33 to the Declaration of Trust
EX-99.(D)49 Management Contract
EX-99.(G)1(II) Letter Amendment to the IBT Custodian Agreement
EX-99.(G)5(I) Letter Amendment to the Delegation Agreement
EX-99.(H)1(I) Letter Amendment to the Transfer Agency and Service Agreement
EX-99.(H)2 Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust
EX-99.(H)3 Amended and Restated Servicing Agreement
EX-99.(J) Consent of PricewaterhouseCoopers LLP.

INVESTMENT OBJECTIVES AND POLICIES	1

FUND INVESTMENTS	1

DESCRIPTIONS AND RISKS OF FUND INVESTMENTS	2

USES OF DERIVATIVES	34

INVESTMENT RESTRICTIONS	38

DETERMINATION OF NET ASSET VALUE	40

DISTRIBUTIONS	40

TAXES	40

MANAGEMENT OF THE TRUST	55

INVESTMENT ADVISORY AND OTHER SERVICES	62

PORTFOLIO TRANSACTIONS	66

PROXY VOTING POLICIES AND PROCEDURES	68

DISCLOSURE OF PORTFOLIO HOLDINGS	68

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES	71

VOTING RIGHTS	72

SHAREHOLDER AND TRUSTEE LIABILITY	73

APPENDIX A — COMMERCIAL PAPER AND CORPORATE DEBT RATINGS	A-1

APPENDIX B — PROXY VOTING POLICIES AND PROCEDURES	B-1

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The Fund is a series of the Trust. The Trust is a “series investment company” that consists of separate series of investment portfolios (the “Series”), each of which is represented by a separate series of shares of beneficial interest. Each Series’ manager is Grantham, Mayo, Van Otterloo & Co. LLC (the “Manager” or “GMO”). Shares of the other Series of the Trust are offered pursuant to separate prospectuses or private placement memoranda, as applicable, and statements of additional information.
INVESTMENT OBJECTIVES AND POLICIES
The investment objective and principal strategies of, and risks of investing in, the Fund are described in the Private Placement Memorandum. Unless otherwise indicated in a Private Placement Memorandum or this Statement of Additional Information, the investment objective and policies of the Fund may be changed without shareholder approval.
FUND INVESTMENTS
The following list indicates the types of investments that the Fund is generally permitted (but not required) to make. The Fund may, however, make other types of investments provided the investments are consistent with the Fund’s investment objective and policies and the Fund’s investment restrictions do not expressly prohibit it from so doing.
Investors should note that, when used in this Statement of Additional Information, the term “invest” includes both direct investing and indirect investing and the term “investments” includes both direct investments and indirect investments. For instance, the Fund may invest indirectly or make indirect investments by investing in another Fund or in derivatives and synthetic instruments with economic characteristics similar to the underlying asset or the Fund may invest indirectly or make indirect investments by investing in GMO Short-Duration Collateral Fund. Accordingly, the following list indicates the types of investments that the Fund is directly or indirectly permitted to make.
•	U.S. Equity Securities

•	Foreign Investments—Foreign Issuers[1]

•	Foreign Investments—Foreign Issuers (Traded on U.S. Exchanges)[1]

•	Foreign Investments—Emerging Countries[1]

•	Securities Lending

•	Depository Receipts

•	Convertible Securities

•	Preferred Stocks

•	Warrants and Rights

•	Options and Futures

•	Swap Contracts and Other Two-Party Contracts

•	Foreign Currency Transactions

•	Repurchase Agreements

•	Debt and Other Fixed Income Securities

•	Debt and Other Fixed Income Securities—Long and Medium Term Corporate & Government Bonds[2]

•	Debt and Other Fixed Income Securities—Short-Term Corporate & Government Bonds[2]

•	Cash and Other High Quality Investments

•	U.S. Government Securities and Foreign Government Securities

•	Real Estate Investment Trusts and other Real Estate-Related Investments

•	Asset-Backed and Related Securities

•	Adjustable Rate Securities

•	Below Investment Grade Securities

•	Zero Coupon Securities

•	Indexed Securities

•	Structured Notes

•	Firm Commitments and When-Issued Securities

•	Reverse Repurchase Agreements and Dollar Roll Agreements

•	Illiquid Securities, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities

•	Investments in Other Investment Companies or Other Pooled Investments

•	Investments in Other Investment Companies—Shares of Other GMO Trust Funds

•	Investments in Subsidiary Companies – Shares of the Fund’s Wholly-Owned Subsidiaries[3]

[1]	For more information, see, among other sections, “Fund Summary—Principal Risks of Investing in the Fund—Foreign Investment Risk” in the Private Placement Memorandum and “Descriptions and Risks of Fund Investments—Risks of Foreign Investments” herein.

[2]	For more information, see, among other sections, “Descriptions and Risks of Fund Investments—U.S. Government Securities and Foreign Government Securities” herein.

[3]	For more information, see, among other sections, “Descriptions and Risks of Fund Investment—Investments in Wholly-Owned Subsidiary” herein.
DESCRIPTIONS AND RISKS OF FUND INVESTMENTS
The following is a description of investment practices in which the Fund may engage and the risks associated with their use. The Fund may invest in other Funds of the Trust as disclosed in its Private Placement Memorandum, and is indirectly exposed to the investment practices of the Funds in which it invests (the “underlying Funds”), and is therefore subject to all risks associated with the practices of the underlying Funds. UNLESS OTHERWISE NOTED HEREIN, THE INVESTMENT PRACTICES AND ASSOCIATED RISKS DETAILED BELOW ALSO INCLUDE THOSE TO WHICH THE FUND INDIRECTLY MAY BE EXPOSED THROUGH ITS INVESTMENT IN THE UNDERLYING FUNDS. ANY REFERENCES TO INVESTMENTS MADE BY THE FUND INCLUDE THOSE THAT MAY BE MADE BOTH DIRECTLY BY THE FUND AND INDIRECTLY BY THE FUND (E.G., THROUGH ITS INVESTMENTS IN DERIVATIVES OR SYNTHETIC INSTRUMENTS OR THROUGH ITS INVESTMENTS IN THE UNDERLYING FUNDS).
Please refer to “Fund Summary” in the Private Placement Memorandum and “Fund Investments” in this Statement of Additional Information for additional information regarding the practices in which the Fund may engage.

Portfolio Turnover
Based on the Manager’s assessment of market conditions, the Manager may trade the Fund’s investments more frequently at some times than at others, resulting in a higher portfolio turnover rate. Increased portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the Fund, and may involve realization of capital gains that are taxable when distributed to shareholders of the Fund. If portfolio turnover results in the recognition of short-term capital gains, those gains typically are taxed to shareholders at ordinary income tax rates. The after-tax impact of portfolio turnover is not considered when making investment decisions for the Fund. See “Distributions and Taxes” in the Private Placement Memorandum and “Distributions” and “Taxes” in this Statement of Additional Information for more information.
Non-Diversified Portfolios
As stated in its Private Placement Memorandum, the Fund is a “non-diversified” fund under the Investment Company Act of 1940, as amended (the “1940 Act”), and as such is not required to satisfy the requirements for “diversified” funds, which require that at least 75% of the value of a diversified fund’s total assets must be represented by cash and cash items (including receivables), government securities, securities of other investment companies, and other securities that for the purposes of this calculation are limited in respect of any one issuer to not greater than 5% of the value of a fund’s total assets and not more than 10% of the outstanding voting securities of any single issuer. As a non-diversified fund, the Fund is permitted (but is not required) to invest a higher percentage of its assets in the securities of fewer issuers. That concentration could increase the risk of loss to the Fund resulting from a decline in the market value of particular portfolio securities. Investment in a non-diversified fund may entail greater risks than investment in a diversified fund.
Risks of Foreign Investments
General. Investment in foreign issuers or securities principally traded outside the United States may involve special risks due to foreign economic, political, and legal developments, including favorable or unfavorable changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation or nationalization of assets, imposition of withholding taxes on dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities. Issuers of foreign securities are subject to different, often less comprehensive, accounting, reporting, and disclosure requirements than U.S. issuers. The securities of some foreign governments, companies, and securities markets are less liquid, and at times more volatile, than comparable U.S. securities and securities markets. Foreign brokerage commissions and related fees also are generally higher than in the United States. Funds that invest in foreign securities also may be affected by different settlement practices or delayed settlements in some markets. The laws of some foreign countries may limit the Fund’s ability to invest in securities of certain issuers located in those countries. Special tax considerations also apply to investments in securities of foreign issuers and securities principally traded outside the United States.

Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. While the Fund makes reasonable efforts to stay informed of foreign reporting requirements relating to the Fund’s foreign portfolio securities (e.g., through the Fund’s brokerage contacts, publications of the Investment Company Institute, which is the national association of U.S. investment companies, the Fund’s custodial network, and, to the extent deemed appropriate by the Fund under the circumstances, local counsel in the relevant foreign country), no assurance can be given that the Fund will satisfy applicable foreign reporting requirements at all times.
Emerging Countries. The risks described above apply to an even greater extent to investments in emerging countries. The securities markets of emerging countries are generally smaller, less developed, less liquid, and more volatile than the securities markets of the United States and developed foreign countries, and disclosure and regulatory standards in many respects are less stringent. In addition, the securities markets of emerging countries are typically subject to a lower level of monitoring and regulation. Government enforcement of existing securities regulations is limited, and any such enforcement may be arbitrary and the results may be difficult to predict. In addition, reporting requirements of emerging countries with respect to the ownership of securities are more likely to be subject to interpretation or changes without prior notice to investors than more developed countries.
Many emerging countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have negative effects on their economies and securities markets.
Economies of emerging countries generally are heavily dependent on international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values, and other protectionist measures imposed or negotiated by the countries with which they trade. Economies of emerging countries also have been and may continue to be adversely affected by economic conditions in the countries with which they trade. The economies of emerging countries may be predominantly based on only a few industries or dependent on revenues from particular commodities. In many cases, governments of emerging countries continue to exercise significant control over their economies, and government actions relative to the economy, as well as economic developments generally, may affect the capacity of creditors in those countries to make payments on their debt obligations, regardless of their financial condition.
Custodial services are often more expensive and other investment-related costs higher in emerging countries than in developed countries, which could reduce the Fund’s income from investments in securities or debt instruments of emerging country issuers.
Emerging countries are more likely than developed countries to experience political uncertainty and instability, including the risk of war, terrorism, nationalization, limitations on the removal of funds or other assets, or diplomatic developments that affect U.S. investments in these countries. No assurance can be given that adverse political changes will not cause the Fund to suffer a loss of any or all of its investments (or, in the case of fixed-income securities, interest) in emerging countries.
Securities Lending
The Fund may make secured loans of its portfolio securities amounting to not more than one-third of its total assets. For these purposes, total assets include the proceeds of such loans. Securities loans are made to broker-dealers that the Manager believes to be of relatively high credit standing pursuant to agreements requiring that the loans continuously be collateralized by cash, liquid securities, or shares of other investment companies with a value at least equal to the market value of the loaned securities. If a loan is collateralized by U.S. government securities, the Fund receives a fee from the borrower. If a loan is collateralized by cash, the Fund typically invests the cash collateral for its own account in interest-bearing, short-term securities and pays a fee to the borrower that normally represents a portion of the Fund’s earnings on the collateral. As with other extensions of credit, the Fund bears the risk of delay in the recovery of the securities and of loss of rights in the collateral should the borrower fail financially. The Fund also bears the risk that the value of investments made with collateral may decline.
Voting rights or rights to consent with respect to the loaned securities pass to the borrower. The Fund has the right to call loans at any time on reasonable notice and will do so if holders of a loaned security are asked to take action on a material matter. However, the Fund bears the risk of delay in the return of the security, impairing the Fund’s ability to vote on such matters. The Manager has retained lending agents on behalf of the Fund that are compensated based on a percentage of the Fund’s return on its securities lending. The Fund also pays various fees in connection with securities loans, including shipping fees and custodian fees.
The Fund’s securities loans may or may not be structured to preserve qualified dividend income treatment on dividends paid on the loaned securities. The Fund may receive substitute payments under its loans (instead of dividends on the loaned securities) that are not eligible for treatment as qualified dividend income or the long-term capital gain tax rates applicable to qualified dividend income. See “Taxes” below for further discussion of qualified dividend income.
Depository Receipts
The Fund may invest in American Depositary Receipts (“ADRs”), Global Depository Receipts (“GDRs”), and European Depository Receipts (“EDRs”) (collectively, “Depository Receipts”). Depository Receipts generally evidence an ownership interest in a foreign security on deposit with a financial institution. Transactions in Depository Receipts usually do not settle in the same currency in which the underlying foreign securities are denominated or traded. Generally, ADRs are designed for use in the U.S. securities markets and EDRs are designed for use in European securities markets. GDRs may be traded in any public or private securities market and may represent securities held by institutions located anywhere in the world.

Convertible Securities
A convertible security is a security (a bond or preferred stock) that may be converted at a stated price within a specified period into a specified number of shares of common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation’s capital structure, but are usually subordinated to senior debt obligations of the issuer. Convertible securities provide holders, through their conversion feature, an opportunity to participate in increases in the market price of their underlying securities. The price of a convertible security is influenced by the market price of the underlying security, and tends to increase as the market price rises and decrease as the market price declines. The Manager regards convertible securities as a form of equity security.
Equity Securities
Equity securities, including convertible securities, can decline in value due to factors affecting the issuing companies, their industries, or the economy and equity markets generally. Equity securities may decline in value for a number of reasons that directly relate to the issuing company, such as management performance, financial leverage, and reduced demand for the issuer’s goods or services. They also may decline in value due to factors that affect a particular industry or industries, such as labor shortages, increased production costs, or competitive conditions within an industry. In addition, they may decline in value due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally.
Preferred Stocks
Preferred stocks include convertible and non-convertible preferred and preference stocks that are senior to common stock. Preferred stocks are equity securities that are senior to common stock with respect to the right to receive dividends and a fixed share of the proceeds resulting from the issuer’s liquidation. Some preferred stocks also entitle their holders to receive additional liquidation proceeds on the same basis as holders of the issuer’s common stock, and thus represent an ownership interest in the issuer. Depending on the features of the particular security, holders of preferred stock may bear the risks disclosed in the Private Placement Memorandum or this Statement of Additional Information regarding equity or fixed income securities.
Warrants and Rights
The Fund may purchase or otherwise receive warrants or rights. Warrants and rights generally give the holder the right to receive, upon exercise, a security of the issuer at a stated price. The Fund typically uses warrants and rights in a manner similar to its use of options on securities, as described in “Options and Futures” below. Risks associated with the use of warrants and rights are generally similar to risks associated with the use of options. Unlike most options, however, warrants and rights are issued in specific amounts, and warrants generally have longer terms than options. Warrants and rights are not likely to be as liquid as exchange-traded options backed by a recognized clearing agency. In addition, the terms of warrants or rights may limit the Fund’s ability to exercise the warrants or rights at such time, or in such quantities, as the Fund would otherwise wish.
Options and Futures
The Fund may use options and futures for various purposes, including for hedging and investment purposes. (See “Uses of Derivatives” below for more information regarding the various derivatives strategies the Fund may employ using options and futures.) The use of options contracts, futures contracts, and options on futures contracts involves risk. Thus, while the Fund may benefit from the use of options, futures, and options on futures, unanticipated changes in interest rates, securities prices, currency exchange rates, or other underlying assets or reference rates may adversely affect the Fund’s performance.
In addition, certain of the Fund’s exposure to financial options and futures may be obtained indirectly through its investment in GMO Short-Duration Collateral Fund.
Options on Securities and Indices. The Fund may purchase and sell put and call options on equity, fixed income, or other securities or indices in standardized exchanged-traded contracts. An option on a security or index is a contract that gives the holder of the option, in return for a premium, the right (but not the obligation) to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of the index underlying the option) at a specified price. Upon exercise, the writer of an option on a security has the obligation to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is required to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option.
Purchasing Options on Securities and Indices. Among other reasons, the Fund may purchase a put option to hedge against a decline in the value of a portfolio security. If such a decline occurs, the put option will permit the Fund to sell the security at the higher exercise price or to close out the option at a profit. By using put options in this manner, the Fund will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by its transaction costs. In order for a put option purchased by the Fund to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium paid by the Fund and transaction costs.
Among other reasons, the Fund may purchase call options to hedge against an increase in the price of securities the Fund anticipates purchasing in the future. If such a price increase occurs, a call option will permit the Fund to purchase the securities at the exercise price or to close out the option at a profit. The premium paid for the call option, plus any transaction costs, will reduce the benefit, if any, that the Fund realizes upon exercise of the option and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Fund. Thus, for a call option purchased by the Fund to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium paid by the Fund to the writer and transaction costs.

In the case of both call and put options, the purchaser of an option risks losing the premium paid for the option plus related transaction costs if the option expires worthless.
Writing Options on Securities and Indices. Because the Fund receives a premium for writing a put or call option, the Fund may seek to increase its return by writing call or put options on securities or indices. The premium the Fund receives for writing an option will increase the Fund’s return in the event the option expires unexercised or is closed out at a profit. The size of the premium the Fund receives reflects, among other things, the relationship of the market price and volatility of the underlying security or index to the exercise price of the option, the remaining term of the option, supply and demand, and interest rates.
The Fund may write a call option on a security or other instrument held by the Fund. In such case, the Fund limits its opportunity to profit from an increase in the market price of the underlying security above the exercise price of the option. Alternatively, the Fund may write a call option on securities in which it may invest but that are not currently held by the Fund. During periods of declining securities prices or when prices are stable, writing these types of call options can be a profitable strategy to increase the Fund’s income with minimal capital risk. However, when securities prices increase, the Fund is exposed to an increased risk of loss, because if the price of the underlying security or instrument exceeds the option’s exercise price, the Fund will suffer a loss equal to the amount by which the market price exceeds the exercise price at the time the call option is exercised, minus the premium received. Calls written on securities that the Fund does not own are riskier than calls written on securities owned by the Fund because there is no underlying security held by the Fund that can act as a partial hedge. When such a call is exercised, the Fund must purchase the underlying security to meet its call obligation or make a payment equal to the value of its obligation in order to close out the option. Calls written on securities that the Fund does not own have speculative characteristics and the potential for loss is unlimited. There is also a risk, especially with less liquid preferred and debt securities, that the securities may not be available for purchase.
The Fund also may write a put option on a security. In so doing, the Fund assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then-current market price, resulting in a loss on exercise equal to the amount by which the market price of the security is below the exercise price minus the premium received.
OTC Options. The Fund may also invest in over-the-counter (“OTC”) options. OTC options differ from exchange-traded options in that they are two-party contracts, with price and other terms negotiated between the buyer and seller, and generally do not have as much market liquidity as exchange-traded options.
Closing Options Transactions. The holder of an option may terminate its position in a put or call option it has purchased by allowing it to expire or by exercising the option. If an option is American style, it may be exercised on any day up to its expiration date. In contrast, a European style option may be exercised only on its expiration date.

In addition, a holder of an option may terminate its obligation prior to the option’s expiration by effecting an offsetting closing transaction. In the case of exchange-traded options, the Fund, as a holder of an option, may effect an offsetting closing sale transaction by selling an option of the same series as the option previously purchased. The Fund realizes a loss from a closing sale transaction if the premium received from the sale of the option is less than the premium paid to purchase the option (plus transaction costs). Similarly, if the Fund has written an option it may effect an offsetting closing purchase transaction by buying an option of the same series as the option previously written. The Fund realizes a loss from a closing purchase transaction if the cost of the closing purchase transaction (option premium plus transaction costs) is greater than the premium received from writing the option. If the Fund desires to sell a security on which it has written a call option, it will effect a closing purchase prior to or concurrently with the sale of the security. There can be no assurance, however, that a closing purchase or sale can be effected when the Fund desires to do so.
An OTC option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty.
No guarantee exists that the Fund will be able to effect a closing purchase or a closing sale with respect to a specific option at any particular time.
Risk Factors in Options Transactions. There are various risks associated with transactions in exchange-traded and OTC options. The value of options written by the Fund, which will be priced daily, will be affected by, among other factors, changes in the value of underlying securities (including those comprising an index), changes in the dividend rates of underlying securities (including those comprising an index), changes in interest rates, changes in the actual or perceived volatility of the stock market and underlying securities, and the remaining time to an option’s expiration. The value of an option also may be adversely affected if the market for the option is reduced or becomes less liquid. In addition, since an American style option allows the holder to exercise its rights any time prior to expiration of the option, the writer of an American style option has no control over the time when it may be required to fulfill its obligations as a writer of the option. This risk is not present when writing a European style option since the holder may only exercise the option on its expiration date.
The Fund’s ability to use options as part of its investment programs depends on the liquidity of the markets in those instruments. In addition, there can be no assurance that a liquid market will exist when the Fund seeks to close out an option position. If the Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If the Fund were unable to close out a call option that it had written on a portfolio security owned by the Fund, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a call option on a portfolio security, during the option’s life, the Fund foregoes the opportunity to profit from increases in the market value of the security underlying the call option above the sum of the premium and the strike price of the call, but retains the risk of loss (net of premiums received) should the price of the underlying security decline. Similarly, as the writer of a call option on a securities index, the Fund foregoes the opportunity to profit from increases in the index over the strike price of the option, though it retains the risk of loss (net of premiums received) should the price of the Fund’s portfolio securities decline.
An exchange-traded option may be closed out by means of an offsetting transaction only on a national securities exchange (“Exchange”), which generally provides a liquid secondary market for an option of the same series. If a liquid secondary market for an exchange-traded option does not exist, the Fund might not be able to effect an offsetting closing transaction for a particular option as described above. Reasons for the absence of a liquid secondary market on an Exchange include the following: (i) insufficient trading interest in some options; (ii) restrictions by an Exchange on opening or closing transactions, or both; (iii) trading halts, suspensions, or other restrictions on particular classes or series of options or underlying securities; (iv) unusual or unforeseen interruptions in normal operations on an Exchange; (v) inability to handle current trading volume; or (vi) discontinuance of options trading (or trading in a particular class or series of options) (although outstanding options on an Exchange that were issued by the Options Clearing Corporation should continue to be exercisable in accordance with their terms). In addition, the hours of trading for options on an Exchange may not conform to the hours during which the securities held by the Fund are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that may not be reflected in the options markets.
The Exchanges have established limits on the maximum number of options an investor or group of investors acting in concert may write. The Fund, the Manager, and other clients of the Manager constitute such a group. These limits restrict the Fund’s ability to purchase or sell options on a particular security.
An OTC option may be closed out only with the counterparty, although either party may engage in an offsetting transaction that puts that party in the same economic position as if it had closed out the option with the counterparty. See “Swap Contracts and Other Two-Party Contracts — Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts” for a discussion of counterparty risk and other risks associated with investing in OTC options below.
The Fund’s ability to engage in options transactions may be limited by tax considerations.
Currency Options. The Fund may purchase and sell options on currencies. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. (See “Foreign Currency Transactions” below for more information on the Fund’s use of currency options.)
Futures. To the extent consistent with applicable law, the Fund may invest in futures contracts on, among other things, financial instruments (such as a U.S. government security or other fixed income security), individual equity securities (“single stock futures”), securities indices, interest rates, currencies, and inflation indices. Futures contracts on securities indices are referred to herein as “Index Futures.”
Certain types of futures contracts are physically settled (i.e., involve the making and taking of delivery of a specified amount of an underlying security or other asset). For instance, the sale of futures contracts on foreign currencies or financial instruments creates an obligation of the seller to deliver a specified quantity of an underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. Conversely, the purchase of such futures contracts creates an obligation of the purchaser to pay for and take delivery of the underlying foreign currency or financial instrument called for in the contract for a stated price at a specified time. In some cases, the specific instruments delivered or taken, respectively, on the settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made.
Some futures contracts are cash settled (rather than physically settled), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract. In particular, Index Futures are agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to the difference between the value of a securities index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of a securities index might be a function of the value of certain specified securities, no physical delivery of these securities is made.
The purchase or sale of a futures contract differs from the purchase or sale of a security or option in that no price or premium is paid or received. Instead, an amount of cash, U.S. government securities, or other liquid assets equal in value to a percentage of the face amount of the futures contract must be deposited with the broker. This amount is known as initial margin. The amount of the initial margin is generally set by the market on which the contract is traded (margin requirements on foreign exchanges may be different than those on U.S. exchanges). Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates, making the long and short positions in the futures contract more or less valuable, a process known as “marking to the market.” For futures contracts which are cash settled, the Fund may designate or segregate liquid assets in an amount equal to the Fund’s daily marked-to-market value of such contract. Prior to the settlement date of the futures contract, the position may be closed by taking an opposite position. A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain. In addition, a commission is paid to the broker on each completed purchase and sale.
Although some futures contracts call for making or taking delivery of the underlying securities, currencies, or other underlying instrument, in most cases, futures contracts are closed before the settlement date without the making or taking of delivery by offsetting purchases or sales of matching futures contracts (i.e., with the same exchange, underlying financial instrument, currency, or index, and delivery month). If the price of the initial sale exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain. Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss. Similarly, a purchase of a futures contract is closed out by selling a corresponding futures contract. If the offsetting sale price exceeds the original purchase price, the purchaser realizes a gain, and, if the original purchase price exceeds the offsetting sale price, the purchaser realizes a loss. Any transaction costs must also be included in these calculations.

In the United States, futures contracts are traded only on commodity exchanges or boards of trade – known as “contract markets” – approved by the Commodity Futures Trading Commission (“CFTC”), and must be executed through a futures commission merchant or brokerage firm that is a member of the relevant market. The Fund may also purchase futures contracts on foreign exchanges or similar entities, which are not regulated by the CFTC and may not be subject to the same degree of regulation as the U.S. contract markets. (See “Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Foreign Exchanges” below.)
Index Futures. The Fund’s purchase and sale of Index Futures is limited to contracts and exchanges approved by the CFTC. The Fund may close open positions on an exchange on which Index Futures are traded at any time up to and including the expiration day. In general, all positions that remain open at the close of business on that day must be settled on the next business day (based on the value of the relevant index on the expiration day). Additional or different margin requirements as well as settlement procedures may apply to foreign stock Index Futures.
Interest Rate Futures. The Fund may engage in transactions involving the use of futures on interest rates. These transactions may be in connection with investments in U.S. government securities and other fixed income securities.
Currency Futures. The Fund may buy and sell futures contracts on currencies. (See “Foreign Currency Transactions” below for a description of the Fund’s use of currency futures.)
Options on Futures Contracts. Options on futures contracts give the purchaser the right in return for the premium paid to assume a long position (in the case of a call option) or a short position (in the case of a put option) in a futures contract at the option exercise price at any time during the period of the option (in the case of an American style option) or on the expiration date (in the case of European style option). Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the holder acquires a short position and the writer is assigned the opposite long position in the futures contract. Accordingly, in the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits.
The Fund may use options on futures contracts in lieu of writing or buying options directly on the underlying securities or purchasing and selling the underlying futures contracts. For example, to hedge against a possible decrease in the value of its portfolio securities, the Fund may purchase put options or write call options on futures contracts rather than selling futures contracts. Similarly, the Fund may hedge against a possible increase in the price of securities the Fund expects to purchase by purchasing call options or writing put options on futures contracts rather than purchasing futures contracts. Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying investments. (See “Foreign Currency Transactions” below for a description of the Fund’s use of options on currency futures.)

The Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits may vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.
A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same type (i.e., the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the Fund’s profit or loss on the transaction.
Risk Factors in Futures and Futures Options Transactions. Investment in futures contracts involves risk. A purchase or sale of futures contracts may result in losses in excess of the amount invested in the futures contract. If a futures contract is used for hedging, an imperfect correlation between movements in the price of the futures contract and the price of the security, currency, or other investment being hedged creates risk. Correlation is higher when the investment being hedged underlies the futures contract. Correlation is lower when the investment being hedged is different than the instrument underlying the futures contract, such as when a futures contract on an index of securities or commodities is used to hedge a single security, a futures contract on one security (e.g., U.S. Treasury bonds) is used to hedge a different security (e.g., a mortgage-backed security), or when a futures contract in one currency is used to hedge a security denominated in another currency. In the event of an imperfect correlation between a futures position and the portfolio position (or anticipated position) intended to be protected, the Fund may realize a loss on the futures contract and/or on the portfolio position intended to be protected. The risk of imperfect correlation generally tends to diminish as the maturity date of the futures contract approaches. To compensate for imperfect correlations, the Fund may purchase or sell futures contracts in a greater amount than the hedged investments if the volatility of the price of the hedged investments is historically greater than the volatility of the futures contracts. Conversely, the Fund may purchase or sell fewer futures contracts if the volatility of the price of the hedged investments is historically less than that of the futures contract.
In the case of Index Futures, changes in the price of those futures contracts may not correlate perfectly with price movements in the relevant index due to market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting margin calls, investors may close futures contracts through offsetting transactions which could distort normal correlations. Second, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market, resulting in more speculators who may cause temporary price distortions. Third, trading hours for foreign stock Index Futures may not correspond perfectly to the trading hours of the foreign exchange to which a particular foreign stock Index Future relates. As a result, the lack of continuous arbitrage may cause a disparity between the price of foreign stock Index Futures and the value of the relevant index.

The Fund also may purchase futures contracts (or options on them) as an anticipatory hedge against a possible increase in the price of a currency in which securities the Fund anticipates purchasing is denominated. In such instances, the currency may instead decline. If the Fund does not then invest in those securities, the Fund may realize a loss on the futures contract that is not offset by a reduction in the price of the securities purchased.
The Fund’s ability to engage in the futures and options on futures strategies described above depends on the liquidity of the markets in those instruments. Trading interest in various types of futures and options on futures cannot be predicted. Therefore, no assurance can be given that the Fund will be able to utilize these instruments effectively. In addition, there can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures or option on a futures contract position, and the Fund would remain obligated to meet margin requirements until the position is closed. The liquidity of a secondary market in a futures contract may be adversely affected by “daily price fluctuation limits” established by commodity exchanges to limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached, no trades of the contract may be entered at a price beyond the limit, thus preventing the liquidation of open futures positions. In the past, prices have exceeded the daily limit on several consecutive trading days. Short positions in Index Futures may be closed out only by purchasing a futures contract on the exchange on which the Index Futures are traded.
The successful use of futures contracts and related options for hedging and risk management also depends on the ability of the Manager to forecast correctly the direction and extent of movements in exchange rates, interest rates, and securities prices within a given time frame. For example, to the extent the Fund invests in fixed income securities and interest rates remain stable (or move in a direction opposite to that anticipated) during the period a futures contract or related option on those securities is held by the Fund, the Fund would realize a loss on the futures contract that is not offset by an increase in the value of its portfolio securities. As a result, the Fund’s total return would be less than if it had not used the futures.
As discussed above, a fund that purchases or sells a futures contract is only required to deposit initial and variation margin as required by relevant CFTC regulations and the rules of the contract market. Because the purchase of a futures contract obligates the Fund to purchase the underlying security or other instrument at a set price on a future date, the Fund’s net asset value will fluctuate with the value of the security or other instrument as if it were already in the Fund’s portfolio. Futures transactions have the effect of investment leverage to the extent the Fund does not maintain liquid assets equal to the face amount of the contract. If the Fund combines short and long positions, in addition to possible declines in the values of its investment securities, the Fund will incur losses if the index underlying the long futures position underperforms the index underlying the short futures position.
The Fund’s ability to engage in futures and options on futures transactions also may be limited by tax considerations.
Additional Risks of Options on Securities, Futures Contracts, and Options on Futures Contracts Traded on Foreign Exchanges. Options on securities, futures contracts, options on futures contracts, and options on currencies may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States (which are regulated by the CFTC) and may be subject to greater risks than trading on domestic exchanges. For example, some foreign exchanges may be principal markets so that no common clearing facility exists and a trader may look only to the broker for performance of the contract. The lack of a common clearing facility creates counterparty risk. If a counterparty defaults, the Fund normally will have contractual remedies against that counterparty, but may be unsuccessful in enforcing those remedies. When seeking to enforce a contractual remedy, the Fund also is subject to the risk that the parties may interpret contractual terms (e.g., the definition of default) differently. If a dispute occurs, the cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead the Fund to decide not to pursue its claims against the counterparty. The Fund thus assumes the risk that it may be unable to obtain payments owed to it under foreign futures contracts or that those payments may be delayed or made only after the Fund has incurred the costs of litigation. In addition, unless the Fund hedges against fluctuations in the exchange rate between the U.S. dollar and the currencies in which trading is done on foreign exchanges, any profits that the Fund might realize in trading could be offset (or worse) by adverse changes in the exchange rate. The value of foreign options and futures may also be adversely affected by other factors unique to foreign investing (see “Risks of Foreign Investments” above).
Swap Contracts and Other Two-Party Contracts
The Fund may use swap contracts (or “swaps”) and other two-party contracts for the same or similar purposes as options and futures. In addition, the Fund’s exposure to financial swap contracts and other related two-party contracts may be obtained indirectly through its investment in GMO Short-Duration Collateral Fund. (See “Uses of Derivatives” below for more information regarding the various derivatives strategies the Fund may employ using swap contracts and other two-party contracts.)
Swap Contracts. As described in “Uses of Derivatives” below, the Fund may directly or indirectly use various different types of swaps, such as swaps on securities and securities indices, interest rate swaps, currency swaps, credit default swaps, inflation swaps, and other types of available swap agreements. Swap contracts are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to a number of years. Under a typical swap, one party may agree to pay a fixed rate or a floating rate determined by reference to a specified instrument, rate, or index, multiplied in each case by a specified amount (“notional amount”), while the other party agrees to pay an amount equal to a different floating rate multiplied by the same notional amount. On each payment date, the parties’ obligations are netted, with only the net amount paid by one party to the other.
Swap contracts are typically individually negotiated and structured to provide exposure to a variety of different types of investments or market factors. Swap contracts may be entered into for hedging or non-hedging purposes and therefore may increase or decrease the Fund’s exposure to the underlying instrument, rate, asset or index. Swaps can take many different forms and are known by a variety of names. The Fund is not limited to any particular form or variety of swap agreement if the Manager determines it is consistent with the Fund’s investment objective and policies.

The Fund may enter into interest rate swaps to exploit misvaluations in world interest rates. In the case of an interest rate swap, the Fund may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty pay a floating rate multiplied by the same notional amount. To the extent the floating rate exceeds or falls short of the offsetting fixed rate obligation of the Fund, the Fund will receive a payment from or make a payment to the counterparty, respectively.
For example, the parties to a swap contract may agree to exchange returns calculated on a notional amount of a security, basket of securities, or securities index (e.g., S&P 500 Index). The Fund may use such swaps to gain investment exposure to the underlying security or securities where direct ownership is either not legally possible or is economically unattractive. To the extent the total return of the security, basket of securities, or index underlying the transaction exceeds or falls short of the offsetting interest rate obligation, the Fund will receive a payment from or make a payment to the counterparty, respectively.
In addition, the Fund may enter into an interest rate swap in order to protect against declines in the value of fixed income securities held by the Fund. In such an instance, the Fund may agree with a counterparty to pay a fixed rate (multiplied by a notional amount) and the counterparty pay a floating rate multiplied by the same notional amount. If interest rates rise, resulting in a diminution in the value of the Fund’s portfolio, the Fund would receive payments under the swap that would offset, in whole or in part, such diminution in value. The Fund may also enter into swaps to modify its exposure to particular currencies using currency swaps. For instance, the Fund may enter into a currency swap between the U.S. dollar and the Japanese Yen in order to increase or decrease its exposure to each such currency.
The Fund may use inflation swaps, which involve commitments to pay a regular stream of inflation indexed cash payments in exchange for receiving a stream of nominal interest payments (or vice versa), where both payment streams are based on a notional amount. The nominal interest payments may be based on either a fixed interest rate or variable interest rate, such as LIBOR. Inflation swaps may be used to hedge the inflation risk in nominal bonds (i.e., non-inflation indexed bonds), thereby creating synthetic inflation indexed bonds, or combined with U.S. Treasury futures contracts to create synthetic inflation indexed bonds issued by the U.S. Treasury. See “Indexed Securities – Inflation Indexed Bonds” below.
In addition, the Fund may directly or indirectly (through GMO Short-Duration Collateral Fund) use credit default swaps to take an active long or short position with respect to the likelihood of default by corporate (including asset-backed security) or sovereign issuers. In a credit default swap, one party pays, in effect, an insurance premium through a stream of payments to another party in exchange for the right to receive a specified return in the event of default (or similar events) by one or more third parties on their obligations. For example, in purchasing a credit default swap, the Fund may pay a premium in return for the right to put specified bonds or loans to the counterparty, such as a U.S. or foreign issuer or basket of such issuers, upon issuer default (or similar events) at their par (or other agreed-upon) value. The Fund, as the purchaser in a credit default swap, bears the risk that the investment might expire worthless. It also would be subject to counterparty risk – the risk that the counterparty may fail to satisfy its payment obligations to the Fund in the event of a default (or similar event) (see “Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts” below). In addition, as a purchaser in a credit default swap, the Fund’s investment would only generate income in the event of an actual default (or similar event) by the issuer of the underlying obligation.
The Fund also may use credit default swaps for investment purposes by selling a credit default swap, in which case the Fund will receive a premium from its counterparty in return for the Fund’s taking on the obligation to pay the par (or other agreed-upon) value to the counterparty upon issuer default (or similar events). As the seller in a credit default swap, the Fund effectively adds economic leverage to its portfolio because, in addition to its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. If no event of default (or similar event) occurs, the Fund would keep the premium received from the counterparty and would have no payment obligations.
Contracts for Differences. Contracts for differences are swap arrangements in which the parties agree that their return (or loss) will be based on the relative performance of two different groups or baskets of securities. Often, one or both baskets will be an established securities index. The Fund’s return will be based on changes in value of theoretical long futures positions in the securities comprising one basket (with an aggregate face value equal to the notional amount of the contract for differences) and theoretical short futures positions in the securities comprising the other basket. The Fund also may use actual long and short futures positions and achieve similar market exposure by netting the payment obligations of the two contracts. The Fund will only enter into contracts for differences (and analogous futures positions) when the Manager believes that the basket of securities constituting the long position will outperform the basket constituting the short position. If the short basket outperforms the long basket, the Fund will realize a loss — even in circumstances when the securities in both the long and short baskets appreciate in value.
Interest Rate Caps, Floors, and Collars. The Fund may use interest rate caps, floors, and collars for the same or similar purposes as they use interest rate futures contracts and related options and, as a result, will be subject to similar risks. See “Options and Futures – Risk Factors in Options Transactions” and “– Risk Factors in Futures and Futures Options Transactions” above. Like interest rate swap contracts, interest rate caps, floors, and collars are two-party agreements in which the parties agree to pay or receive interest on a notional principal amount. The purchaser of an interest rate cap receives interest payments from the seller to the extent that the return on a specified index exceeds a specified interest rate. The purchaser of an interest rate floor receives interest payments from the seller to the extent that the return on a specified index falls below a specified interest rate. The purchaser of an interest rate collar receives interest payments from the seller to the extent that the return on a specified index falls outside the range of two specified interest rates.
Swaptions. An option on a swap agreement, also called a “swaption,” is an OTC option that gives the buyer the right, but not the obligation, to enter into a swap on a specified future date in exchange for paying a market-based premium. A receiver swaption gives the owner the right to receive the total return of a specified asset, reference rate, or index (such as a call option on a bond). A payer swaption gives the owner the right to pay the total return of a specified asset, reference rate, or index (such as a put option on a bond). Swaptions also include options that allow one of the counterparties to terminate or extend an existing swap.
Risk Factors in Swap Contracts, OTC Options, and Other Two-Party Contracts. The most significant factor in the performance of swaps, contracts for differences, caps, floors, and collars is the change in the value of the underlying price, rate, or index level that determines the amount of payments to be made under the arrangement. If the Manager is incorrect in its forecasts of such factors, the investment performance of the Fund would be less than what it would have been if these investment techniques had not been used. If a swap or other two-party contract calls for payments by the Fund, the Fund must be prepared to make such payments when due.
In addition, the Fund may only close out a swap, contract for differences, cap, floor, collar, or OTC option (including swaption) with its particular counterparty, and may only transfer a position with the consent of that counterparty. If the counterparty defaults, the Fund will have contractual remedies, but there can be no assurance that the counterparty will be able to meet its contractual obligations or that the Fund will succeed in enforcing its rights. For example, because the contract for each OTC derivatives transaction is individually negotiated with a specific counterparty, the Fund is subject to the risk that a counterparty may interpret contractual terms (e.g., the definition of default) differently than the Fund when the Fund seeks to enforce its contractual rights. The cost and unpredictability of the legal proceedings required for the Fund to enforce its contractual rights may lead it to decide not to pursue its claims against the counterparty. The Fund, therefore, assumes the risk that it may be unable to obtain payments owed to it under an OTC derivatives contract or that those payments may be delayed or made only after the Fund has incurred the costs of litigation.
The Manager monitors the creditworthiness of OTC derivatives counterparties. Typically, the Fund will enter into these transactions only with counterparties that, at the time they enter into a transaction, have long-term debt ratings of A or higher by Standard & Poor’s (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”) (or, if unrated, have comparable credit ratings as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings if they have short-term debt ratings of A-1 by S&P and/or a comparable rating by Moody’s. The credit rating of a counterparty may be adversely affected by larger-than-average volatility in the markets, even if the counterparty’s net market exposure is small relative to its capital.
Additional Regulatory Limitations on the Use of Futures and Related Options, Interest Rate Floors, Caps and Collars, Certain Types of Swap Contracts and Related Instruments. The Fund has claimed an exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act and, therefore, is not subject to registration or regulation as a pool operator under that Act.
Foreign Currency Transactions
Foreign currency exchange rates may fluctuate significantly over short periods of time. They generally are determined by the forces of supply and demand in the foreign exchange markets, the relative merits of investments in different countries, actual or perceived changes in interest rates, and other complex factors. Currency exchange rates also can be affected unpredictably as a result of intervention (or the failure to intervene) by the U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad. Foreign currencies in which the Fund’s assets are denominated may be devalued against the U.S. dollar, resulting in a loss to the Fund.
The Fund may buy or sell foreign currencies or deal in forward foreign currency contracts, currency futures contracts and related options, and options on currencies. The Fund may use such currency instruments for hedging, investment, or currency risk management. Currency risk management may include taking active long or short currency positions relative to both the securities portfolio of the Fund and the Fund’s performance benchmark. The Fund also may purchase forward foreign exchange contracts in conjunction with U.S. dollar-denominated securities in order to create a synthetic foreign currency denominated security that approximates desired risk and return characteristics when the non-synthetic securities either are not available in foreign markets or possess undesirable characteristics.
Forward foreign currency contracts are contracts between two parties to purchase and sell a specified quantity of a particular currency at a specified price, with delivery and settlement to take place on a specified future date. A forward foreign currency contract can reduce the Fund’s exposure to changes in the value of the currency it will deliver and can increase its exposure to changes in the value of the currency it will receive for the duration of the contract. The effect on the value of the Fund is similar to the effect of selling securities denominated in one currency and purchasing securities denominated in another currency. Contracts to sell a particular foreign currency would limit any potential gain that might be realized by the Fund if the value of the hedged currency increases.
The Fund also may purchase or sell currency futures contracts and related options. Currency futures contracts are contracts to buy or sell a standard quantity of a particular currency at a specified future date and price. However, currency futures can be and often are closed out prior to delivery and settlement. In addition, the Fund may use options on currency futures contracts, which give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified currency futures contract at a fixed price during a specified period. (See “Options and Futures—Futures” above for more information on futures contracts and options on futures contracts).
The Fund also may purchase or sell options on currencies. These give their holders the right, but not the obligation, to buy (in the case of a call option) or sell (in the case of a put option) a specified quantity of a particular currency at a fixed price during a specified period. Options on currencies possess many of the same characteristics as options on securities and generally operate in a similar manner. They may be traded on an exchange or in the OTC markets. Options on currencies traded on U.S. or other exchanges may be subject to position limits, which may limit the ability of the Fund to reduce foreign currency risk using options. (See “Options and Futures—Currency Options” above for more information on currency options).

Repurchase Agreements
The Fund may enter into repurchase agreements with banks and broker-dealers. A repurchase agreement is a contract under which the Fund acquires a security (usually an obligation of the government in the jurisdiction where the transaction is initiated or in whose currency the agreement is denominated) for a relatively short period (usually less than a week) for cash and subject to the commitment of the seller to repurchase the security for an agreed-upon price on a specified date. The repurchase price exceeds the acquisition price and reflects an agreed-upon market rate unrelated to the coupon rate on the purchased security. Repurchase agreements afford the Fund the opportunity to earn a return on temporarily available cash without market risk, although the Fund does run the risk of a seller’s defaulting on its obligation to pay the repurchase price when it is required to do so. Such a default may subject the Fund to expenses, delays, and risks of loss including: (i) possible declines in the value of the underlying security while the Fund seeks to enforce its rights, (ii) possible reduced levels of income and lack of access to income during this period, and (iii) the inability to enforce its rights and the expenses involved in attempted enforcement.
Debt and Other Fixed Income Securities Generally
Debt and other fixed income securities include fixed and floating rate securities of any maturity. Fixed rate securities pay a specified rate of interest or dividends. Floating rate securities pay a rate that is adjusted periodically by reference to a specified index or market rate. Fixed and floating rate securities include securities issued by federal, state, local, and foreign governments and related agencies, and by a wide range of private issuers, and generally are referred to in this Statement of Additional Information as “fixed income securities.” Indexed bonds are a type of fixed income security whose principal value and/or interest rate is adjusted periodically according to a specified instrument, index, or other statistic (e.g., another security, inflation index, currency, or commodity). See “Adjustable Rate Securities” and “Indexed Securities” below.
Holders of fixed income securities are exposed to both market and credit risk. Market risk (or “interest rate risk”) relates to changes in a security’s value as a result of changes in interest rates. In general, the values of fixed income securities increase when interest rates fall and decrease when interest rates rise. Credit risk relates to the ability of an issuer to make payments of principal and interest. Obligations of issuers are subject to bankruptcy, insolvency and other laws that affect the rights and remedies of creditors. Fixed income securities denominated in foreign currencies also are subject to the risk of a decline in the value of the denominating currency.
Because interest rates vary, the future income of a fund that invests in fixed income securities cannot be predicted with certainty. The future income of a fund that invests in indexed securities also will be affected by changes in those securities’ indices over time (e.g., changes in inflation rates, currency rates, or commodity prices).

Cash and Other High Quality Investments
The Fund may temporarily invest a portion of its assets in cash or cash items pending other investments or to maintain liquid assets required in connection with some of the Fund’s investments. These cash items and other high quality debt securities may include money market instruments, such as securities issued by the United States Government and its agencies, bankers’ acceptances, commercial paper, and bank certificates of deposit.
U.S. Government Securities and Foreign Government Securities
U.S. government securities include securities issued or guaranteed by the U.S. government or its authorities, agencies, or instrumentalities. Foreign government securities include securities issued or guaranteed by foreign governments (including political subdivisions) or their authorities, agencies, or instrumentalities or by supra-national agencies. Different kinds of U.S. government securities and foreign government securities have different kinds of government support. For example, some U.S. government securities (e.g., U.S. Treasury bonds) are supported by the full faith and credit of the United States. Other U.S. government securities are issued or guaranteed by federal agencies or government-chartered or -sponsored enterprises but are neither guaranteed nor insured by the U.S. government (e.g., debt securities issued by the Federal Home Loan Mortgage Corporation (“Freddie Mac”), Federal National Mortgage Association (“Fannie Mae”), and Federal Home Loan Banks (“FHLBs”)). Similarly, some foreign government securities are supported by the full faith and credit of a foreign national government or political subdivision and some are not. Foreign government securities of some countries may involve varying degrees of credit risk as a result of financial or political instability in those countries or the possible inability of the Fund to enforce its rights against the foreign government. As with issuers of other fixed income securities, sovereign issuers may be unable or unwilling to make timely principal or interest payments.
Supra-national agencies are agencies whose member nations make capital contributions to support the agencies’ activities. Examples include the International Bank for Reconstruction and Development (the World Bank), the Asian Development Bank, the European Coal and Steel Community, and the Inter-American Development Bank.
As with other fixed income securities, U.S. government securities and foreign government securities expose their holders to market risk because their values typically change as interest rates fluctuate. For example, the value of U.S. government securities or foreign government securities may fall during times of rising interest rates. Yields on U.S. government securities and foreign government securities tend to be lower than those of corporate securities of comparable maturities.
In addition to investing directly in U.S. government securities and foreign government securities, the Fund may purchase certificates of accrual or similar instruments evidencing undivided ownership interests in interest payments and/or principal payments of U.S. government securities and foreign government securities. Certificates of accrual and similar instruments may be more volatile than other government securities.

Real Estate Investment Trusts and other Real Estate-Related Investments
The Fund may invest in pooled real estate investment vehicles (so-called “real estate investment trusts” or “REITs”) and other real estate-related investments such as securities of companies principally engaged in the real estate industry. In addition to REITs, companies in the real estate industry and real estate-related investments may include, for example, entities that either own properties or make construction or mortgage loans, real estate developers, and companies with substantial real estate holdings. Each of these types of investments is subject to risks similar to those associated with direct ownership of real estate. Factors affecting real estate values include the supply of real property in certain markets, changes in zoning laws, delays in completion of construction, environmental liability risks, changes in real estate values, changes in property taxes and operating expenses, levels of occupancy, adequacy of rent to cover operating expenses, and local and regional markets for competing asset classes. The value of real estate also may be affected by changes in interest rates and social and economic trends.
REITs are pooled investment vehicles that invest in real estate or real estate-related companies. The Fund may invest in different types of REITs, including equity REITs, which own real estate directly; mortgage REITs, which make construction, development, or long-term mortgage loans; and hybrid REITs, which share characteristics of equity REITs and mortgage REITs. In general, the value of a REIT’s shares changes in light of factors affecting the real estate industry. REITs are also subject to the risk of poor performance by the REIT’s manager, defaults by borrowers, self-liquidation, adverse changes in the tax laws, and, with regard to U.S. REITs, the risk of failing to qualify for tax-free pass-through of income under the Internal Revenue Code of 1986 and/or to maintain exempt status under the 1940 Act. See “Taxes” below for a discussion of special tax considerations relating to investments in U.S. REITs.
Asset-Backed and Related Securities
An asset-backed security is a fixed income security that predominantly derives its creditworthiness from cash flows relating to a pool of assets. There are a number of different types of asset-backed and related securities, including mortgage-backed securities, securities backed by other pools of collateral (such as automobile loans, credit- card receivables, and home equity loans), collateralized mortgage obligations, and collateralized debt obligations, each of which is described in more detail below.
Mortgage-Backed Securities. Mortgage-backed securities are asset-backed securities backed by pools of residential and commercial mortgages. Mortgage-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government, such as Freddie Mac, Fannie Mae, and FHLBs), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. Interest and principal payments (including prepayments) on the mortgage loans underlying mortgage-backed securities pass through to the holders of the mortgage-backed securities. Prepayments occur when the mortgagor on an individual mortgage loan prepays the remaining principal before the loan’s scheduled maturity date. Unscheduled prepayments of the underlying mortgage loans may result in early payment of the applicable mortgage-backed securities held by the Fund. The Fund may be unable to invest prepayments in an investment that provides as high a yield as the mortgage-backed securities. Consequently, early payment associated with mortgage-backed securities may cause these securities to experience significantly greater price and yield volatility than traditional fixed income securities. Many factors affect the rate of mortgage loan prepayments, including changes in interest rates, general economic conditions, the location of the property underlying the mortgage, the age of the mortgage loan, and social and demographic conditions. During periods of falling interest rates, the rate of mortgage loan prepayments usually increases, which tends to decrease the life of mortgage-backed securities. During periods of rising interest rates, the rate of mortgage loan prepayments usually decreases, which tends to increase the life of mortgage-backed securities. If the life of a mortgage-backed security is inaccurately predicted, the Fund may not be able to realize the rate of return it expected.
Mortgage-backed securities are subject to varying degrees of credit risk, depending on whether they are issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government) or by non-governmental issuers. In addition, mortgage-backed securities are subject to the risk of loss of principal if the obligors of the underlying obligations default in their payment obligations, and to certain other risks described in “Other Asset-Backed Securities” below.
Mortgage-backed securities may include Adjustable Rate Securities as such term is defined in “Adjustable Rate Securities” below.
Other Asset-Backed Securities. Similar to mortgage-backed securities, other types of asset-backed securities may be issued by agencies or instrumentalities of the U.S. government (including those whose securities are neither guaranteed nor insured by the U.S. government), foreign governments (or their agencies or instrumentalities), or non-governmental issuers. These securities include securities backed by pools of automobile loans, educational loans, home equity loans, and credit-card receivables. The underlying pools of assets are securitized through the use of trusts and special purpose entities. These securities may be subject to risks associated with changes in interest rates and prepayment of underlying obligations similar to the risks of investment in mortgage-backed securities described immediately above.
Payment of interest on asset-backed securities and repayment of principal largely depends on the cash flows generated by the underlying assets backing the securities and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements. The amount of market risk associated with asset-backed securities depends on many factors, including the deal structure (i.e., determinations as to the amount of underlying assets or other support needed to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, if any, provided for the securities, and the credit quality of the credit-support provider, if any. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default and the amounts defaulted exceed the securities’ credit support.
The value of an asset-backed security may be affected by the factors described above and other factors, such as the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets, or the entities providing the credit enhancement. The value of asset-backed securities also can depend on the ability of their servicers to service the underlying collateral and is, therefore, subject to risks associated with servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. In addition, the insolvency of entities that generate receivables or that utilize the underlying assets may result in a decline in the value of the underlying assets as well as costs and delays.
Certain types of asset-backed securities present additional risks that are not presented by mortgage-backed securities. In particular, certain types of asset-backed securities may not have the benefit of a security interest in the related assets. For example, many securities backed by credit-card receivables are unsecured. In addition, the Fund may invest in securities backed by unsecured commercial or industrial loans or unsecured corporate or sovereign debt (see “Collateralized Debt Obligations (“CDOs”)” below). Even when security interests are present, the ability of an issuer of certain types of asset-backed securities to enforce those interests may be more limited than that of an issuer of mortgage-backed securities. For instance, automobile receivables generally are secured, but by automobiles rather than by real property. Most issuers of automobile receivables permit loan servicers to retain possession of the underlying assets. In addition, because of the large number of underlying vehicles involved in a typical issue of asset-backed securities and technical requirements under state law, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the automobiles. Therefore, recoveries on repossessed automobiles may not be available to support payments on these securities.
In addition, certain types of asset-backed securities may experience losses on the underlying assets as a result of certain rights provided to consumer debtors under federal and state law. In the case of certain consumer debt, such as credit-card debt, debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on their credit-cards (or other debt), thereby reducing their balances due. For instance, a debtor may be able to offset certain damages for which a court has determined that the creditor is liable to the debtor against amounts owed to the creditor by the debtor on his or her credit-card.
Collateralized Mortgage Obligations (“CMOs”); Strips and Residuals. A CMO is a debt obligation backed by a portfolio of mortgages or mortgage-backed securities held under an indenture. The issuer of a CMO generally pays interest and prepaid principal on a monthly basis. These payments are secured by the underlying portfolio, which typically includes mortgage pass-through securities guaranteed by Freddie Mac, Fannie Mae, or the Government National Mortgage Association (“Ginnie Mae”) and their income streams, and which also may include whole mortgage loans and private mortgage bonds.
CMOs are issued in multiple classes, often referred to as “tranches.” Each class has a different maturity and is entitled to a different schedule for payments of principal and interest, including pre-payments.

In a typical CMO transaction, the issuer of the CMO bonds uses proceeds from the CMO offering to buy mortgages or mortgage pass-through certificates (the “Collateral”). The issuer then pledges the Collateral to a third party trustee as security for the CMOs. The issuer uses principal and interest payments from the Collateral to pay principal on the CMOs, paying the tranche with the earliest maturity first. Thus, the issuer pays no principal on a tranche until all other tranches with earlier maturities are paid in full. The early retirement of a particular class or series has the same effect as the prepayment of mortgage loans underlying a mortgage-backed pass-through security.
CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage- or other asset-backed securities.
The Fund also may invest in CMO residuals, which are issued by agencies or instrumentalities of the U.S. government or by private lenders of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, and investment banks. A CMO residual represents excess cash flow generated by the Collateral after the issuer of the CMO makes all required principal and interest payments and after the issuer’s management fees and administrative expenses have been paid. Thus, CMO residuals have value only to the extent income from the Collateral exceeds the amount necessary to satisfy the issuer’s debt obligations on all other outstanding CMOs. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characterization of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses, and the pre-payment experience on the mortgage assets.
CMOs also include certificates representing undivided interests in payments of interest-only or principal-only (“IO/PO Strips”) on the underlying mortgages.
IO/PO Strips and CMO residuals tend to be more volatile than other types of securities. If the underlying securities are prepaid, holders of IO/PO Strips and CMO residuals may lose a substantial portion or the entire value of their investment. In addition, if a CMO pays interest at an adjustable rate, the cash flows on the related CMO residual will be extremely sensitive to rate adjustments.
Collateralized Debt Obligations (“CDOs”). The Fund may invest in CDOs, which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”), and other similarly structured securities. CBOs and CLOs are asset-backed securities. A CBO is a trust or other special purpose vehicle backed by a pool of fixed income securities. A CLO is an obligation of a trust typically collateralized by a pool of loans, which may include domestic and foreign senior secured and unsecured loans, and subordinate corporate loans, including loans that may be rated below investment-grade, or equivalent unrated loans.
For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, which vary in risk and yield. The riskier portions are the residual, equity, and subordinate tranches, which bear some or all of the risk of default by the bonds or loans in the trust, and therefore protects the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche of a CBO trust or CLO trust typically has higher ratings and lower yields than its underlying securities, and can be rated investment grade. Despite the protection provided by the riskier tranches, senior CBO or CLO tranches can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default, the total loss of the riskier tranches due to losses in the collateral, market anticipation of defaults, fraud by the trust, and the illiquidity of CBO or CLO securities.
The risks of an investment in a CDO largely depend on the type of underlying collateral securities and the tranche in which the Fund invests. Typically, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, the Fund may characterize its investments in CDOs as illiquid, unless an active dealer market for a particular CDO allows the CDO to be purchased and sold in Rule 144A transactions. CDOs are subject to the typical risks associated with debt instruments discussed elsewhere in this Statement of Additional Information and the Private Placement Memorandum (e.g., interest rate risk and default risk). Additional risks of CDOs include: (i) the possibility that distributions from collateral securities will be insufficient to make interest or other payments, (ii) a decline in the quality of the collateral, and (iii) the possibility that the Fund may invest in a subordinate tranche of a CDO. In addition, due to the complex nature of a CDO, an investment in a CDO may not perform as expected. An investment in a CDO also is subject to the risk that the issuer and the investors may interpret the terms of the instrument differently, giving rise to disputes.
Adjustable Rate Securities
Adjustable rate securities are securities with interest rates that reset at periodic intervals, usually by reference to an interest rate index or market interest rate. Adjustable rate securities include U.S. government securities and securities of other issuers. Some adjustable rate securities are backed by pools of mortgage loans. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, changes in market interest rates or changes in the issuer’s creditworthiness may still affect their value. Because the interest rate is reset only periodically, changes in the interest rates on adjustable rate securities may lag changes in prevailing market interest rates. Also, some adjustable rate securities (or, in the case of securities backed by mortgage loans, the underlying mortgages) are subject to caps or floors that limit the maximum change in interest rate during a specified period or over the life of the security. Because of the rate adjustments, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall.
Below Investment Grade Securities
The Fund may invest some or all of its assets in securities rated below investment grade (that is, rated below BBB- by S&P or below Baa3 by Moody’s, or determined by the Manager to be of comparable quality to securities so rated) at the time of purchase, including securities in the lowest rating categories and comparable unrated securities (“Below Investment Grade Securities”) (commonly referred to as “junk bonds”). In addition, the Fund may hold securities that are downgraded to below-investment-grade status after the time of purchase by the Fund. Compared to higher quality fixed income securities, Below Investment Grade Securities offer the potential for higher investment returns but subject holders to greater credit and market risk. The ability of an issuer of Below Investment Grade Securities to meet principal and interest payments is considered speculative. The Fund’s investments in Below Investment Grade Securities are more dependent on the Manager’s own credit analysis than its investments in higher quality bonds. The market for Below Investment Grade Securities may be more severely affected than other financial markets by economic recession or substantial interest rate increases, changing public perceptions, or legislation that limits the ability of certain categories of financial institutions to invest in Below Investment Grade Securities. In addition, the market may be less liquid for Below Investment Grade Securities than for other types of securities. Reduced liquidity can affect the values of Below Investment Grade Securities, make their valuation and sale more difficult, and result in greater volatility. Because Below Investment Grade Securities are difficult to value, particularly during erratic markets, the values realized on their sale may differ from the values at which they are carried by the Fund. Some Below Investment Grade Securities in which the Fund invests may be in poor standing or in default.
Securities in the lowest investment-grade category (BBB or Baa) also have some speculative characteristics. See “Appendix A—Commercial Paper and Corporate Debt Ratings” for more information concerning commercial paper and corporate debt ratings.
Zero Coupon Securities
The Fund, if investing in “zero coupon” fixed income securities, will accrue interest income at a fixed rate based on initial purchase price and length to maturity, but the securities do not pay interest in cash on a current basis. The Fund is required to distribute the accrued income to its shareholders, even though the Fund is not receiving the income in cash on a current basis. Thus, the Fund may have to sell other investments to obtain cash to make income distributions. The market value of zero coupon securities is often more volatile than that of non-zero coupon fixed income securities of comparable quality and maturity. Zero coupon securities include IO/PO Strips.
Indexed Securities
Indexed securities are securities the redemption values and/or coupons of which are indexed to a specific instrument, index, or other statistic. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to other securities, securities or inflation indices, currencies, precious metals or other commodities, or other financial indicators. For example, the maturity value of gold-indexed securities depends on the price of gold and, therefore, their price tends to rise and fall with gold prices.
The performance of indexed securities depends on the performance of the security, security index, inflation index, currency, or other instrument to which they are indexed. Interest rate changes in the U.S. and abroad also may influence performance. Indexed securities also are subject to the credit risks of the issuer, and their values are adversely affected by declines in the issuer’s creditworthiness.

The Fund’s investments in certain indexed securities, including inflation indexed bonds, may generate taxable income in excess of the interest they pay to the Fund. See “Distributions and Taxes” in the Private Placement Memorandum and “Distributions” and “Taxes” in this Statement of Additional Information.
Currency-Indexed Securities. Currency-indexed securities have maturity values or interest rates determined by reference to the values of one or more foreign currencies. Currency-indexed securities also may have maturity values or interest rates that depend on the values of a number of different foreign currencies relative to each other.
Inverse Floating Obligations. Indexed securities in which the Fund may invest include so-called “inverse floating obligations” or “residual interest bonds” on which the interest rates typically decline as the index or reference rates, typically short-term interest rates, increase and increase as index or reference rates decline. An inverse floating obligation may have the effect of investment leverage to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index or reference rate of interest. Generally, leverage will result in greater price volatility.
Inflation Indexed Bonds. The Fund may invest in inflation indexed bonds. Inflation indexed bonds are fixed income securities whose principal value is adjusted periodically according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers use a structure that accrues inflation into the principal value of the bond. Most other issuers pay out the Consumer Price Index (“CPI”) accruals as part of a semiannual coupon.
Inflation indexed securities issued by the U.S. Treasury (or “TIPS”) have maturities of approximately five, ten or twenty years (thirty year TIPS are no longer offered), although it is possible that securities with other maturities will be issued in the future. U.S. Treasury securities pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Fund purchased an inflation indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).
If the periodic adjustment rate measuring inflation falls, the principal value of inflation indexed bonds will be adjusted downward and, consequently, the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of a TIPS, even during a period of deflation, although the inflation-adjusted principal received could be less than the inflation-adjusted principal that had accrued to the bond at the time of purchase. However, the current market value of the bonds is not guaranteed and will fluctuate. The Fund also may invest in other inflation-related bonds which may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

The value of inflation indexed bonds is expected to change in response to changes in real interest rates. Real interest rates, in turn, are tied to the relationship between nominal interest rates (i.e., stated interest rates) and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation indexed bonds. There can be no assurance, however, that the value of inflation indexed bonds will be directly correlated to changes in nominal interest rates, and short term increases in inflation may lead to a decline in their value.
Although inflation indexed bonds protect their holders from long-term inflationary trends, short-term increases in inflation may result in a decline in value. In addition, inflation indexed bonds do not protect holders from increases in interest rates due to reasons other than inflation (such as changes in currency exchange rates).
The periodic adjustment of U.S. inflation indexed bonds is tied to the Consumer Price Index for Urban Consumers (“CPI-U”), which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation, and energy. Inflation indexed bonds issued by a foreign government are generally adjusted to reflect changes in a comparable inflation index calculated by the foreign government. No assurance can be given that the CPI-U or any foreign inflation index will accurately measure the real rate of inflation in the prices of goods and services. In addition, no assurance can be given that the rate of inflation in a foreign country will correlate to the rate of inflation in the United States.
Coupon payments received by the Fund from inflation indexed bonds are included in the Fund’s gross income for the period in which they accrue. In addition, any increase in the principal amount of an inflation indexed bond constitutes taxable ordinary income to investors in the Fund, even though principal is not paid until maturity.
Structured Notes
Similar to indexed securities, structured notes are derivative debt securities, the interest rate or principal of which is determined by reference to changes in the value of a specific asset, reference rate, or index (the “reference”) or the relative change in two or more references. The interest rate or the principal amount payable upon maturity or redemption may increase or decrease, depending upon changes in the reference. The terms of a structured note may provide that, in certain circumstances, no principal is due at maturity and, therefore, may result in a loss of invested capital. Structured notes may be indexed positively or negatively, so that appreciation of the reference may produce an increase or decrease in the interest rate or value of the principal at maturity. In addition, changes in the interest rate or the value of the principal at maturity may be fixed at a specified multiple of the change in the value of the reference, making the value of the note particularly volatile.

Structured notes may entail a greater degree of market risk than other types of debt securities because the investor bears the risk of the reference. Structured notes also may be more volatile, less liquid, and more difficult to price accurately than less complex securities or more traditional debt securities.
Firm Commitments and When-Issued Securities
The Fund may enter into firm commitments and similar agreements with banks or broker-dealers for the purchase or sale of securities at an agreed-upon price on a specified future date. For example, a fund that invests in fixed-income securities may enter into a firm commitment agreement if the Manager anticipates a decline in interest rates and believes it is able to obtain a more advantageous future yield by committing currently to purchase securities to be issued later. When the Fund purchases securities on a when-issued or delayed-delivery basis, it is required to maintain on its custodian’s books and records cash, U.S. government securities, or other liquid securities in an amount equal to or greater than, on a daily basis, the amount of the Fund’s when-issued or delayed-delivery commitments. The Fund generally does not earn income on the securities it has committed to purchase until after delivery. The Fund may take delivery of the securities or, if deemed advisable as a matter of investment strategy, may sell the securities before the settlement date. When payment is due on when-issued or delayed-delivery securities, the Fund makes payment from then-available cash flow or the sale of securities, or from the sale of the when-issued or delayed-delivery securities themselves (which may have a value greater or less than what the Fund paid for them).
Reverse Repurchase Agreements and Dollar Roll Agreements
The Fund may enter into reverse repurchase agreements and dollar roll agreements with banks and brokers to enhance return. Reverse repurchase agreements involve sales by the Fund of portfolio securities concurrently with an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.
Dollar rolls are transactions in which the Fund sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date. During the roll period, the Fund foregoes principal and interest paid on the securities. The Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the “drop”) as well as by the interest earned on the cash proceeds of the initial sale.
A fund that enters into reverse repurchase agreements and dollar roll agreements maintains cash, U.S. government securities, or other liquid assets equal in value to its obligations under those agreements. If the buyer in a reverse repurchase agreement or dollar roll agreement files for bankruptcy or becomes insolvent, a fund’s use of proceeds from the sale of its securities may be restricted while the other party or its trustee or receiver determines whether to enforce the Fund’s obligation to repurchase the securities. Reverse repurchase agreements and dollar rolls are not considered borrowings by the Fund for purposes of the Fund’s fundamental investment restriction on borrowings.
Illiquid Securities, Private Placements, Restricted Securities, and IPOs and Other Limited Opportunities
The Fund may invest up to 15% of its net assets in illiquid securities. For this purpose, “illiquid securities” are securities that the Fund may not sell or dispose of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities.
A repurchase agreement maturing in more than seven days is considered illiquid, unless it can be terminated after a notice period of seven days or less.
The Manager also may deem certain securities to be illiquid as a result of the Manager’s receipt from time to time of material, non-public information about an issuer, which may limit the Manager’s ability to trade such securities for the account of any of its clients, including the Fund. In some instances, these trading restrictions could continue in effect for a substantial period of time.
As long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.
Private Placements and Restricted Investments. Illiquid securities include securities of private issuers, securities traded in unregulated or shallow markets, and securities that are purchased in private placements and are subject to legal or contractual restrictions on resale. Because relatively few purchasers of these securities may exist, especially in the event of adverse market or economic conditions or adverse changes in the issuer’s financial condition, the Fund could have difficulty selling them when the Manager believes it advisable to do so or may be able to sell them only at prices that are lower than if they were more widely held. Disposing of illiquid securities may involve time-consuming negotiation and legal expenses, and selling them promptly at an acceptable price may be difficult or impossible.
While private placements may offer attractive opportunities not otherwise available in the open market, the securities purchased are usually “restricted securities” or are “not readily marketable.” Restricted securities cannot be sold without being registered under the Securities Act of 1933, unless they are sold pursuant to an exemption from registration (such as Rules 144 or 144A). Securities that are not readily marketable are subject to other legal or contractual restrictions on resale. The Fund may have to bear the expense of registering restricted securities for resale and the risk of substantial delay in effecting registration. A fund selling its securities in a registered offering may be deemed to be an “underwriter” for purposes of Section 11 of the Securities Act of 1933. In such event, the Fund may be liable to purchasers of the securities under Section 11 if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading, although the Fund may have a due diligence defense.
At times, the inability to sell illiquid securities can make it more difficult to determine their fair value for purposes of computing the Fund’s net asset value. The judgment of the Manager normally plays a greater role in valuing these securities than in valuing publicly traded securities.
IPOs and Other Limited Opportunities. The Fund may purchase securities of companies that are offered pursuant to an initial public offering (“IPO”) or other similar limited opportunities. Although companies can be any age or size at the time of their IPO, they are often smaller and have a limited operating history, which involves a greater potential for the value of their securities to be impaired following the IPO. The price of a company’s securities may be highly unstable at the time of its IPO and for a period thereafter due to factors such as market psychology prevailing at the time of the IPO, the absence of a prior public market, the small number of shares available, and limited availability of investor information. Securities purchased in IPOs have a tendency to fluctuate in value significantly shortly after the IPO relative to the price at which they were purchased. These fluctuations could impact the net asset value and return earned on the Fund’s shares. Investors in IPOs can be adversely affected by substantial dilution in the value of their shares, by sales of additional shares, and by concentration of control in existing management and principal shareholders. In addition, all of the factors that affect the performance of an economy or equity markets may have a greater impact on the shares of IPO companies. IPO securities tend to involve greater risk due, in part, to public perception and the lack of publicly available information and trading history.
Investments in Other Investment Companies or Other Pooled Investments
Subject to applicable regulatory requirements, the Fund may invest in shares of both open- and closed-end investment companies (including exchange-traded funds (“ETFs”) and money market funds). Investing in another investment company exposes the Fund to all the risks of that investment company and, in general, subjects it to a pro rata portion of the other investment company’s fees and expenses. The Fund also may invest in private investment funds, vehicles, or structures.
ETFs are hybrid investment companies that are registered as open-end investment companies or unit investment trusts (“UITs”) but possess some of the characteristics of closed-end funds. ETFs typically hold a portfolio of common stocks that is intended to track the price and dividend performance of a particular index. Common examples of ETFs include S&P Depositary Receipts (“SPDRs”) and iShares, which may be purchased from the UIT or investment company issuing the securities or in the secondary market (SPDRs are listed on the American Stock Exchange and iShares are listed on the New York Stock Exchange). The market price for ETF shares may be higher or lower than the ETF’s net asset value. The sale and redemption prices of ETF shares purchased from the issuer are based on the issuer’s net asset value.
The Fund also may invest without limitation in GMO Short-Duration Collateral Fund. These investments are not made in reliance on the fund of funds exemption provided in Section 12(d)(1)(G) of the 1940 Act, but instead are made in reliance on an SEC exemptive order obtained by the Manager and the Trust permitting Funds of the Trust to operate as funds of funds. To the extent the Fund invests in GMO Short-Duration Collateral Fund, shareholders of the Fund will not bear directly any of the operating fees and expenses of GMO Short-Duration Collateral Fund, but indirectly will bear a proportionate share of this Fund’s operating fees and expenses.
Short Sales
The Fund may seek to hedge investments or realize additional gains through short sales. The Fund may make short sales “against the box,” meaning the Fund may make short sales where the Fund owns, or has the right to acquire at no added cost, securities identical to those sold short. If the Fund makes a short sale against the box, the Fund will not immediately deliver the securities sold and will not immediately receive the proceeds from the sale. However, the Fund is required to hold securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into such securities) while the short sale is outstanding. Once the Fund closes out its short position by delivering the securities sold short, it will receive the proceeds of the sale. The Fund will incur transaction costs, including interest, in connection with opening, maintaining, and closing short sales against the box.
In addition, the Fund may make short sales that are not against the box, which are transactions in which a Fund sells a security it does not own, in anticipation of a decline in the market value of that security. To complete such a transaction, the Fund must borrow the security to make delivery to the buyer. The Fund then is obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to repay the lender any dividends or interest which accrue during the period of the loan. To borrow the security, the Fund also may be required to pay a premium, which would increase the cost of the security sold. The net proceeds of the short sale will be retained by the broker, to the extent necessary to meet margin requirements, until the short position is closed out. A Fund also will incur transaction costs in effecting short sales that are not against the box.
The Fund will incur a loss as a result of the short sale if the price of the security or index increases between the date of the short sale and the date on which the Fund replaces the borrowed security. The Fund will realize a gain if the price of the security declines between those dates. The amount of any gain will be decreased, and the amount of any loss increased, by the amount of the premium, dividends or interest the Fund may be required to pay in connection with a short sale. Whenever the Fund engages in short sales, it identifies liquid and unencumbered assets in an amount that, when combined with the amount of collateral deposited with the broker in connection with the short sale, equals the current market value of the security sold short. Short sales that are not against the box involve a form of investment leverage, and the amount of the Fund’s loss on such a short sale is theoretically unlimited. Under adverse market conditions, the Fund may have difficulty purchasing securities to meet its short sale delivery obligations, and may have to sell portfolio securities to raise the capital necessary to meet its short sale obligations at a time when it would be unfavorable to do so. In addition, the Fund may have difficulty purchasing securities to meet its delivery obligations in the case of less liquid securities sold short by the Fund such as certain emerging country securities or securities of companies with smaller market capitalizations.
Investments in Wholly-Owned Subsidiaries
The Fund may invest in one or more wholly-owned, non-U.S. subsidiary companies and the Fund will be indirectly exposed to the risks of its subsidiaries’ investments. GMO serves as the investment manager to the Fund’s subsidiaries, but does not receive any additional management or other fees in respect of such services. In addition, State Street Bank and Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as each subsidiary’s custodian, transfer agent, and fund accounting agent. Pursuant to each subsidiary’s organizational documents, in certain circumstances, the subsidiary has an obligation to indemnify its officers, directors, and certain other parties.
USES OF DERIVATIVES
Introduction and Overview
This overview outlines various ways in which the Fund may use different types of exchange-traded and OTC derivatives in implementing its investment programs. It is intended to supplement the information included in the Private Placement Memorandum and the information provided in the “Fund Investments” and “Descriptions and Risks of Fund Investments” sections of this Statement of Additional Information. As indicated in its Private Placement Memorandum and in this Statement of Additional Information, the Fund may use the derivatives and engage in the derivatives strategies described below directly and/or indirectly through its investment in its wholly owned subsidiary companies or in GMO Short-Duration Collateral Fund. This overview, however, is not intended to be exhaustive and the Fund may use types of derivatives and/or employ derivatives strategies not otherwise described in this Statement of Additional Information or the Private Placement Memorandum.
In addition, the Fund may decide not to employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. Also, suitable derivatives transactions may not be available in all circumstances and there can be no assurance that the Fund will be able to identify or employ a desirable derivatives transaction at any time or from time to time, or that any such transactions will be successful.
Note: Unless otherwise noted below in this section, the uses of derivatives discussed herein only refer to the Fund’s direct use of such derivatives. As indicated in the Private Placement Memorandum and in the “Fund Investments” section of this Statement of Additional Information, the Fund may invest in other Funds of the Trust, which, in turn, may use types of derivatives and/or employ derivatives strategies that differ from those described in this Statement of Additional Information or the Private Placement Memorandum.
Function of Derivatives in Funds. The types of derivatives used and derivatives strategies employed by the Fund and the extent the Fund uses derivatives varies. The Fund may use exchange-traded and OTC financial derivatives, as part of its investment program. To a significant extent, specific market conditions may influence the Manager’s choice of derivatives and derivatives strategies for the Fund.
Counterparty Creditworthiness. As discussed above, the Manager monitors the creditworthiness of OTC derivatives counterparties. Typically, the Fund will enter into these transactions only with counterparties that, at the time they enter into a transaction, have long-term debt ratings of A or higher by S&P or Moody’s (or, if unrated, have comparable credit ratings as determined by the Manager). Short-term derivatives may be entered into with counterparties that do not have long-term debt ratings if they have short-term debt ratings of A-1 by S&P and/or a comparable rating by Moody’s. See “Appendix A—Commercial Paper and Corporate Debt Ratings” for an explanation of short-term debt ratings.
Use of Derivatives (other than Foreign Currency Derivative Transactions) by the Fund
Types of Derivatives (other than Foreign Currency Derivative Transactions) That May Be Used by the Fund
Options, futures contracts, and related options on bonds or other securities as well as baskets or indices of securities
Swap contracts, including interest rate swaps, swaps on an index, a single fixed income security, or a basket of fixed income securities, credit default swaps, inflation swaps, and contracts for differences
Swaptions
Contracts for differences, i.e., swaps on an index, a single equity security, or a basket of equity securities that contain both long and short equity components
Structured or indexed notes
Warrants and rights
Futures contracts and related options on bonds as well as baskets or indices of securities
Uses of Derivatives (other than Foreign Currency Derivative Transactions) by the Fund
Hedging
Traditional Hedging: The Fund may use bond futures, related options, bond options, swap contracts, and swaptions to hedge against a market or credit risk already generally present in the Fund. For instance, the Fund may use credit default swaps to take an active long or short position with respect to the likelihood of default by corporate (including asset-backed security) or sovereign issuers. The Fund also may use short equity futures, related options, and short swap contracts to hedge against an equity risk already generally present in the Fund.
Anticipatory Hedging: In anticipation of significant purchases of a security or securities, the Fund may hedge market risk (the risk of not being invested in the securities) by purchasing long futures contracts or entering into long swap contracts to obtain market exposure until the purchase is completed. Conversely, in anticipation of significant cash redemptions, the Fund may sell futures contracts or enter into short swap contracts to allow it to dispose of securities in a more orderly fashion.

The Fund is not subject to any limit on the absolute face value of derivatives used for hedging purposes.
Investment
The Fund may use derivatives (including futures contracts, related options, swap contracts, and swaptions) instead of investing directly in securities. In particular, the Fund may use swaps on an index, a single fixed income security, or a basket of fixed income securities to gain investment exposure to fixed income securities in situations where direct ownership is not permitted or is economically unattractive.
If a foreign derivative position is non-U.S. dollar denominated, the Fund may use a foreign currency forward in conjunction with a long derivative position to achieve the effect of investing directly.
The Fund also may use credit default swaps for investment purposes, in which case the Fund will receive the premium from its counterparty but would be obligated to pay the par (or other agreed-upon) value of the defaulted bonds or loans upon issuer default to the counterparty.
Risk Management
The Fund may use swaps as well as options, futures, and related options to achieve what the Manager believes to be the optimal exposure to particular interest rate markets or individual countries, indices, sectors or issuers. From time to time, derivatives may be used prior to actual sales and purchases.
The Fund is not limited in the extent to which it uses derivatives or in the absolute face value of its derivative positions. As a result, the Fund may be leveraged in terms of aggregate exposure of its assets, and its net long exposure may exceed 100% of its net assets.
Other Uses
The Fund may employ additional derivatives strategies to help implement its investment strategies. For instance, the Manager may decide to alter the interest rate exposure of debt instruments by employing interest rate swaps. This strategy enables the Fund to maintain its investment in the credit of an issuer through the debt instrument but adjust its interest rate exposure through the swap. With these swaps, the Fund and its counterparties exchange interest rate exposure, such as fixed vs. variable and shorter duration vs. longer duration.
In addition, the Fund may employ the foreign currency derivative transactions described below.

Use of Foreign Currency Derivative Transactions by the Fund
Note: As noted above, the Fund may use the derivatives and engage in the derivatives strategies described below directly and/or indirectly through its investment in its wholly-owned subsidiary companies or other Funds of the Trust (which are not offered through the Private Placement Memorandum).
Foreign Currency Derivative Transactions That May Be Employed by the Fund
Buying and selling spot currencies
Forward foreign currency contracts
Currency futures contracts and related options
Options on currencies
Currency swap contracts
Uses of Foreign Currency Derivative Transactions by the Fund
Hedging
Traditional Hedging: The Fund may use derivatives — generally short forward or futures contracts - to hedge back into the U.S. dollar the foreign currency risk inherent in its portfolio. The Fund is not required to hedge any of its currency risk.
Anticipatory Hedging: If the Fund enters into a contract for the purchase of, or anticipates the need to purchase, a security denominated in a foreign currency, it may “lock in” the U.S. dollar price of the security by buying the foreign currency or using currency forwards or futures.
Cross Hedging: The Fund may hedge exposure to a foreign currency by using derivatives that hedge that risk to a third currency, not necessarily the U.S. dollar. For example, if the Fund holds Japanese bonds, but the Manager believes the Yen is likely to decline against the Euro (but not necessarily the U.S. dollar), the Manager may implement a cross hedge to take a short position in the Yen and take a long position in the Euro. This may be implemented with a traditional hedge of the Yen to U.S. dollars in addition to a purchase of Euros using those U.S. dollars.
Proxy Hedging: The Fund may hedge the exposure of a given foreign currency by using an instrument denominated in a different currency that the Manager believes is highly correlated to the currency being hedged.
Investment
The Fund may enter into currency forwards or futures contracts in conjunction with entering into a futures contract on a foreign index to create synthetic foreign currency denominated securities.
Risk Management
Subject to certain limitations, the Fund may use foreign currency derivatives for risk management. Thus, the Fund may have foreign currency exposure that is different (in some cases, significantly different) than the currency exposure represented by its portfolio investments. That exposure may include long and short exposure to particular currencies beyond the exposure represented by the Fund’s investment in securities denominated in that currency.
The Fund’s net aggregate foreign currency exposure typically will not exceed 100% of its net assets. However, the Fund’s foreign currency exposure may differ (in some cases significantly) from the currency exposure represented by its equity investments.
INVESTMENT RESTRICTIONS
Fundamental Restrictions:
The following are Fundamental Investment Restrictions of the Fund, which may not be changed without shareholder approval:
(1) The Fund may not borrow money except under the following circumstances: (i) the Fund may borrow money from banks so long as after such a transaction, the total assets (including the amount borrowed) less liabilities other than debt obligations, represent at least 300% of outstanding debt obligations; (ii) the Fund may also borrow amounts equal to an additional 5% of its total assets without regard to the foregoing limitation for temporary purposes, such as for the clearance and settlement of portfolio transactions and to meet shareholder redemption requests; and (iii) the Fund may enter into transactions that are technically borrowings under the 1940 Act because they involve the sale of a security coupled with an agreement to repurchase that security (e.g., reverse repurchase agreements, dollar rolls, and other similar investment techniques) without regard to the asset coverage restriction described in (i) above, so long as and to the extent that the Fund’s custodian earmarks and maintains cash and/or high-grade debt securities equal in value to its obligations in respect of these transactions.
Under current pronouncements of the SEC staff, the above types of transactions are not treated as involving senior securities so long as and to the extent that the Fund’s custodian earmarks and maintains liquid assets, such as cash, U.S. government securities or other appropriate assets equal in value to its obligations in respect of these transactions.
(2) The Fund may not underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, it may be deemed to be an underwriter under federal securities laws.
(3) The Fund may not purchase or sell real estate, although it may purchase securities of issuers which deal in real estate, including securities of real estate investment trusts, and may purchase securities which are secured by interests in real estate.
(4) The Fund may not make loans, except by purchase of debt obligations or by entering into repurchase agreements or through the lending of the Fund’s portfolio securities. Loans of portfolio securities may be made with respect to up to 33 1/3% of the Fund’s total assets.
(5) The Fund may not concentrate more than 25% of the value of its total assets in any one industry.

(6) The Fund may not purchase or sell commodities or commodity contracts, except that the Fund may purchase and sell financial futures contracts and options thereon.
(7) The Fund may not issue senior securities, as defined in the 1940 Act and as amplified by rules, regulations and pronouncements of the SEC. The SEC has concluded that even though reverse repurchase agreements, firm commitment agreements and standby commitment agreements fall within the functional meaning of the term “evidence of indebtedness,” the issue of compliance with Section 18 of the 1940 Act will not be raised with the SEC by the Division of Investment Management if the Fund covers such securities by earmarking and maintaining certain assets on the books and records of the Fund’s custodian. Similarly, so long as such earmarked assets are maintained, the issue of compliance with Section 18 will not be raised with respect to any of the following: any swap contract or contract for differences; any pledge or encumbrance of assets permitted by Non-Fundamental Restriction (4) below; any borrowing permitted by Fundamental Restriction (1) above; any collateral arrangements with respect to initial and variation margin; and the purchase or sale of options, forward contracts, futures contracts or options on futures contracts.
Non-Fundamental Restrictions:
The following are Non-Fundamental Investment Restrictions of the Fund, which may be changed by the Trustees without shareholder approval:
(1) The Fund may not make investments for the purpose of gaining control of a company’s management; however, this restriction shall not apply with respect to the Fund’s investments in one or more wholly-owned subsidiaries.
(2) The Fund may not invest more than 15% of its net assets in illiquid securities. For this purpose, “illiquid securities” may include certain restricted securities under the federal securities laws (including illiquid securities eligible for resale under Rules 144 or 144A), repurchase agreements, and securities that are not readily marketable. To the extent the Trustees determine that restricted securities eligible for resale under Rules 144 or 144A (safe harbor rules for resales of securities acquired under Section 4(2) private placements) under the Securities Act of 1933, repurchase agreements, and securities that are not readily marketable, are in fact liquid, they will not be included in the 15% limit on investment in illiquid securities.
Repurchase agreements maturing in more than seven days are considered illiquid, unless an agreement can be terminated after a notice period of seven days or less.
For so long as the SEC maintains the position that most swap contracts, caps, floors, and collars are illiquid, the Fund will continue to designate these instruments as illiquid for purposes of its 15% illiquid limitation unless the instrument includes a termination clause or has been determined to be liquid based on a case-by-case analysis pursuant to procedures approved by the Trustees.
Except as indicated above in Fundamental Restriction (1), all percentage limitations on investments set forth herein and in the Private Placement Memorandum will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.
The phrase “shareholder approval,” as used in the Private Placement Memorandum and in this Statement of Additional Information, and the phrases “vote of a majority of the outstanding voting securities” and “the approval of shareholders,” as used herein with respect to the Fund, mean the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. Except for policies and restrictions that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information, the investment policies and restrictions of the Fund may be changed by the Trust’s Trustees without the approval of shareholders of the Fund. Policies and restrictions of the Fund that are explicitly described as fundamental in the Private Placement Memorandum or this Statement of Additional Information cannot be changed without the approval of shareholders of the Fund.
DETERMINATION OF NET ASSET VALUE
The net asset value (“NAV”) per share of the Fund will be determined as of the close of regular trading on the New York Stock Exchange (“NYSE”), generally 4:00 p.m. Eastern time. The Fund will not determine its NAV on any day when the NYSE is closed for business. The Fund also may elect not to determine its NAV on days during which no share is tendered for redemption and no order to purchase or sell a share is received by the Fund. Please refer to “Determination of Net Asset Value” in the Private Placement Memorandum for additional information.
DISTRIBUTIONS
The Private Placement Memorandum describes the distribution policies of the Fund under the heading “Distributions and Taxes.”
The Fund does not intend to make any distributions to its shareholders but may do so in the sole discretion of the Trustees. It is the policy of the Fund to declare and pay any distributions in the sole discretion of the Trustees of the Fund.
TAXES
Certain Federal Income Tax Considerations
This section contains a summary of U.S. federal tax considerations for shareholders who are United States persons. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), and upon judicial decisions, U.S. Treasury regulations, Internal Revenue Service (the “Service” or “IRS”) rulings and other administrative materials interpreting the Code, all of which are subject to change that may or may not be retroactive. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to the Fund or to all categories of investors, some of whom may be subject to special rules. The Fund’s shareholders are other Funds of the Trust and certain accredited investors. The following summary does not discuss the tax consequences to the shareholders of those other Funds of the Trust, of distributions by those Funds to their shareholders, or of the sale of shares of those Funds by their shareholders. The tax consequences of an investment in the Fund will depend not only on the nature of the Fund’s operations and the then applicable federal tax principles, but also on certain factual determinations which cannot be made at this time, and upon a particular shareholder’s individual circumstances. Investors should consult their own tax advisers regarding the tax consequences to them of an investment in the Fund in light of their particular circumstances including under laws of their residence or domicile and any other local, state, or federal laws.
Fund Status
For U.S. federal income tax purposes, the Fund expects to be treated as a partnership rather than as an association taxable as a corporation. The remainder of this discussion assumes that it will be so classified. As a partnership, the Fund will not be subject to U.S. federal income tax. The Fund intends to monitor the number of its shareholders so as not to be treated as a “publicly traded partnership.”
Tax Determinations, Requests for Information, Elections, and Tax Matters Partner
The Manager will have considerable authority to make decisions affecting the tax treatment and procedural rights of the shareholders. The Manager, at its option, will make all tax determinations and oversee elections for the Fund including, pursuant to Section 754, an election to adjust the basis of Fund property in the case of a distribution of Fund property or a transfer of an interest in the Fund. The Manager will decide how to report Fund items on the tax returns of the Fund, and all shareholders are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency.
At the request of the Fund, investors may be required to provide the Fund with information about the tax basis of their interest in the Fund upon a redemption or transfer of Fund shares.
The Manager, or, in the event that the Manager is not a shareholder of the Fund, such other shareholder of the Fund as may be designated from time to time by the Manager, will be the “Tax Matters Partner,” as defined in Section 6231 of the Code, for the Fund. In the event the income tax return of the Fund is audited by the Service, the tax treatment of the Fund’s income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the shareholders. The Tax Matters Partner generally will have the authority to negotiate, settle or to contest any adjustments proposed by the Service as a result of any such audits. An audit at the Fund level may result in an extension of the statute of limitations on assessments of deficiencies with respect to Fund items included in shareholders’ returns. There can be no assurance that the Fund will not be audited and that adjustments will not be made.
Taxation of Shareholders
Each shareholder will be required to take into account in computing his or her U.S. federal income tax liability his or her allocable share of the Fund’s income, gains, losses, deductions, credits and tax preference items for any taxable year of the Fund ending with or within the taxable year of such shareholder without regard to whether he or she has received or will receive a cash distribution from the Fund. In general, cash distributions by the Fund to a shareholder will represent a nontaxable return of capital up to the amount of such shareholder’s adjusted tax basis in its Fund shares.
The amount of tax due, if any, with respect to gains and income of the Fund is determined separately for each shareholder. The Fund will be required to file an information return on IRS Form 1065 and, following the close of the Fund’s taxable year, to provide each shareholder with a Schedule K-l indicating such shareholder’s allocable share of the Fund’s income, gain, losses, deductions, credits and items of tax preference. Each shareholder, however, is responsible for keeping his or her own records for determining such shareholder’s tax basis in his or her Fund interest and calculating and reporting any gain or loss resulting from the Fund distribution or disposition of the Fund interest.
The Fund will use the accrual method of accounting to determine its net profits or net losses for U.S. federal income tax purposes. The Fund will adopt a taxable year ending on the 28th day of February as its taxable year for accounting and income tax purposes. In the unlikely event, however, that one or more shareholders having an aggregate interest in Fund profits and capital of more than 50%, or all shareholders having a 5% or greater interest in Fund profits or capital, have a different taxable year, the Fund may be required to adopt or change its taxable year. Such an event may accelerate a shareholder’s recognition of its allocable share of the Fund’s income, gains, loss, deduction, credits and tax preference items.
Fund Allocations
For United States federal, state and local income tax purposes, the income, gains, losses, deductions and credits of the Fund are allocated among the shareholders so as to reflect, in the judgment of the Manager, the interests of the shareholders in the Fund. Although separate capital contributions are generally treated as made by different shareholders for some purposes, in general they will not be so treated for tax purposes. The Manager, in consultation with the Fund’s tax advisor, is authorized to select and modify allocations to comply with applicable tax regulations, to make all tax determinations, to oversee all tax elections, and to make special allocations of specific items, including items of gross gain or loss to redeeming shareholders, which could result in shareholders receiving more or less gain or loss than they would in the absence of such special allocations. By purchasing shares of the Fund, the shareholders agree to be bound by these allocations, elections and determinations. The IRS may successfully challenge any of the foregoing, in which case a U.S. shareholder may be allocated more or less of any tax item, and the U.S. shareholder may receive allocations that do not correspond with the shareholder’s economic interest in the Fund.
Distributions and Adjusted Basis
A shareholder’s adjusted basis in his or her interest will initially equal the amount of cash, and, if any, the adjusted basis in other property the shareholder has contributed for the interest and will be increased by the shareholder’s proportionate share of Fund income and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Fund to the shareholder and such shareholder’s distributive share of Fund losses. In addition, (1) a shareholder’s basis includes the shareholder’s share of the Fund’s liabilities, and (2) decreases in the shareholder’s share of liabilities are treated as cash distributions.

A current cash distribution by the Fund with respect to shares held by a shareholder will result in gain to that shareholder only to the extent that the amount of cash distributed exceeds the shareholder’s adjusted basis in its Fund shares. A current distribution will reduce the shareholder’s adjusted basis in its Fund shares, but not below zero. Gain recognized as a result of such distributions will be considered gain from the sale or exchange of such shareholder’s shares in the Fund. Loss will not be recognized by a shareholder as a result of a current distribution by the Fund.
In general, a shareholder that receives cash in connection with the shareholder’s complete withdrawal from the Fund will recognize capital gain or loss to the extent of the difference between the proceeds received by such shareholder and such shareholder’s adjusted tax basis in its interest immediately before the distribution. Gain or loss recognized as a result of a complete withdrawal from the Fund generally will be short-term or long-term capital gain, depending on the shareholder’s holding period for its interest in the Fund, except that a shareholder will recognize ordinary income, rather than capital gain, to the extent that the shareholder’s allocable share of “unrealized receivables” (including any accrued but untaxed market discount) exceeds the shareholder’s share of the basis in those unrealized receivables. A shareholder’s receipt of a non-liquidating cash distribution from the Fund generally will result in recognized gain (but not loss) only to the extent that the amount of the distribution exceeds such shareholder’s adjusted basis in its Fund interest before the distribution.
A shareholder generally will not recognize gain or loss on an in-kind distribution of property, from the Fund. If the distribution does not represent a complete liquidation of the shareholder’s interest, the shareholder’s basis in the distributed property will equal the Fund’s adjusted tax basis in the property, or, if less, the shareholder’s basis in its Fund interest before the distribution. If the distribution is made in complete liquidation of the shareholder’s interest, the shareholder will take the assets with a tax basis equal to its adjusted tax basis in its interest. Special rules apply to the distribution of property to a shareholder who contributed other property to the Fund and to the distribution of such contributed property to another shareholder. The tax law generally requires a partner in a partnership to recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner’s adjusted basis in its partnership interest. This requirement does not apply, however, to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Code. It is intended that the Fund be operated so as to qualify as an “investment partnership,” although there can be no assurance that it will so qualify. If the Fund qualifies as an investment partnership, each shareholder should qualify as an “eligible partner,” provided that such investor contributes only cash and certain other liquid property to the Fund.
A shareholder cannot deduct losses from the Fund in an amount greater than such shareholder’s adjusted tax basis in its Fund interest as of the end of the Fund’s tax year. A shareholder may be able to deduct such excess losses in subsequent tax years to the extent that the shareholder’s adjusted tax basis for its interest exceeds zero. See “‘At Risk’ Rules,” “Limitation on Shareholder’s Deduction of Investment Expenses,” and “Organizational Expenses” below for other limitations on the deductibility of Fund losses.
There can be no assurance the Fund losses will produce a tax benefit in the year incurred or that such losses will be available to offset a shareholder’s share of income in subsequent years.

Character and Timing of Income and Tax Implications of Certain Investments
The Fund’s income and gains, if any, may consist of ordinary income, short-term capital gains and/or long-term capital gains. Accordingly, shareholders should not expect that any portion of any taxable income of the Fund will necessarily consist of long-term capital gains taxable at reduced rates, although some or all of the taxable losses (if any) realized by the Fund in a taxable year may consist of long-term capital losses, the deductibility of which is subject to certain limitations.
The investment strategies of the Fund, including certain investments (such as swaps, options, futures contracts, forward contracts, swaptions, and foreign currencies) and hedging transactions, and short sales, may result in the Fund being subject to special tax rules including “Section 988 Transactions” (relating to non-U.S. currency transactions), “short sale” rules, “wash sale” rules, “straddle” rules, mixed straddle rules, Code Section 1256 (relating generally to marking to market of certain futures and other contracts), conversion transaction rules and Code Section 1259 (constructive sale rules) that defer taxable losses or accelerate taxable income, cause shareholders to be taxed on amounts not representing economic income, cause adjustments in the holding periods of securities, convert long-term capital gains into short-term capital gains or ordinary income or convert short-term capital losses into long-term capital losses. In addition, if the Fund holds debt obligations with “original issue discount” (“OID”), the Fund (and therefore shareholders) must include amounts in income on a current basis even though receipt of such amounts may occur in a subsequent year. The Fund may acquire debt obligations with “market discount,” which would generally cause the Fund to treat a portion of any gain realized as interest income to the extent of previously accrued market discount. Certain other of the Fund’s investments, including investments in asset-backed securities, entities taxable as partnerships, and so-called “indexed securities” (including inflation indexed bonds), also may create taxable income in excess of the cash they generate.
If a shareholder acquires shares in the Fund (an “Interest”) at different times (or acquires its Interest in a single transaction resulting in different holding periods under the Code), such shareholder’s Interest generally will have a divided holding period, which could cause such shareholder to recognize more or less short-term and long-term capital gain or loss than it would have recognized if its Interest had a single holding period. A shareholder generally determines the portion of its Interest to which a holding period relates based on the fraction, the numerator of which is equal to the fair market value of the portion of the Interest received in the transaction to which the holding period relates, and the denominator of which is the fair market value of its entire Interest (determined immediately after the transaction). If a Shareholder’s Interest has a divided holding period, any capital gain or loss that such shareholder recognizes as a result of a distribution from the Fund will be divided between long-term and short-term capital gain or loss in the same proportion that the holding period is divided between the portion of the Interest held for more than one year and the portion of the Interest held for one year or less (as described in the previous sentence).
Due to potential timing differences between income recognition for tax purposes and actual cash distributions, it is possible that a shareholder could incur tax liabilities in excess of actual cash distributions made prior to the date the liability arises or the tax is due.

Effect of Straddle and Wash Sale Rules on Investors’ Securities Positions
The IRS may treat certain positions in securities held (directly or indirectly) by a shareholder and its indirect interest in similar securities held by reason of its investment in the Fund as “straddles” for U.S. federal income tax purposes. The application of the “straddle” rules in such a case could affect a shareholder’s holding period for the securities involved and may defer the recognition of losses with respect to such securities. A loss a shareholder otherwise would realize upon a taxable distribution of securities either held directly or through the Fund, may be disallowed in part or in whole if substantially identical securities were purchased either directly by the shareholder or indirectly through the Fund within 30 days before or after the disposition. In such a case, the basis of the newly-purchased securities would be adjusted to reflect the loss.
“At Risk” Rules
The Code limits the deductibility of losses by certain taxpayers (such as individuals and certain closely-held corporations) from a given activity to the amount which the taxpayer is “at risk” in the activity. Losses which cannot be deducted by a shareholder because of the “at risk” rules may be carried over to subsequent years until such time as they are allowable. The amount which a shareholder will be considered to have “at risk” will be the purchase price of his or her interest plus the shareholder’s share of Fund taxable income minus the shareholder’s share of tax losses and distributions. There can be no assurance that the Fund’s losses will be able to offset a shareholder’s income in subsequent years.
Limitations on Dividends Received Deduction and Qualified Dividend Income
Shareholders that are U.S. corporations within the meaning of the Code may be subject to limitations on or may not be eligible for the dividends received deduction with respect to their allocable share of dividends received by the Fund that are not paid by either U.S. corporations or by certain foreign corporations.
For taxable years beginning before January 1, 2011, “qualified dividend income” received by an individual will be taxed at the rates applicable to long-term capital gain for such individual. Dividends paid by non-U.S. corporations will not qualify as “qualified dividend income” unless, among other things, (a) the corporation paying the dividend is eligible for the benefits of a comprehensive income tax treaty with the United States or (b) the dividend is paid on stock of a corporation that is readily tradable on an established securities market in the United States.
Limitations on Shareholder’s Deduction of Interest
Section 163(d) of the Code imposes limitations on the deductibility of “investment interest” by non-corporate taxpayers. “Investment interest” is defined as interest paid or accrued on indebtedness incurred or continued to purchase properties to be held for investment. Investment interest is deductible only to the extent of net investment income less investment expenses. Investment interest which cannot be deducted for any year because of the foregoing limitation may be carried forward and allowed as a deduction in a subsequent year to the extent the taxpayer has net investment income in such year. Because all or substantially all of the income or loss of the Fund will be considered to arise from property held for investment, any interest expense incurred by a shareholder to purchase or carry his interest in the Fund and his allocable share of interest expense incurred by the Fund will be subject to the investment interest limitations.

Limitation on Shareholder’s Deduction of Investment Expenses
Depending on the nature of its activities, the Fund may be deemed to be either an investor or trader in securities. If the Fund is deemed to be an investor, certain Fund expenses (including the Management Fee) will be treated as miscellaneous itemized deductions of the Fund for U.S. federal income tax purposes. Miscellaneous itemized deductions of an individual taxpayer and certain trusts or estates that hold interests in the Fund (directly or through a partnership, Subchapter S corporation, or grantor trust) may deduct such expenses in a taxable year only to the extent they exceed 2% of the taxpayer’s adjusted gross income. In addition, in the case of individuals whose adjusted gross income exceeds a certain inflation adjusted threshold, the aggregate itemized deductions allowable for the year will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable threshold or (ii) 80% of the aggregate itemized deductions otherwise allowable for the taxable year (determined after giving effect to the 2% limitation described above and any other applicable limitations). Treasury regulations prohibit the deduction through partnerships of amounts which would be nondeductible if paid by an individual. These limitations may apply to certain fees and expenses of the Fund, such as the fee paid to the Manager. The amounts of these fees and expenses will be separately reported to the shareholders and, as indicated above, will be deductible by an individual shareholder to the extent that the shareholder’s miscellaneous deductions exceed 2% of the shareholder’s adjusted gross income, but only if the shareholder itemizes deductions. For tax years beginning after December 31, 2005, the 3% limitation on itemized deductions will be gradually reduced until December 31, 2009, after which time it will no longer apply. The legislation enacting this reduction will expire and the 3% limitation on deductions will return to pre-2006 levels after December 31, 2010, unless Congress enacts legislation providing otherwise. If the Fund is deemed to be a trader in securities, the 2% and 3% limitations will not apply. Whether the Fund will be treated as a trader or investor will be determined annually based upon an examination of the Fund’s trading practices.
Organizational Expenses
Organizational and offering expenses of the Fund are paid by the Manager. Given this fact, the IRS could take the position that some portion of the Management Fee payable to the Manager represents a reimbursement of such expenses paid by the Manager and therefore require that such amounts be amortized or capitalized. It is not clear whether such a position would prevail in court.
Passive Activity Loss Limitations
The Fund is not expected to be engaged in activities to which the “passive activity loss” provisions of the Code would apply, except in the case of investments in qualified publicly traded partnerships, in the hands of certain shareholders (see “Certain Tax Considerations for Regulated Investment Company Shareholders” below). As a result, a shareholder’s share of any losses from the Fund generally is not expected to be subject to disallowance under the passive activity loss limitations. On the other hand, a shareholder that is subject to the passive activity loss provisions generally is not expected to be able to offset its share of income and gain from the Fund against any losses that are subject to the passive activity loss limitations. Accordingly, a shareholder subject to the passive activity loss provisions should not invest in the Fund with the expectation of offsetting such shareholder’s share of income and gain from the Fund against losses derived from passive activities.

Sale or Exchange of Partnership Property
In general, gain or loss from the disposition of property of the Fund held for more than twelve months (and not held primarily for sale to customers in the ordinary course of a trade or business) will be treated as long-term capital gain or loss. The deductibility of capital losses may, however, be limited. In the case of individuals and other non-corporate taxpayers, long-term capital gains generally are taxed at a lower federal tax rate than ordinary income. Net capital gains of corporations are currently taxed the same as ordinary income. However, the maximum tax rates for personal and corporate income are subject to change. The Manager does not have a duty to notify shareholders of such a change. The distinction between capital gains and ordinary income is significant not only with respect to the maximum tax rate differential for individuals and other non-corporate taxpayers, but also with regard to the rules concerning the offsetting of capital gains and losses. In general, capital losses are allowed only against capital gains. If an individual (or other non-corporate taxpayer) has a net capital loss, the first U.S. $3,000 may generally offset ordinary income, and the excess may be carried over (but not back) indefinitely and applied first against capital gains, and then against ordinary income up to U.S. $3,000 in each succeeding year. Corporations may only offset capital losses against capital gains.
Alternative Minimum Tax
Both individual and corporate taxpayers could be subject to an alternative minimum tax (“AMT”) if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. Due to the complexity of the AMT calculations, investors should consult with their tax advisers as to whether the purchase of Interests might create or increase AMT liability.
Foreign Currency Gains
The Fund generally will be required to include in ordinary income the net amount of its gains on certain transactions that are attributable to changes in foreign currency exchange rates. These transactions include dispositions of foreign currency and dispositions of debt instruments denominated in foreign currency. In general, in the case of shareholders that use the U.S. dollar as their functional currency, where some or all of the amount that the Fund is entitled to receive or required to pay in a “Section 988 Transaction” is denominated in (or determined by reference to) a currency other than the U.S. dollar, the currency gain or loss attributable to the transaction and allocated to such shareholders is calculated separately from any gain or loss on the underlying transaction and treated as ordinary rather than capital. These transactions include: acquiring or becoming the obligor under a debt instrument; accruing or otherwise taking into account any item of expense or gross income or receipts that is to be paid or received at a later date; and entering into or acquiring any forward contract, futures contract, option or similar financial instrument. The gain or loss from the disposition of nonfunctional currency is also treated as gain or loss from a Section 988 Transaction.
Tax Implications of a Subsidiary
The Fund may invest a portion of its assets in one or more wholly-owned foreign subsidiaries (each a “Subsidiary”) that will be classified as a corporation for United States federal income tax purposes. It is expected that each Subsidiary will neither be subject to taxation on its net income in the same manner as a corporation formed in the United States nor subject to branch profits tax on the income and gain derived from its activities in the United States. A foreign corporation will generally not be subject to such taxation unless it is deemed to be engaged in a U.S. trade or business. Each Subsidiary intends to conduct its activities in a manner so as to meet the requirements of a safe harbor under Section 864(b)(2) of the Code (the “Safe Harbor”) pursuant to which the Subsidiary, provided it is not a dealer in securities or commodities, may engage in the following activities without being deemed to be engaged in a U.S. trade or business: (1) engage in the United States in trading securities (including contracts or options to buy or sell securities) for its own account; and (2) engage in the United States in trading, for its own account, commodities that are “of a kind customarily dealt in on an organized commodity exchange and the transaction is of a kind customarily consummated at such place.” Thus, each Subsidiary’s securities and commodities trading activities should not constitute a U.S. trade or business. However, if certain of a Subsidiary’s activities were determined not to be of the type described in the Safe Harbor or if a Subsidiary’s gains are attributable to investments in securities that constitute U.S. real property interests (which is not expected), then the activities of such Subsidiary may constitute a U.S. trade or business.
In general, a foreign corporation that does not conduct a U.S. trade or business is nonetheless subject to tax at a flat rate of 30% (or lower tax treaty rate), generally payable through withholding, on the gross amount of certain U.S.-source income that is not effectively connected with a U.S. trade or business. There is presently no tax treaty in force between the U.S. and the jurisdiction in which any Subsidiary would be resident that would reduce this rate of withholding tax. Income subject to such a flat tax is of a fixed or determinable annual or periodic nature and includes dividends and interest income. Certain types of income are specifically exempted from the 30% tax and thus withholding is not required on payments of such income to a foreign corporation. The 30% tax does not apply to U.S.-source capital gains (whether long-term or short-term) or to interest paid to a foreign corporation on its deposits with U.S. banks. The 30% tax also does not apply to interest which qualifies as “portfolio interest.” The term “portfolio interest” generally includes interest (including original issue discount) on an obligation in registered form which has been issued after July 18, 1984 and with respect to which the person, who would otherwise be required to deduct and withhold the 30% tax, received the required statement that the beneficial owner of the obligation is not a U.S. person within the meaning of the Code. Under certain circumstances, interest on bearer obligations may also be considered portfolio interest.
Each Subsidiary will be wholly owned by the Fund. A U.S. person who owns (directly or indirectly) 10% or more of the total combined voting power of all classes of stock of the foreign corporation is a “U.S. Shareholder” for purposes of the controlled foreign corporation (“CFC”) provisions of the Code. A CFC is a foreign corporation that, on any day of its taxable year, is owned (directly, indirectly or constructively) more than 50% (measured by voting power or value) by “U.S. Shareholders.” Because the Fund is a U.S. person that will own all of the stock of each Subsidiary, the Fund will be a “U.S. Shareholder” and each Subsidiary will be a CFC. As a “U.S. Shareholder,” the Fund will be required to include in gross income for United States federal income tax purposes all of each Subsidiary’s “subpart F income” (defined, in part, below), whether or not such income is distributed by a Subsidiary.
It is expected that all of each Subsidiary’s income will be “subpart F income.” “Subpart F income” generally includes interest, original issue discount, dividends, net gains from the disposition of stocks or securities, receipts with respect to securities loans and net payments received with respect to equity swaps and similar derivatives. In particular, “subpart F income” also includes the excess of gains over losses from transactions (including futures, forward and similar transactions) in any commodities. The Fund’s recognition of each Subsidiary’s “subpart F income” will increase the Fund’s tax basis in each Subsidiary. Distributions by a Subsidiary to the Fund will be tax-free, to the extent of its previously undistributed “subpart F income,” and will correspondingly reduce the Fund’s tax basis in that Subsidiary. Each Subsidiary intends to distribute all of its “subpart F income” to the Fund each year. “Subpart F income” is treated as ordinary income, regardless of the character of the Subsidiary’s underlying income, and net losses incurred by the Subsidiary during a tax year will not be available to the Fund for the purpose of offsetting such gain.
In general, each “U.S. Shareholder” is required to file IRS Form 5471 with its U.S. federal income tax (or information) returns providing information about its ownership of the CFC and the CFC. In addition, a “U.S. Shareholder” may in certain circumstances be required to report a disposition of shares in a Subsidiary by attaching IRS Form 5471 to its U.S. federal income tax (or information) return that it would normally file for the taxable year in which the disposition occurs. In general, these filing requirements will apply to investors of the Fund if the investor is a U.S. person who owns directly, indirectly or constructively (within the meaning of Sections 958(a) and (b) of the Code) 10% or more of the total combined voting power of all classes of voting stock of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned that stock on the last day of that year.
Certain Tax Considerations Relating to Certain Foreign Investments
Certain other non-U.S. investments of the Fund, including investments in CFCs and passive foreign investment companies (“PFICs”) may cause a U.S. shareholder to recognize taxable income prior to the Fund’s receipt of distributable proceeds, pay an interest charge on receipts that are deemed as having been deferred or recognize ordinary income that otherwise would have been treated as capital gain. It is not expected that a shareholder’s indirect interest in the Fund investment in a non-U.S. corporation (other than the Subsidiary) will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund’s share of such an investment. The Fund has not committed to provide information about the Fund’s investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.
The Fund may make investments that subject the Fund and/or the shareholders directly or indirectly to taxation and/or tax-filing obligations in foreign jurisdictions, including withholding taxes on dividends, interest and capital gains. In particular, shareholders should be aware that it is not expected that the Fund and/or the shareholders will be entitled to claim reduced withholding rates on foreign taxes. Subject to applicable limitations, a shareholder may be entitled to claim, for U.S. federal income tax purposes, a credit for its allocable share of any foreign tax incurred by the Fund, including withholding taxes, so long as such foreign tax qualifies as a creditable income tax under the applicable Treasury regulations. Alternatively, a shareholder may elect to deduct its share of such foreign taxes for U.S. federal income tax purposes.

The Manager, in its discretion, may withhold and pay any taxes with respect to any shareholder. In such case, a shareholder will be deemed for all purposes to have received a payment from the Fund as of the time each such withholding is paid by the Fund, which payment will be considered a loan from the Fund to such shareholder. In the Manager’s discretion, any such taxes may be withheld from any distribution otherwise payable to such shareholder, or alternatively, will be repayable by such shareholder upon demand. In the discretion of the Manager, any such loan will bear interest at the then “applicable federal short-term rate” under the Code and the Treasury Regulations promulgated thereunder, from the date the loan is deemed to be made until its date of repayment or discharge.
Certain Reporting Requirements
A U.S. shareholder may be subject to certain reporting requirements that require such U.S. shareholder to file information returns with the IRS with respect to certain transfers of cash or property by the Fund to a non-U.S. partnership. The U.S. shareholder will be relieved of these reporting requirements if the Fund reports the transfer. It is the intention of the Fund to report such transfers. In addition, a U.S. shareholder who acquires a 10% or greater interest in the Fund must report certain acquisitions, dispositions or proportional changes in its direct ownership of the Fund.
A U.S. shareholder also may be required to report transfers of cash by the Fund to a non-U.S. corporation if the U.S. shareholder holds, through the Fund as well as directly or by attribution, 10% of the voting power of the non-U.S. corporation, or the U.S. shareholder and persons related to the U.S. shareholder have transferred, directly or indirectly, $100,000 to the non-U.S. corporation in a tax-free transfer. Under current regulations, this reporting must be made by the Fund’s U.S. shareholders and may not be satisfied by the Fund. Certain other non-cash transfers by the Fund to non-U.S. corporations may trigger reporting requirements for shareholders treated as owning 5% or more of the non-U.S. corporation. In addition, a shareholder that acquires, directly or indirectly through the Fund, 10% by vote or value of the stock of a non-U.S. corporation must report certain acquisitions or dispositions of, or proportional changes of, its interest in the non-U.S. corporation. It is not expected that a U.S. shareholder’s indirect interest in the Fund investment in a non-U.S. corporation (other than the Subsidiary) will equal 10% of the voting power of the non-U.S. corporation by reason of the Fund’s share of such an investment. Shareholders that are U.S. persons may also be subject to filing requirements with respect to the Fund’s direct or indirect investment in a non-U.S. corporation classified as a PFIC regardless of the size of such shareholder’s investment.
The Fund has not committed to provide information about Fund investments that may be needed to complete any reporting requirements. Investors are urged to consult with their own tax advisers with respect to these reporting requirements.
Tax-Exempt Shareholders
Under current U.S. federal income tax law, tax-exempt shareholders are generally exempt from U.S. federal income tax except to the extent that they have unrelated business taxable income, as defined in Code Section 512 (“UBTI”). The Fund may generate UBTI. For example, to the extent that the Fund holds property that constitutes debt-financed property (e.g., purchases securities on margin) or property primarily for sale to customers (“dealer” property) or becomes actively involved in trading securities, income attributable to such property received by an exempt organization which has acquired an equity interest in the Fund may constitute UBTI. If the Fund generates UBTI, a tax-exempt shareholder of the Fund would be required to file a tax return and could incur tax liability on its allocable share of that UBTI. Moreover, if a charitable remainder trust (as defined in Code Section 664) realizes UBTI for a taxable year, it must pay an excise tax annually of an amount equal to such UBTI. Shareholders should consult their own tax advisers concerning the possible effects of UBTI on their own tax situations as well as the general tax implications on an investment in the Fund.
Termination of the Fund
In general, if within a 12-month period there is a sale or exchange of 50% or more of the interests in the Fund’s capital and profits (other than by redemption by the Fund), a termination of the Fund will occur for U.S. federal income tax purposes, and the taxable year of the Fund will close. If such a termination occurs, the property of the Fund will be deemed distributed to the purchasing shareholder and the continuing shareholders and then recontributed by them to a new partnership. Such a termination could result in the bunching of income by accelerating the Fund’s income for that year to shareholders whose fiscal years differ from that of the Fund. To the extent cash or property in excess of a shareholder’s basis is deemed distributed, a shareholder would also recognize gain as if he had sold his Fund Interest. There are restrictions on a shareholder’s ability to assign or transfer his or her Fund Interest, in whole or in part.
Backup Withholding
Under the backup withholding rules, the Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to and proceeds of share sales, exchanges, or redemptions made by any individual shareholder (including any foreign individual) who fails to furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding. Pursuant to recently enacted legislation, the backup withholding rules also apply to distributions that are properly designated as exempt-interest dividends. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding tax rate will be 31% for amounts paid after December 31, 2010. The backup withholding is not an additional tax and is creditable against a shareholder’s tax liability.
U.S. Tax Shelter Rules
The Fund may engage in transactions or make investments that would subject the Fund, its investors and/or its “material advisors,” as defined in Treas. Reg. Sec. 301.6112-1(c)(2), to special rules requiring such transactions or investments by the Fund or investments in the Fund to be reported and/or otherwise disclosed to the IRS, including to the IRS’s Office of Tax Shelter Analysis (the “Tax Shelter Rules”). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality. In particular, a shareholder may be deemed to engage in a “loss transaction” where its allocable share of a loss derived from a “Section 988 Transactions” exceeds $50,000 in a taxable year. Although the Fund does not expect to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that the Fund will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in the Fund if the investor (or the Fund in certain cases) participates in a reportable transaction.

Shareholders should consult their own tax advisers about their obligation to report or disclose to the IRS information about their investment in the Fund and participation in the Fund’s income, gain, loss or deduction with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, the Fund may provide to its material advisors identifying information about the Fund’s investors and their participation in the Fund and the Fund’s income, gain, loss or deduction from those transactions or investments, and the Fund or its material advisors may disclose this information to the IRS upon its request. Significant penalties apply for failure to comply with these rules.
Tax Elections
The Fund may make various elections for U.S. federal income tax purposes which could result in certain items of income, gain, loss, deduction and credit being treated differently for tax and accounting purposes.
Elective and Mandatory Basis Adjustment of Partnership Property
Under Section 754 of the Code, a partnership has the option to make an election to adjust the basis of the partnership’s assets in the event of a distribution of partnership property to a partner, or a transfer of a partnership interest. This optional adjustment could either increase or decrease the value of a partnership interest to the transferee depending on the relevant facts because the election under Section 754 would increase or decrease the basis of the partnership’s assets for the purpose of computing the transferee’s distributive share of partnership income, gains, deductions, and losses.
There can be no assurance that the Fund will make the optional election under Code Section 754 because (1) once made, the election cannot be revoked without obtaining the IRS’s consent; (2) the election may not necessarily be advantageous to all investors; and (3) accounting complexities result from having either election in effect.
The Fund must make adjustments to the basis of Fund property as though the Fund had made the elections described above (1) on a transfer of an interest in the Fund if immediately following the transfer the adjusted tax basis of the Fund’s property exceeds its fair market value by more than $250,000, or (2) on a distribution of property if the adjustment results in a basis reduction of the Fund’s remaining assets of more than $250,000. To assist in determining whether such mandatory adjustments must be made, the Fund may request a Shareholder who receives a distribution from the Fund, including in connection with a withdrawal, to provide the Fund with certain information, including information regarding such Shareholder’s adjusted basis in its interest. As discussed above, the Fund may specially allocate loss to a withdrawing Shareholder, which would reduce the Shareholder’s basis in its interest and the amount of loss recognized on withdrawal. In that case, application of the mandatory basis adjustment rules may not apply. However, there can be no assurance that the Service would not challenge such an allocation.
Certain Tax Considerations for Regulated Investment Company Shareholders
Special tax considerations apply to shareholders of the Fund that intend to qualify for the special tax treatment accorded regulated investment companies (each, a “RIC Shareholder”) under Subchapter M of the Code. In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, a RIC Shareholder must, among other things:

(a) derive at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code section 851(h)) (the “Good Income Test”);
(b) diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships, as defined below (the “Asset Test”); and
(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year (the “Distribution Requirement”).
If a RIC Shareholder fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if a RIC Shareholder is permitted so to elect and so elects), plus any retained amount from the prior year, such RIC Shareholder will be subject to a 4% excise tax on the undistributed amounts (the “Excise Tax”).
For purposes of the Income Test described in paragraph (a) above, income derived from the Fund will be treated as qualifying income only to the extent such income is attributable to items of income of the Fund which would be qualifying income if realized by the RIC Shareholder in the same manner as realized by the Fund. However, 100% of the net income derived by the Fund from an interest in a “qualified publicly traded partnership” (defined as a partnership (i) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof, (ii) that derives at least 90% of its income from passive income sources defined in Code section 7704(d), and (iii) that derives less than 90% of its income from the qualifying income described in paragraph (a) above) will be treated as qualifying income. In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership. Further, for the purposes of paragraph (b) above: (i) the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership, and (ii) in the case of the RIC Shareholder’s investment in loan participations, the Fund shall treat both the intermediary and the issuer of the underlying loan as an issuer.

Income the Fund derives from certain of its investments in derivatives related to commodities indexes will not be considered “Good Income” for the purposes of the Good Income Test. This may limit the extent to which the Fund invests in such contracts.
In general, income earned by the Fund will not be recognized by a RIC Shareholder until the close of the Fund’s taxable year. However, a RIC Shareholder will recognize investment company taxable income and net tax-exempt interest income as it is recognized by the Fund for purposes of determining its liability for Excise Tax. Therefore, if the Fund and a RIC Shareholder have different taxable years, the RIC may be compelled to make distributions in excess of the income recognized from the Fund in order to avoid the Excise Tax unless the RIC Shareholder can take advantage of certain safe harbors.
RIC Shareholders should generally be entitled to treat the portion of income recognized by the Fund as a result of its investment in a Subsidiary as “qualifying income” for purposes of the Income Test. There is a risk, however, that the Internal Revenue Service could prevail in asserting that (i) the Subsidiary should be disregarded as a separate entity for U.S. federal income tax purposes, (ii) the Fund should be treated as recognizing income of the Subsidiary directly, or (iii) the acquisition of control of a Subsidiary by the Fund had the principal purpose of evading or avoiding federal income tax. Such a determination could cause some or all of the income derived from the Fund’s investment in a Subsidiary to fail to be treated as qualifying income in the hands of a RIC Shareholder. The Fund believes that the risk of such a determination is remote.
Certain Tax Considerations for Non-U.S. Investors
The federal income tax treatment of a nonresident alien, foreign corporation, foreign partnership, foreign estate or foreign trust (“non-U.S. investor”) investing as a shareholder in the Fund is complex and will vary depending upon the circumstances of the shareholder and the activities of the Fund, the Manager, and the Tax Matters Partner. This discussion does not address the tax considerations that may be relevant to non-U.S. investors who are subject to U.S. federal tax independent of their direct or indirect investment in the Fund. Each non-U.S. investor is urged to consult with its own tax adviser regarding the federal, state, local and foreign tax treatment of its investment in the Fund.
In general, the U.S. federal tax treatment of a non-U.S. investor depends upon whether the Fund is determined to be engaged in a U.S. trade or business. If the Fund were determined to be engaged in a U.S. trade or business, or if the Fund invested in a pass-through entity (such as a partnership or a limited liability company) engaged in a U.S. trade or business, the income effectively connected with such trade or business would be subject to U.S. taxation on a net basis (including, for some corporate non-U.S. investors, an additional 30% “branch profits” tax). In these cases, each non-U.S. investor would be obligated to file a U.S. income tax return reporting such income and the Fund (or the pass-through entity in which it invested) would be required to withhold tax on each non-U.S. investor’s distributive share of such income.
Whether the Fund would be considered engaged in a U.S. trade or business is generally determined based on all the facts and circumstances. If the Fund were deemed to be an investor in securities and other assets, the Fund would not be considered to be engaged in a trade or business. The Fund would not be considered to be engaged in a U.S. trade or business solely by virtue of the fact that it was deemed to trade in stocks and securities for its own account.

Although it is expected that the Fund will not be deemed to be engaged in a U.S. trade or business in any taxable year, no assurance can be given in this regard. Non-U.S. investors are urged to consult their own tax advisors about other potential consequences of being considered engaged in business in the United States.
Certain categories of income (including dividends and certain types of interest income) that are not effectively connected with a U.S. trade or business but that are derived by the Fund from U.S. sources will be subject to a 30% withholding tax. In addition, special rules apply with respect to dispositions of “United States real property interests,” which can include stock in a corporation. Non-U.S. investors may claim certain benefits under an applicable income tax treaty, if any, between the U.S. and their country of residence. Some Non-U.S. investors may not be eligible for certain or any treaty benefits.
The foregoing discussion of federal income tax considerations is based on current tax laws, regulations and rulings, which may be changed by legislative, judicial or administrative action.
No Tax Benefits Expected
Because it is expected that an investment in the Fund will not reduce the cumulative tax liability of a shareholder in any year as a result of tax losses, deductions or credits, prospective shareholders should not invest with the expectation of receiving any such tax benefits.
Estate, State and Local Taxes
The foregoing discussion does not address the U.S. estate, state and local tax consequences of an investment in the Fund. A shareholder of the Fund may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the Fund operates, as well as in such shareholder’s own state or locality of residence or domicile. In addition, the Fund may itself be subject to tax liability in certain jurisdictions in which it operates, and a shareholder may be subject to tax treatment in such shareholder’s own state or locality of residence or domicile different from that described above with respect to its investment in the Fund. Prospective investors should consult their own tax advisers regarding U.S. estate, state and local tax matters.
Summary; Laws Subject to Change
This section relates only to U.S. federal income tax consequences of investing in the Fund for shareholders who are U.S. citizens, residents or domestic corporations. Because many of these consequences will vary from one shareholder to another, the summary does not address all of the provisions of the Code that might be applicable to a particular shareholder. Moreover, changes in applicable tax laws after the date of this Statement of Additional Information may alter anticipated tax consequences. Neither the Manager, the Tax Matters Partner, the Fund nor any of their counsel or consultants assume any responsibility for the tax consequences to any shareholder of an investment in the Fund. Shareholders should consult their tax advisors about the precise tax consequences of an investment in the Fund in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.
MANAGEMENT OF THE TRUST
The following tables present information regarding each Trustee and officer of the Trust as of the date of this Statement of Additional Information. Each Trustee’s and officer’s date of birth (“DOB”) is set forth after his or her name. Unless otherwise noted, (i) each Trustee and officer has engaged in the principal occupation(s) noted in the table for at least the most recent five years, although not necessarily in the same capacity, and (ii) the address of each Trustee and officer is c/o GMO Trust, 40 Rowes Wharf, Boston, MA 02110. Each Trustee serves in office until the earlier of (a) the election and qualification of a successor at the next meeting of shareholders called to elect Trustees or (b) the Trustee dies, resigns, or is removed as provided in the Trust’s governing documents. Each of the Trustees of the Trust is not an “interested person” of the Trust, as such term is used in the 1940 Act. Because the Fund does not hold annual meetings of shareholders, each Trustee will hold office for an indeterminate period. Each officer serves in office until his or her successor is elected and determined to be qualified to carry out the duties and responsibilities of the office, or until the officer resigns or is removed from office.

			Number
			of
			Portfolios
Name, Date of Birth,		Principal	in
and Position(s) Held	Length of	Occupation(s)	Fund Complex	Other
with the Trust	Time Served	During Past 5 Years	Overseen	Directorships Held
Donald W. Glazer, Esq. Chairman of the Board of Trustees DOB: 07/26/1944	Chairman of the Board of Trustees since March 2005; Lead Independent Trustee (September 2004-March 2005); Trustee since December 2000.	Consultant—Law and Business[1]; Vice Chair (since 2002) and Secretary, Provant, Inc. (provider of personnel performance improvement services and training products); Author of Legal Treatises.	49	None.

Jay O. Light Trustee DOB: 10/03/1941	Since May 1996.	Dean (since April 2006), Acting Dean (August 2005-April 2006), Senior Associate Dean (1998-2005), and Professor of Business Administration, Harvard Business School.	49	Director of Harvard Management Company, Inc. [2]and Verde, Inc.; Director of Partners HealthCare System, Inc. and Chair of its Investment Committee. [3]

W. Nicholas Thorndike Trustee DOB: 03/28/1933	Since March 2005.	Director or trustee of various corporations and charitable organizations, including Courier Corporation (a book publisher and manufacturer) (July 1989-present); Putnam Funds (December 1992-June 2004); and Providence Journal (a newspaper publisher) (December 1986-December 2003).	49	Director of Courier Corporation (a book publisher and manufacturer); Member of the Investment Committee of Partners HealthCare System, Inc. [3]

[1]	As part of Mr. Glazer’s work as a consultant, he provides part-time consulting services to Goodwin Procter LLP (“Goodwin”). Goodwin has provided legal services to Renewable Resources, LLC, an affiliate of GMO; GMO, in connection with its relationship with Renewable Resources; and funds managed by Renewable Resources. Mr. Glazer has represented that he has no financial interest in, and is not involved in the provision of, such legal services. In the calendar years ended December 31, 2005 and December 31, 2006, these entities paid $489,128 and $825,738, respectively, in legal fees and disbursements to Goodwin.

[2]	Harvard Management Company, Inc. is a client of the Manager.

[3]	Partners HealthCare System, Inc. is a client of the Manager.
Officers

	Position(s) Held	Length	Principal Occupation(s)
Name and Date of Birth	with the Trust	of Time Served	During Past 5 Years
Scott Eston DOB: 01/20/1956	President and Chief Executive Officer	President and Chief Executive Officer since October 2002; Chief Financial Officer, November 2006 – February 2007.	Chief Financial Officer, Chief Operating Officer and Member, Grantham, Mayo, Van Otterloo & Co. LLC.

Sheppard N. Burnett DOB: 10/24/1968	Treasurer and Chief Financial Officer	Chief Financial Officer since March 2007; Treasurer since November 2006; Assistant Treasurer, September 2004 – November 2006.	Fund Administration Staff, Grantham, Mayo, Van Otterloo & Co. LLC (June 2004-present); Vice President, Director of Tax, Columbia Management Group (2002-2004) and Senior Tax Manager (2000-2002), PricewaterhouseCoopers LLP.

Brent C. Arvidson DOB: 06/26/1969	Assistant Treasurer	Since August 1998.	Senior Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC.

John L. Nasrah DOB: 05/27/1977	Assistant Treasurer	Since March 2007.	Fund Administrator, Grantham, Mayo, Van Otterloo & Co. LLC (September 2004-present); Tax Analyst, Bain & Company, Inc. (June 2003-September 2004); Senior Tax Associate, PricewaterhouseCoopers LLP (2001-2003).

Michael E. Gillespie DOB: 02/18/1958	Chief Compliance Officer	Since March 2005.	Vice President of Compliance (June 2004-February 2005) and Director of Domestic Compliance (March 2002-June 2004), Fidelity Investments; Vice President and Senior Counsel, State Street Bank and Trust Company (May 1998-March 2002).

Jason B. Harrison DOB: 01/29/1977	Vice President and Clerk	Vice President since November 2006; Clerk since March 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (since February 2006) and Attorney, Ropes & Gray LLP (September 2002-February 2006).

	Position(s) Held	Length	Principal Occupation(s)
Name and Date of Birth	with the Trust	of Time Served	During Past 5 Years
David L. Bohan DOB: 06/21/1964	Vice President and Assistant Clerk	Vice President since March 2005; Assistant Clerk since March 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (September 2003-present); Attorney, Goodwin Procter LLP (September 1996-September 2003).

Gregory L. Pottle DOB: 07/09/1971	Vice President and Assistant Clerk	Since November 2006.	Legal Counsel, Grantham, Mayo, Van Otterloo & Co. LLC.

Julie L. Perniola DOB: 10/07/1970	Vice President	Since February 2003.	Chief Compliance Officer, Grantham, Mayo, Van Otterloo & Co. LLC.

Cheryl Wakeham DOB: 10/29/1958	Anti-Money Laundering Officer	Since December 2004.	Manager, Client Service Administration, Grantham, Mayo, Van Otterloo & Co. LLC.
Trustees’ Responsibilities. Under the provisions of the GMO Declaration of Trust, the Trustees manage the business of the Trust, an open-end management investment company. The Trustees have all powers necessary or convenient to carry out that responsibility, including the power to engage in securities transactions on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with the Declaration of Trust providing for the regulation and management of the affairs of the Trust; amend and repeal By-Laws to the extent that such By-Laws do not reserve that right to the shareholders; fill vacancies in or remove members of the Board of Trustees (including any vacancies created by an increase in the number of Trustees); remove members of the Board of Trustees with or without cause; elect and remove such officers and appoint and terminate agents as they consider appropriate; appoint members of the Board of Trustees to one or more committees consisting of two or more Trustees, which may exercise the powers and authority of the Trustees, and terminate any such appointments; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise; set record dates for the determination of Shareholders with respect to various matters; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees, and to any agent or employee of the Trust or to any such custodian or underwriter.
The Board of Trustees has three standing committees: the Audit Committee, the Pricing Committee and the Governance Committee. During the fiscal year ended February 28, 2007, the Audit Committee held six meetings; the Pricing Committee held thirteen meetings; and the Governance Committee held three meetings.
The Committees assist the Board of Trustees in performing its functions under the 1940 Act and Massachusetts law. The Audit Committee provides oversight with respect to the Trust’s accounting, its financial reporting policies and practices, the quality and objectivity of the Trust’s financial statements and the independent audit of those statements. In addition, the Audit Committee appoints, determines the independence and compensation of, and oversees the work of the Fund’s independent auditors and acts as a liaison between the Trust’s independent auditors and the Board of Trustees. Mr. Thorndike and Mr. Glazer are members of the Audit Committee. Mr. Thorndike is the Chairman of the Audit Committee. The Pricing Committee oversees the valuation of the Fund’s securities and other assets. The Pricing Committee also reviews and makes recommendations regarding the Trust’s Pricing Policies and, to the extent required by the Pricing Policies, determines the fair value of the Fund’s securities or other assets, as well as performs such other duties as may be delegated to it by the Board. Mr. Glazer and Mr. Thorndike are members of the Pricing Committee, and Mr. Light is an alternate member of the Pricing Committee. Mr. Glazer is the Chairman of the Pricing Committee. The Governance Committee oversees general Fund governance-related matters, including making recommendations to the Board of Trustees relating to Trust governance, performing functions mandated by the Investment Company Act, as delegated to it by the Board of Trustees, considering the skills, qualifications, and independence of the Trustees, proposing candidates to serve as Trustees, and overseeing the determination that any person serving as legal counsel for the Independent Trustees meets the Investment Company Act requirements for being “independent legal counsel.” Mr. Light, Mr. Glazer and Mr. Thorndike are members of the Governance Committee. Mr. Light is the Chairman of the Governance Committee.
Shareholders may recommend nominees to the Board of Trustees by writing the Board of Trustees, c/o GMO Trust Chief Compliance Officer, GMO Trust, 40 Rowes Wharf, Boston, Massachusetts 02110. A recommendation must (i) be in writing and signed by the shareholder, (ii) identify the Fund to which it relates, and (iii) identify the class and number of shares held by the shareholder.
Trustee Fund Ownership
The following table sets forth ranges of the current Trustees’ direct beneficial share ownership in the Fund and the aggregate dollar ranges of their direct beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memorandum) as of December 31, 2006.

Aggregate Dollar Range of Shares
Directly Owned in all
Funds of the Trust (whether
	Dollar Range of	or not offered in the Private
	Shares Directly	Placement Memorandum)
Name	Owned in the Fund*	Overseen by Trustee
Donald W. Glazer	None	Over $100,000

Jay O. Light	None	None

W. Nicholas Thorndike	None	None

*	The Fund will commence operations on or following the date of this Statement of Additional Information, and, therefore, has not yet offered any shares for sale.

The following table sets forth ranges of Mr. Glazer’s indirect beneficial share ownership in the Fund and the aggregate dollar range of his indirect beneficial share ownership in all Funds of the Trust (including Funds not offered in the Private Placement Memorandum), as of December 31, 2006, by virtue of his direct ownership of shares of certain Funds (as disclosed in the table immediately above) that invest in other Funds of the Trust and of other private investment companies managed by the Manager that invest in Funds of the Trust.

Aggregate Dollar Range of Shares
Indirectly Owned in all
Funds of the Trust (whether
	Dollar Range of	or not offered in the Private
	Shares Indirectly	Placement Memorandum)
Name	Owned in the Fund*	Overseen by Trustee
Donald W. Glazer	None	Over $100,000

*	The Fund will commence operations on or following the date of this Statement of Additional Information, and, therefore, has not yet offered any shares for sale.
Trustee Ownership of Securities Issued by the Manager or Principal Underwriter
None.
Trustee Ownership of Related Companies
The following table sets forth information about securities owned by the Trustees and their family members, as of December 31, 2006, in entities directly or indirectly controlling, controlled by, or under common control with the Manager or Funds Distributor, Inc., the Fund’s principal underwriter.

Name of
Name of Non-	Owner(s) and
Interested	Relationship		Title of	Value of
Trustee	to Trustee	Company	Class	Securities[2]	% of Class
Donald W. Glazer	Self	GMO Tax-Managed Absolute Return Fund, a private investment company managed by the Manager.[1]	Limited partnership interest-Class C	$83,784	0.13%

		GMO Multi-Strategy Fund (Offshore), a private investment company managed by the Manager.[1]	Limited partnership interest-Class A	$1,021,038	0.03%

Jay O. Light	N/A	None	N/A	N/A	N/A

W. Nicholas Thorndike	N/A	None	N/A	N/A	N/A

[1]	The Manager may be deemed to “control” this fund by virtue of its serving as investment manager of the fund.

[2]	Securities valued as of December 31, 2006.

Remuneration. The Trust has adopted a compensation policy for its Trustees. Each Trustee receives an annual retainer from the Trust for his services. In addition, each Chairman of the Trust’s standing committees and the Chairman of the Board of Trustees receive an annual fee. Each Trustee also is paid a fee for participating in in-person and telephone meetings of the Board of Trustees and its committees, and a fee for consideration of actions proposed to be taken by written consent. The Trust pays no additional compensation for travel time to meetings, attendance at director’s educational seminars or conferences, service on industry or association committees, participation as speakers at directors’ conferences, or service on special director task forces or subcommittees, although the Trust does reimburse Trustees for seminar or conference fees and for travel expenses incurred in connection with attendance at seminars or conferences. The Trustees do not receive any employee benefits such as pension or retirement benefits or health insurance. All current Trustees of the Trust are non-interested Trustees.
Other than as set forth in the table below, during the fiscal year ended February 28, 2007, no Trustee of the Trust received any direct compensation from the Trust or the Fund, and no officer of the Trust received aggregate compensation exceeding $60,000 from the Fund:

Name of Person, Position
	Donald W.			W. Nicholas
	Glazer, Esq.,	Jay O. Light,		Thorndike,
	Trustee	Trustee		Trustee
Compensation from the Fund	700 [1]	550	[1]	550 [1]
Pension or Retirement Benefits Accrued as Part of Fund Expenses:	N/A	N/A		N/A
Estimated Annual Benefits Upon Retirement:	N/A	N/A		N/A
Total Compensation from the Trust:	$275,131 [2]	$194,286	[2]	$220,286 [2]

[1]	Reflects an estimate of the direct compensation to be paid to each Trustee for the Fund’s initial fiscal year ended February 29, 2008. Actual direct compensation paid to the Trustees will vary depending on the net assets of the Fund throughout its initial fiscal year.

[2]	Reflects actual direct compensation received during the fiscal year ended February 28, 2007 from Funds of the Trust that had commenced operations on or before February 28, 2007, including Funds that are not offered through the Private Placement Memorandum.

Mr. Eston does not receive any compensation from the Trust, but as a member of the Manager will benefit from the management fees paid by the Fund and various other Funds of the Trust not offered through the Private Placement Memorandum. The officers of the Trust do not receive any employee benefits such as pension or retirement benefits or health insurance from the Trust.
The Fund will commence operations on or following the date of this Statement of Additional Information. Therefore, as of the date hereof, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of each class of shares of the Fund offered in the Private Placement Memorandum.
Code of Ethics. The Trust and the Manager have each adopted a Code of Ethics pursuant to the requirements of the 1940 Act. Under the Code of Ethics, personnel are permitted to engage in personal securities transactions only in accordance with specified conditions relating to their position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be purchased or held by the Fund are permitted, subject to compliance with the Code. Personal securities transactions must be reported quarterly and broker confirmations must be provided for review.
The non-interested Trustees of the Trust are subject to a separate Code of Ethics for the Independent Trustees pursuant to the requirements of the 1940 Act. Transactions by the Independent Trustees in securities, including securities that may be purchased or held by the Fund, are permitted, subject to compliance with the Code of Ethics. Pursuant to the Code of Ethics, an Independent Trustee ordinarily is not required to report his or her personal securities transactions or to identify his or her brokerage accounts to the Fund or its representatives, subject to certain limited exceptions specified in the Code of Ethics.
INVESTMENT ADVISORY AND OTHER SERVICES
Management Contracts
As disclosed in the Private Placement Memorandum under the heading “Management of the Fund,” under the Management Contract between the Trust, on behalf of the Fund, and the Manager, subject to such policies as the Trustees of the Trust may determine, the Manager furnishes continuously an investment program for the Fund, and makes investment decisions on behalf of the Fund and places all orders for the purchase and sale of portfolio securities. Subject to the control of the Trustees, the Manager also manages, supervises, and conducts the other affairs and business of the Trust, furnishes office space and equipment, provides bookkeeping and certain clerical services, and pays all salaries, fees, and expenses of officers and Trustees of the Trust who are affiliated with the Manager. As indicated under “Portfolio Transactions—Brokerage and Research Services,” the Trust’s portfolio transactions may be placed with broker-dealers who furnish the Manager, at no cost, research, statistical and quotation services of value to the Manager in advising the Trust or its other clients.
The Manager has contractually agreed to reimburse the Fund for specified Fund expenses (as described in the Private Placement Memorandum under the heading “Fees and expenses”) through at least June 30, 2008.

The Management Contract provides that the Manager shall not be subject to any liability in connection with the performance of its services in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.
The Management Contract was approved by the Trustees of the Trust (including a majority of the Trustees who were not “interested persons” of the Manager) and by the Fund’s sole initial shareholder in connection with the organization of the Trust and the establishment of the Fund. The Management Contract continues in effect for a period of two years from the date of its execution and continuously thereafter so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not “interested persons” of the Manager or the Trust, and by (ii) the majority vote of either the full Board of Trustees or the vote of a majority of the outstanding shares of the Fund. The Management Contract automatically terminates on assignment, and is terminable on not more than 60 days’ notice by the Trust to the Manager. In addition, the Management Contract may be terminated on not more than 60 days’ written notice by the Manager to the Trust.
The Management Fee is calculated based on a fixed percentage of the Fund’s average daily net assets. The Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, has not yet paid the Manager any Management Fees as of the date hereof. However, once the Fund commences operations, it will pay to the Manager a Management Fee at an annual rate of 0.37% of the Fund’s average daily net assets.
In the event that the Manager ceases to be the manager of the Fund, the right of the Trust to use the identifying name “GMO” may be withdrawn.
Portfolio Management
Day-to-day management of the Fund is the responsibility of GMO’s Asset Allocation Division. The division is comprised of investment professionals associated with the Manager. The division’s members work collaboratively to manage the Fund’s portfolio, and no one person is primarily responsible for day-to-day management of the Fund.
The following table sets forth information about accounts overseen or managed by Mr. Inker and Dr. Gray, the senior members of the Asset Allocation Division as of February 28, 2007.

Registered investment companies
	managed (including non-GMO mutual		Other pooled investment vehicles		Separate accounts managed
Senior Member	fund subadvisory relationships)		managed (world-wide)		(world-wide)
			Number of		Number of
	Number of accounts[1]	Total assets[1]	accounts	Total assets	accounts	Total assets
Ben Inker and Jack Gray	11	$16,496,204,586	3	$3,178,814,213	186	$14,577,420,362

Registered investment companies
managed for which GMO receives a
	performance-based fee (including non-		Other pooled investment vehicles		Separate accounts managed (world-
	GMO mutual fund subadvisory		managed (world-wide) for which GMO		wide) for which GMO receives a
	relationships)		receives a performance-based fee		performance-based fee
	Number of		Number of		Number of
	accounts	Total assets	accounts	Total assets	accounts	Total assets
Ben Inker and Jack Gray	0	$0	0	$0	74	$6,028,236,221

[1]	Does not include the Fund since the Fund had not yet commenced operations as of February 28, 2007. Includes Funds of the Trust (including Funds not offered through the Private Placement Memorandum) that had commenced operations on or before February 28, 2007.

Because each senior member manages other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of the Fund and the investment strategy of the other accounts managed by the senior member and potential conflicts in the allocation of investment opportunities between the Fund and the other accounts.
The senior members of the division are generally members (partners) of GMO. As of February 28, 2007, the compensation of each senior member consisted of a fixed annual base salary, a partnership interest in the firm’s profits and, possibly, an additional, discretionary, bonus related to the senior member’s contribution to GMO’s success. The compensation program does not disproportionately reward outperformance by higher fee/performance fee products. Base salary is determined by taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. The level of partnership interest is determined by taking into account the individual’s contribution to GMO and its mission statement. A discretionary bonus may also be paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. Because each person’s compensation is based on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus and other compensation. A GMO membership interest is the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.
Senior Member Fund Ownership. The Fund will commence operations on or following the date of this Statement of Additional Information. Therefore, as of the date hereof, neither Mr. Inker or Dr. Gray had any direct or indirect beneficial ownership in the Fund.
Custodial Arrangements and Fund Accounting Agents. State Street Bank and Trust Company (“State Street Bank”), 200 Clarendon Street, Boston, Massachusetts 02116 serves as the Trust’s custodian and fund accounting agent on behalf of the Fund. As such, State Street Bank holds in safekeeping certificated securities and cash belonging to the Fund and, in such capacity, is the registered owner of securities in book-entry form belonging to the Fund. Upon instruction, State Street Bank receives and delivers cash and securities of the Fund in connection with Fund transactions and collects all dividends and other distributions made with respect to Fund portfolio securities. State Street Bank also maintains certain accounts and records of the Trust and calculates the total net asset value, total net income and net asset value per share of the Fund on a daily basis.
Shareholder Service Arrangements. As disclosed in the Private Placement Memorandum, pursuant to the terms of a single Servicing Agreement with the Funds of the Trust, GMO provides direct client service, maintenance, and reporting to shareholders of the Fund. The Servicing Agreement was approved by the Trustees of the Trust (including a majority of the Trustees who are not “interested persons” of the Manager or the Trust). The Servicing Agreement will continue in effect for a period of more than one year from the date of its execution only so long as its continuance is approved at least annually by (i) the vote, cast in person at a meeting called for the purpose, of a majority of those Trustees who are not “interested persons” of the Manager or the Trust, and (ii) the majority vote of the full Board of Trustees. The Servicing Agreement automatically terminates on assignment (except as specifically provided in the Servicing Agreement) and is terminable by either party upon not more than 60 days’ written notice to the other party.
The Trust entered into the Servicing Agreement with GMO on May 30, 1996. Pursuant to the terms of the Servicing Agreement, the Class III and Class VI Shares of the Fund pay the Manager a Shareholder Service Fee in exchange for shareholder services rendered by the Manager. The Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, the Fund has not yet paid the Manager a Shareholder Service Fee. However, once the Fund commences operations, the Class III Shares of the Fund will pay the Manager a Shareholder Service Fee of 0.15% of the Fund’s average daily net assets attributable to Class III shares of the Fund, and Class VI Shares of the Fund will pay the Manager a Shareholder Service Fee of 0.055% of the Fund’s average daily net assets attributable to Class VI shares of the Fund.
Independent Registered Public Accounting Firm. The Trust’s independent registered public accounting firm is PricewaterhouseCoopers LLP, 125 High Street, Boston, Massachusetts 02110. PricewaterhouseCoopers LLP conducts annual audits of the Trust’s financial statements, assists in the preparation of the Fund’s federal and state income tax returns, consults with the Trust as to matters of accounting and federal and state income taxation, and provides assistance in connection with the preparation of various SEC filings.
Counsel. Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, serves as counsel to the Trust. Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, serves as independent counsel to the non-interested Trustees of the Trust.
PORTFOLIO TRANSACTIONS
The Manager makes decisions to buy and sell portfolio securities for the Fund and for each of its other investment advisory clients with a view to achieving each client’s investment objectives. Therefore, a particular security may be bought or sold for certain clients of the Manager even though it could have been bought or sold for other clients at the same time. Also, a particular security may be bought for one or more clients when one or more other clients are selling the security or taking a short position in the security. It is the Manager’s policy to aggregate and allocate portfolio trades in a manner that seeks to ensure that each client receives fair and equitable treatment over time, as well as best execution.
In certain cases, the Manager may identify investment opportunities that are suitable for certain registered investment companies, including the Fund, and one or more private investment companies for which the Manager or one of its affiliates serves as investment manager, general partner and/or managing member (“GMO Private Funds”). In most cases, the Manager receives greater compensation in respect of a GMO Private Fund (including incentive-based compensation) than it receives in respect of the Fund. To help manage this potential conflict, the Manager has developed and reviewed with the Trust’s Board of Trustees trade allocation policies that establish a framework for allocating initial public offerings (“IPOs”) and other limited opportunities that takes into account the needs and objectives of the Fund and the other GMO clients. One of the Private Funds managed by GMO’s Emerging Markets Division, the GMO Emerging Illiquid Fund L.P. (“EIF”), focuses on less liquid investments. Consequently, certain types of investments, initially including securities of companies with smaller market capitalizations, IPOs and private placements with smaller offering sizes and other less liquid investments will, within the Emerging Markets Division, ordinarily be allocated 100% to EIF as opposed to other Emerging Markets strategies. In other cases, the GMO Emerging Markets strategies and EIF will receive an allocation of limited investments that are suitable for each, but the GMO Emerging Markets strategies may receive an allocation of such investments less than would be the case if the allocation were pro rated by assets. As a result, there may be cases where EIF receives an allocation of a specific limited opportunity greater than would be the case if the allocation were pro rated by assets. Similar issues may arise with respect to the disposition of such securities. In general, the Emerging Markets Division and other GMO Divisions divide IPOs between themselves pro rata based upon indications of interest.
Transactions involving the issuance of Fund shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the Fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the Trust’s pricing policies.
Brokerage and Research Services. In effecting portfolio transactions for the Fund, the Manager seeks the best execution available. The determination of what may constitute best execution involves a number of considerations, including, without limitation, the overall net economic result to the Fund (involving price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability of the executing broker/dealer to effect the transaction where a large block is involved, reliability (e.g., lack of failed trades), availability of the broker/dealer to stand ready to execute possibly difficult transactions in the future, in the case of fixed income securities, the broker/dealer’s inventory of securities sought, the financial strength and stability of the broker/dealer, and the relative weighting of opportunity costs (i.e. timeliness of execution) by different strategies. In some instances, the Manager may utilize principal bids with consideration to such factors as reported broker flow, past bids, and a firm’s ability and willingness to commit capital. Because of these factors, a broker/dealer effecting a transaction may be paid a commission higher than that charged by another broker/dealer. Most of the foregoing are judgmental considerations made in advance of the trade and are not always borne out by the actual transaction. Subject to its policy of seeking best execution, the Manager may direct trades to brokers or dealers providing pricing information.
Generally, the Manager considers whether it is achieving best execution by an evaluation of the overall reasonableness of brokerage commissions paid upon consideration of the relative merits of a number of factors, which may include: (i) the net economic effect to the Fund, (ii) historical and currently quoted commission rates, (iii) the kind and quality of the execution services rendered, and (iv) the size and nature of the transactions effected. In some instances, the Manager may evaluate best execution on principal bids based on the total commissions charged (the bid for handling a trade as a principal trade) since the trades were filled at the prior night’s close and any additional “impact” or cost is represented by the cents per share extra paid in addition to a typical commission rate. These factors are considered mostly over multiple transactions covering extended periods of time and are used to evaluate the relative performance of the brokers and other institutions used to effect transactions for accounts.

Although the Manager does not directly participate in any soft dollar arrangements, the Manager may receive research services incidental to its use of certain brokers, in all cases limited to the types of research contemplated by Section 28(e) of the Securities Exchange Act of 1934 (the “1934 Act”). The Manager reserves the right to rely on the statutory safe harbor in Section 28(e) of the 1934 Act. Research services provided by brokers or dealers take various forms, including personal interviews with analysts, written reports, pricing services, and meetings arranged with various sources of information regarding particular issuers, industries, governmental policies, economic trends, and other matters. To the extent that services of value are received by the Manager, the Manager may avoid expenses that might otherwise be incurred. These services may be used in furnishing investment advice to all of the Manager’s clients, including the Fund. Services received from a broker or dealer that executed transactions for the Fund will not necessarily be used by the Manager specifically to service the Fund.
The Fund will commence operations on or following the date of this Statement of Additional Information and, therefore, the Trust, on behalf of the Fund, has not yet paid any brokerage commission.
Due to restrictions under the 1940 Act, it is possible that, as the result of certain affiliations between a broker/dealer or its affiliates and the Fund, the Manager or the Fund’s distributor, the Fund may refrain, or be required to refrain, from engaging in principal trades with such broker/dealer. Additionally, the Fund may be restricted in their ability to purchase securities issued by affiliates of the Fund’s distributor.
PROXY VOTING POLICIES AND PROCEDURES
The Trust has adopted a proxy voting policy under which responsibility to vote proxies related to its portfolio securities has been delegated to the Manager. The Board of Trustees of the Trust has reviewed and approved the proxy voting policies and procedures the Manager follows when voting proxies on behalf of the Fund. The Trust’s proxy voting policy and the Manager’s proxy voting policies and procedures are attached to this Statement of Additional Information as Appendix B.
The Manager’s proxy voting policies on a particular issue may or may not reflect the views of individual members of the Board of Trustees of the Trust, or a majority of the Board of Trustees.
Information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available on the Trust’s website at www.gmo.com and on the Securities and Exchange Commission’s website at www.sec.gov no later than August 31 of each year.
DISCLOSURE OF PORTFOLIO HOLDINGS
The policy of the Trust is to protect the confidentiality of the Fund’s portfolio holdings and to prevent inappropriate selective disclosure of those holdings. The Board of Trustees has approved this policy and material amendments require its approval.

Registered investment companies that are sub-advised by GMO may be subject to different portfolio holdings disclosure policies, and neither GMO nor the Board of Trustees exercises control over those policies. In addition, separate account clients of GMO have access to their portfolio holdings and are not subject to the Fund’s portfolio holdings disclosure policies. Some of the funds that are sub-advised by GMO and some of the separate accounts managed by GMO have substantially similar investment objectives and strategies and, therefore, potentially similar portfolio holdings.
Neither GMO nor the Fund will receive any compensation or other consideration in connection with its disclosure of the Fund’s portfolio holdings.
GMO may disclose the Fund’s portfolio holdings (together with any other information from which the Fund’s portfolio holdings could reasonably be derived, as reasonably determined by GMO) (the “Portfolio Holdings Information”) to shareholders, qualified potential shareholders as determined by GMO, and their consultants and agents (collectively, “Permitted Recipients”) by means of the GMO website. The Fund’s Private Placement Memorandum describes the type of information disclosed on GMO’s website, as well as the frequency with which it is disclosed and the lag between the date of the information and the date of its disclosure. GMO also may make Portfolio Holdings Information available to Permitted Recipients by email, or by any other means in such scope and form and with such frequency as GMO may reasonably determine, no earlier than the day next following the day on which the Portfolio Holdings Information is posted on the GMO website (provided that the Fund’s Private Placement Memorandum describes the nature and scope of the Portfolio Holdings Information that will be available on the GMO website, when the information will be available and the period for which the information will remain available, and the location on the Fund’s website where the information will be made available) or on the same day as a publicly available, routine filing with the SEC that includes the Portfolio Holdings Information.
To receive Portfolio Holdings Information, Permitted Recipients must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by senior management of GMO to be in the best interest of the shareholders of the Fund to which the information relates.
In some cases, GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients on the GMO website or in a publicly available, routine filing with the SEC. That disclosure may only be made if senior management of GMO determines that it is in the best interests of the shareholders of the Fund to which the information relates. In addition, the third party receiving the Portfolio Holdings Information must enter into a confidentiality agreement with GMO and the Trust that requires that the Portfolio Holdings Information be used solely for purposes determined by GMO senior management to be in the best interest of the Fund’s shareholders. GMO will seek to monitor a recipient’s use of the Portfolio Holdings Information provided under these agreements and, if the terms of the agreements are violated, terminate disclosure and take appropriate action.
The procedures pursuant to which GMO may disclose to a third party Portfolio Holdings Information that has not been made available to Permitted Recipients do not apply to Portfolio

Holdings Information provided to entities who provide on-going services to the Fund in connection with their day-to-day operations and management, including GMO, GMO’s affiliates, the Fund’s custodians and auditors, the Fund’s pricing service vendors, broker-dealers when requesting bids for or price quotations on securities, brokers in the normal course of trading on the Fund’s behalf, and persons assisting the Fund in the voting of proxies. In addition, when an investor indicates that it wants to purchase shares of the Fund in exchange for securities acceptable to GMO, GMO may make available a list of securities that it would be willing to accept for the Fund, and, from time to time, the securities on the list may overlap with securities currently held by the Fund.
No provision of this policy is intended to restrict or prevent the disclosure of Portfolio Holdings Information as may be required by applicable law, rules or regulations.
Senior management of GMO may authorize any exceptions to these procedures. Exceptions must be disclosed to the Chief Compliance Officer of the Trust.
If senior management of GMO identifies a potential conflict with respect to the disclosure of Portfolio Holdings Information between the interests of the Fund’s shareholders, on the one hand, and GMO or an affiliated person of GMO or the Fund, on the other, GMO is required to inform the Trust’s Chief Compliance Officer of the potential conflict, and the Trust’s Chief Compliance Officer has the power to decide whether, in light of the potential conflict, disclosure should be permitted under the circumstances. The Trust’s Chief Compliance Officer also is required to report his decision to the Board of Trustees.
GMO periodically reports the following information to the Board of Trustees:
•	Determinations made by senior management of GMO relating to the use of Portfolio Holdings Information by Permitted Recipients and third parties;

•	The nature and scope of disclosure of Portfolio Holdings Information to third parties;

•	Exceptions to the disclosure policy authorized by senior management of GMO; and

•	Any other information the Trustees may request relating to the disclosure of Portfolio Holdings Information.
Ongoing Arrangements To Make Portfolio Holdings Available. Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (generally, daily, except with respect to PricewaterhouseCoopers LLP, which receives holdings quarterly and as necessary in connection with the services it provides to the Fund) to the following entities that provide on-going services to the Fund in connection with their day-to-day operations and management, provided that they agree or have a duty to maintain this information in confidence:

Name of Recipient	Purpose of Disclosure
State Street Bank and Trust Company	Custodial and securities lending services Compliance testing

PricewaterhouseCoopers LLP	Independent registered public accounting firm

Name of Recipient	Purpose of Disclosure
Institutional Shareholder Services	Corporate actions services

FactSet	Data service provider
Senior management of GMO has authorized disclosure of Portfolio Holdings Information on an on-going basis (daily) to the following recipients, provided that they agree or have a duty to maintain this information in confidence and are limited to using the information for the specific purpose for which it was provided:

Name of Recipient	Purpose of Disclosure
Epstein & Associates, Inc.	Software provider for Code of Ethics monitoring system

Financial Models Company Inc.	Recordkeeping system
DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES
The Trust, an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust (“Declaration of Trust”) dated June 24, 1985, as amended and restated June 23, 2000, and as such Declaration of Trust may be amended from time to time. A copy of the Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts. The Trust operates as a “series investment company” that consists of separate series of investment portfolios, each of which is represented by a separate series of shares of beneficial interest. Each Fund is a series of the Trust. The fiscal year for each Fund ends on the last day of February.
Pursuant to the Declaration of Trust, the Trustees have currently authorized the issuance of an unlimited number of full and fractional shares of forty-nine series: Tobacco-Free Core Fund; U.S. Quality Equity Fund; Real Estate Fund; Tax-Managed U.S. Equities Fund; Tax-Managed Small/Mid Cap Fund; International Intrinsic Value Fund; Currency Hedged International Equity Fund; Foreign Fund; Foreign Small Companies Fund; International Small Companies Fund; Emerging Markets Fund; Emerging Countries Fund; Emerging Markets Opportunities Fund; Tax-Managed International Equities Fund; Domestic Bond Fund; Core Plus Bond Fund; International Bond Fund; Currency Hedged International Bond Fund; Global Bond Fund; Emerging Country Debt Fund; Short-Duration Investment Fund; Alpha Only Fund; Benchmark-Free Allocation Fund; International Equity Allocation Fund; Global Balanced Asset Allocation Fund; Global (U.S.+) Equity Allocation Fund; U.S. Equity Allocation Fund; Special Purpose Holding Fund; Short-Duration Collateral Fund; Taiwan Fund; Global Growth Fund; World Opportunity Overlay Fund; Alternative Asset Opportunity Fund; Strategic Opportunities Allocation Fund; World Opportunities Equity Allocation Fund; Developed World Stock Fund; U.S. Growth Fund; International Core Equity Fund; International Growth Equity Fund; U.S. Intrinsic Value Fund; U.S. Small/Mid Cap Growth Fund; U.S. Small/Mid Cap Value Fund; U.S. Core Equity Fund; U.S. Value Fund; Short-Duration Collateral Share Fund; Strategic Fixed

Income Fund; International Opportunities Equity Allocation Fund; Inflation Indexed Plus Bond Fund; and Special Situations Fund.
Interests in each portfolio (Fund) are represented by shares of the corresponding series. Each share of each series represents an equal proportionate interest, together with each other share, in the corresponding Fund. The shares of such series do not have any preemptive rights. Upon liquidation of a Fund, shareholders of the corresponding series are entitled to share pro rata in the net assets of the Fund available for distribution to shareholders. The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency, and servicing expenses, but the Trustees have no present intention to make such charges.
The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series or classes of shares with such dividend preferences and other rights as the Trustees may designate. This power is intended to allow the Trustees to provide for an equitable allocation of the effect of any future regulatory requirements that might affect various classes of shareholders differently. The Trustees have currently authorized the establishment and designation of up to nine classes of shares for each series of the Trust: Class I Shares, Class II Shares, Class III Shares, Class IV Shares, Class V Shares, Class VI Shares, Class VII Shares, Class VIII Shares, and Class M Shares.
The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios (i.e., a new fund). Shareholders’ investments in such a portfolio would be evidenced by a separate series of shares.
The Declaration of Trust provides for the perpetual existence of the Trust. The Trust, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust. While the Declaration of Trust further provides that the Trustees may also terminate the Trust upon written notice to the shareholders, the 1940 Act requires that the Trust receive the authorization of a majority of its outstanding shares in order to change the nature of its business so as to cease to be an investment company.
VOTING RIGHTS
Shareholders are entitled to one vote for each full share held (with fractional votes for fractional shares held) and to vote by individual Fund (to the extent described below) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders. Shareholders vote by individual Fund on all matters except (i) when required by the 1940 Act, shares are voted in the aggregate and not by individual Fund, and (ii) when the Trustees have determined that the matter affects the interests of more than one Fund, then shareholders of the affected Funds are entitled to vote. Shareholders of one Fund are not entitled to vote on matters exclusively affecting another Fund including, without limitation, such matters as the adoption of or change in the investment objectives, policies, or restrictions of the other Fund and the approval of the investment advisory contract of the other Fund. Shareholders of a particular class of shares do not have separate class voting rights except for matters that affect only that class of shares and as otherwise required by law.

Normally the Trust does not hold meetings of shareholders to elect Trustees except in accordance with the 1940 Act (i) the Trust will hold a shareholders’ meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy in the Board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may only be filled by a vote of the shareholders. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust’s custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares. Upon written request by the holders of at least 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders). Except as set forth above, the Trustees will continue to hold office and may appoint successor Trustees. Voting rights are not cumulative.
No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except (i) to change the Trust’s name or to cure technical problems in the Declaration of Trust and (ii) to establish, designate, or modify new and existing series or sub-series of Trust shares or other provisions relating to Trust shares in response to applicable laws or regulations.
SHAREHOLDER AND TRUSTEE LIABILITY
Under Massachusetts law, shareholders could, under some circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of that disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of all the property of a Fund for all loss and expense of any shareholder of the Fund held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the disclaimer is inoperative and the Fund in which the shareholder holds shares is unable to meet its obligations.
The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office. The By-Laws of the Trust provide for indemnification by the Trust of the Trustees and the officers of the Trust except for any matter as to which any such person did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust. Trustees and officers may not be indemnified against any liability to the Trust or the Trust shareholders to which they would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

Appendix A
COMMERCIAL PAPER AND CORPORATE DEBT RATINGS
Commercial Paper Ratings
Commercial paper ratings of Standard & Poor’s are current assessments of the likelihood of timely payment of debts having original maturities of no more than 365 days. Commercial paper rated A-1 by Standard & Poor’s indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted A-1+. Commercial paper rated A-2 by Standard & Poor’s indicates that capacity for timely payment on issues is strong. However, the relative degree of safety is not as high as for issues designated A-1. Commercial paper rated A-3 indicates capacity for timely payment. It is, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.
The rating Prime-1 is the highest commercial paper rating assigned by Moody’s. Issuers rated Prime-1 (or related supporting institutions) are considered to have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 (or related supporting institutions) have a strong capacity for repayment of short-term promissory obligations. This will normally be evidenced by many of the characteristics of Prime-1 rated issuers, but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variations. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternative liquidity is maintained. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. The effect of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and the requirement of relatively high financial leverage. Adequate alternative liquidity is maintained.
Corporate Debt Ratings
Standard & Poor’s. A Standard & Poor’s corporate debt rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. The following is a summary of the ratings used by Standard & Poor’s for corporate debt:
AAA — This is the highest rating assigned by Standard & Poor’s to a debt obligation and indicates an extremely strong capacity to pay interest and repay principal.
AA — Bonds rated AA also qualify as high quality debt obligations. Capacity to pay interest and repay principal is very strong, and in the majority of instances they differ from AAA issues only in small degree.
A — Bonds rated A have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

Appendix A
BBB — Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to repay principal and pay interest for bonds in this category than for bonds in higher rated categories.
BB, B, CCC, CC — Bonds rated BB, B, CCC and CC are regarded, on balance, as predominately speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and CC the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.
C — The rating C is reserved for income bonds on which no interest is being paid.
D — Bonds rated D are in default, and payment of interest and/or repayment of principal is in arrears.
Plus (+) or Minus (-): The ratings from “AA” to “B” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.
Moody’s. The following is a summary of the ratings used by Moody’s for corporate debt:
Aaa — Bonds that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large, or by an exceptionally stable, margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
Aa — Bonds that are rated Aa are judged to be high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long-term risks appear somewhat larger than in Aaa securities.
A — Bonds that are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present that suggest a susceptibility to impairment sometime in the future.
Baa — Bonds that are rated Baa are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

Appendix A
Ba — Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often, the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.
B — Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.
Caa — Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.
Ca — Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.
C — Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.
Should no rating be assigned by Moody’s, the reason may be one of the following:
1.	An application for rating was not received or accepted.

2.	The issue or issuer belongs to a group of securities that are not rated as a matter of policy.

3.	There is lack of essential data pertaining to the issue or issuer.

4.	The issue was privately placed in which case the rating is not published in Moody’s publications.
Suspension or withdrawal may occur if new and material circumstances arise, the effects of which preclude satisfactory analysis; if there is no longer available reasonable up-to-date data to permit a judgment to be formed; if a bond is called for redemption; or for other reasons.
Note: Those bonds in the Aa, A, Baa, Ba and B groups which Moody’s believes possess the strongest investment attributes are designated by the symbols Aa1, A1, Baa1 and B1.

Appendix B
GMO TRUST
PROXY VOTING POLICY
I. Statement of Policy
GMO Trust (the “Fund”) delegates the authority and responsibility to vote proxies related to portfolio securities to Grantham, Mayo, Van Otterloo & Co. LLC, its investment adviser (the “Adviser”).
Therefore, the Board of Trustees (the “Board”) of the Fund has reviewed and approved the use of the proxy voting policies and procedures of the Adviser (“Proxy Voting Procedures”) on behalf of the Fund when exercising voting authority on behalf of the Fund.
II. Standard
The Adviser shall vote proxies related to portfolio securities in the best interests of the Fund and their shareholders.
III. Review of Proxy Voting Procedures
The Board shall periodically review the Proxy Voting Procedures presented by the Adviser.
The Adviser shall provide periodic reports to the Board regarding any proxy votes where a material conflict of interest was identified except in circumstances where the Adviser caused the proxy to be voted consistent with the recommendation of the independent third party.
The Adviser shall notify the Board promptly of any material change to its Proxy Voting Procedures.
IV. Disclosure
The following disclosure shall be provided:
    A. The Adviser shall make available its proxy voting records, for inclusion in the Fund’s Form N-PX.
     B. The Adviser shall cause the Fund to include the proxy voting policies and procedures required in the Fund’s annual filing on Form N-CSR or the statement of additional information.
     C. The Adviser shall cause the Fund’s shareholder reports to include a statement that (i) a copy of these policies and procedures is available on the Fund’s web site (if the Fund so chooses) and (ii) information is available regarding how the Funds voted proxies during the most recent twelve-month period without charge, on or through the Fund’s web site.

Appendix B
GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
GMO AUSTRALASIA LLC
(TOGETHER “GMO”)
PROXY VOTING POLICIES AND PROCEDURES
Effective June 15, 2007
I. Introduction and General Principles
GMO provides investment advisory services primarily to institutional, including both ERISA and non-ERISA clients, and commercial clients. GMO understands that proxy voting is an integral aspect of security ownership. Accordingly, in cases where GMO has been delegated authority to vote proxies, that function must be conducted with the same degree of prudence and loyalty accorded any fiduciary or other obligation of an investment manager.
This policy permits clients of GMO to: (1) delegate to GMO the responsibility and authority to vote proxies on their behalf according to GMO’s proxy voting polices and guidelines; (2) delegate to GMO the responsibility and authority to vote proxies on their behalf according to the particular client’s own proxy voting policies and guidelines; or (3) elect to vote proxies themselves. In instances where clients elect to vote their own proxies, GMO shall not be responsible for voting proxies on behalf of such clients.
GMO believes that the following policies and procedures are reasonably designed to ensure that proxy matters are conducted in the best interest of its clients, in accordance with GMO’s fiduciary duties, applicable rules under the Investment Advisers Act of 1940 and fiduciary standards and responsibilities for ERISA clients set out in the Department of Labor interpretations.
II. Proxy Voting Guidelines
GMO has engaged Institutional Shareholder Services, Inc. (“ISS”) as its proxy voting agent to:
(1)	research and make voting recommendations or, for matters for which GMO has so delegated, to make the voting determinations;

(2)	ensure that proxies are voted and submitted in a timely manner;

(3)	handle other administrative functions of proxy voting;

(4)	maintain records of proxy statements received in connection with proxy votes and provide copies of such proxy statements promptly upon request;

(5)	maintain records of votes cast; and

(6)	provide recommendations with respect to proxy voting matters in general.
Proxies generally will be voted in accordance with the voting recommendations contained in the applicable domestic or global ISS Proxy Voting Manual, as in effect from time to time, subject to

Appendix B
such modifications as may be determined by GMO (as described below). Copies of concise summaries of the current domestic and global ISS proxy voting guidelines are attached to these Proxy Voting Policies and Procedures as Exhibit A. To the extent GMO determines to adopt proxy voting guidelines that differ from the ISS proxy voting recommendations, such guidelines will be set forth on Exhibit B and proxies with respect to such matters will be voted in accordance with the guidelines set forth on Exhibit B. GMO reserves the right to modify any of the recommendations set forth in the ISS Proxy Voting Manual in the future. If any such changes are made, an amended Exhibit B to these Proxy Voting Policies and Procedures will be made available for clients.
Except in instances where a GMO client retains voting authority, GMO will instruct custodians of client accounts to forward all proxy statements and materials received in respect of client accounts to ISS.
III. Proxy Voting Procedures
GMO has a Corporate Actions Group with responsibility for administering the proxy voting process, including:
1.	Implementing and updating the applicable domestic and global ISS proxy voting guidelines set forth in the ISS Proxy Voting Manual, as modified from time to time by Exhibit B hereto;

2.	Overseeing the proxy voting process; and

3.	Providing periodic reports to GMO’s Compliance Department and clients as requested.
There may be circumstances under which a portfolio manager or other GMO investment professional (“GMO Investment Professional”) believes that it is in the best interest of a client or clients to vote proxies in a manner inconsistent with the proxy voting guidelines described in Section II. In such an event, the GMO Investment Professional will inform GMO’s Corporate Actions Group of its decision to vote such proxy in a manner inconsistent with the proxy voting guidelines described in Section II. GMO’s Corporate Actions Group will report to GMO’s Compliance Department no less than quarterly any instance where a GMO Investment Professional has decided to vote a proxy on behalf of a client in that manner.
IV. Conflicts of Interest
As ISS will vote proxies in accordance with the proxy voting guidelines described in Section II, GMO believes that this process is reasonably designed to address conflicts of interest that may arise between GMO and a client as to how proxies are voted.
In instances where GMO has the responsibility and authority to vote proxies on behalf of its clients for shares of GMO Trust, a registered mutual fund for which GMO serves as the investment adviser, there may be instances where a conflict of interest exists. Accordingly, GMO will (i) vote such proxies in the best interests of its clients with respect to routine matters,

Appendix B
including proxies relating to the election of Trustees; and (ii) with respect to matters where a conflict of interest exists between GMO and GMO Trust, such as proxies relating to a new or amended investment management contract between GMO Trust and GMO, or a re-organization of a series of GMO Trust, GMO will either (a) vote such proxies in the same proportion as the votes cast with respect to that proxy, or (b) seek instructions from its clients.
In addition, if GMO is aware that one of the following conditions exists with respect to a proxy, GMO shall consider such event a potential material conflict of interest:
1.	GMO has a business relationship or potential relationship with the issuer;

2.	GMO has a business relationship with the proponent of the proxy proposal; or

3.	GMO members, employees or consultants have a personal or other business relationship with the participants in the proxy contest, such as corporate directors or director candidates.
In the event of a potential material conflict of interest, GMO will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or (iii) request that the client votes such proxy. All such instances shall be reported to GMO’s Compliance Department at least quarterly.
V. Recordkeeping
GMO will maintain records relating to the implementation of these proxy voting policies and procedures, including:
(1)	a copy of these policies and procedures which shall be made available to clients, upon request;

(2)	a record of each vote cast (which ISS maintains on GMO’s behalf); and

(3)	each written client request for proxy records and GMO’s written response to any client request for such records.
Such proxy voting records shall be maintained for a period of five years.
VI. Reporting
GMO’s Compliance Department will provide GMO’s Conflict of Interest Committee with periodic reports that include a summary of instances where GMO has (i) voted proxies in a manner inconsistent with the proxy voting guidelines described in Section II, (ii) voted proxies in circumstances in which a material conflict of interest may exist as set forth in Section IV, and (iii) voted proxies of shares of GMO Trust on behalf of its clients.

Appendix B
VII. Disclosure
Except as otherwise required by law, GMO has a general policy of not disclosing to any issuer or third party how GMO or its voting delegate voted a client’s proxy.

Appendix B
Exhibit A
Concise Summary of ISS 2007 Proxy Voting Guidelines
Effective for Meetings Feb. 1, 2007
Updated Dec. 15, 2006
1. Auditors
Auditor Ratification
Vote FOR proposals to ratify auditors, unless any of the following apply:
•	An auditor has a financial interest in or association with the company, and is therefore not independent,

•	There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position; or

•	Fees for non-audit services (“Other” fees) are excessive.
2. Board of Directors
Voting on Director Nominees in Uncontested Elections
Vote CASE-BY-CASE on director nominees, examining, but not limited to, the following factors:
•	Composition of the board and key board committees;

•	Attendance at board and committee meetings;

•	Corporate governance provisions and takeover activity;

•	Disclosures under Section 404 of Sarbanes-Oxley Act;

•	Long-term company performance relative to a market and peer index;

•	Extent of the director’s investment in the company;

•	Existence of related party transactions;

•	Whether the chairman is also serving as CEO;

•	Whether a retired CEO sits on the board;

•	Number of outside boards at which a director serves;

•	Majority vote standard for director elections without a provision to allow for plurality voting when there are more nominees than seats.
WITHHOLD from individual directors who:

Appendix B
•	Attend less than 75 percent of the board and committee meetings without a valid excuse (such as illness, service to the nation, work on behalf of the company);

•	Sit on more than six public company boards;

•	Are CEOs of public companies who sit on the boards of more than two public companies besides their own— withhold only at their outside boards.
WITHHOLD from the entire board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:
•	The company’s proxy indicates that not all directors attended 75% of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, withhold from all incumbent directors;

•	The company’s poison pill has a dead-hand or modified dead-hand feature. Withhold every year until this feature is removed;

•	The board adopts or renews a poison pill without shareholder approval since the beginning of 2005, does not commit to putting it to shareholder vote within 12 months of adoption, or reneges on a commitment to put the pill to a vote, and has not yet received a withhold recommendation for this issue;

•	The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year;

•	The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years;

•	The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

•	At the previous board election, any director received more than 50 percent withhold votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold rate;

•	The company is a Russell 3000 company that underperformed its industry group (GICS group) under the criteria discussed in the section “Performance Test for Directors”.
WITHHOLD from Inside Directors and Affiliated Outside Directors (per the Classification of Directors below) when:
•	The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

•	The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

•	The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;

•	The full board is less than majority independent.

Appendix B
WITHHOLD from the members of the Audit Committee if:
•	The non — audit fees paid to the auditor are excessive (see discussion under Auditor Ratification);

•	A material weakness identified in the Section 404 Sarbanes-Oxley Act disclosures rises to a level of serious concern; there are chronic internal control issues and an absence of established effective control mechanisms;

•	There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.
WITHHOLD from the members of the Compensation Committee if:
•	There is a negative correlation between the chief executive’s pay and company performance (see discussion under Equity Compensation Plans);

•	The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;

•	The company fails to submit one-time transfers of stock options to a shareholder vote;

•	The company fails to fulfill the terms of a burn rate commitment they made to shareholders;

•	The company has backdated options (see “Options Backdating” policy);

•	The company has poor compensation practices (see “Poor Pay Practices” policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.
WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.
Classification/Declassification of the Board
Vote AGAINST proposals to classify the board. Vote FOR proposals to repeal classified boards, and to elect all directors annually.
Independent Chair (Separate Chair/CEO)
Generally vote FOR shareholder proposals requiring an independent director fill the position of chair, unless there are compelling reasons to recommend against the proposal, such as a counterbalancing governance structure. This should include all of the following:

Appendix B
•	Has a designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) At a minimum these should include:
-	Presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors,

-	Serving as liaison between the chairman and the independent directors,

-	Approving information sent to the board,

-	Approving meeting agendas for the board,

-	Approves meetings schedules to assure that there is sufficient time for discussion of all agenda items,

-	Having the authority to call meetings of the independent directors,

-	If requested by major shareholders, ensuring that he is available for consultation and direct communication;
•	Two-thirds independent board;

•	All-independent key committees;

•	Established governance guidelines;

•	The company does not under-perform its peers*.

*	Starting in 2007, the industry peer group used for this evaluation will change from the 4-digit GICS group to the average of the 12 companies in the same 6-digit GICS group that are closest in revenue to the company, and identified on the executive compensation page of proxy analyses. To fail, the company must under-perform its index and industry group on all 4 measures (1 and 3 year performance, industry peers, and index).
Majority Vote Shareholder Proposals
Generally vote FOR precatory and binding resolutions requesting that the board change the company’s bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats. Companies are strongly encouraged to also adopt a post-election policy (also known as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.

Appendix B
3. Proxy Contests
Voting for Director Nominees in Contested Elections
Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:
•	Long-term financial performance of the target company relative to its industry;

•	Management’s track record;

•	Background to the proxy contest;

•	Qualifications of director nominees (both slates);

•	Strategic plan of dissident slate and quality of critique against management;

•	Likelihood that the proposed goals and objectives can be achieved (both slates);

•	Stock ownership positions.
Reimbursing Proxy Solicitation Expenses
Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.
4. Takeover Defenses
Poison Pills
Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has: (1) A shareholder approved poison pill in place; or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:
•	Shareholders have approved the adoption of the plan; or

•	The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay in adoption that would result from seeking stockholder approval (i.e. the “fiduciary out” provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within twelve months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.
Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within twelve months would be considered sufficient.

Appendix B
Vote CASE-by-CASE on management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:
•	No lower than a 20% trigger, flip-in or flip-over;

•	A term of no more than three years;

•	No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;

•	Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, ten percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.
Supermajority Vote Requirements
Vote AGAINST proposals to require a supermajority shareholder vote.
Vote FOR proposals to lower supermajority vote requirements.
5. Mergers and Corporate Restructurings
For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:
•	Valuation — Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

•	Market reaction — How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

•	Strategic rationale — Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

•	Negotiations and process — Were the terms of the transaction negotiated at arm’s-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation “wins” can also signify the deal makers’ competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

Appendix B
•	Conflicts of interest — Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the “ISS Transaction Summary” section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

•	Governance — Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.
6. State of Incorporation
Reincorporation Proposals
Vote CASE-BY-CASE on proposals to change a company’s state of incorporation, taking into consideration both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, comparative economic benefits, and a comparison of the jurisdictional laws. Vote FOR re-incorporation when the economic factors outweigh any neutral or negative governance changes.
7. Capital Structure
Common Stock Authorization
Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance using a model developed by ISS. Vote FOR proposals to approve increases beyond the allowable increase when a company’s shares are in danger of being de-listed or if a company’s ability to continue to operate as a going concern is uncertain.
In addition, for capital requests that are less than or equal to 300 percent of the current authorized shares and marginally fail the calculated allowable cap (i.e., exceed the allowable cap by no more than 5 percent) vote on a CASE-BY-CASE basis, In this situation, vote FOR the increase based on the company’s performance, and whether the company’s ongoing use of shares has shown prudence.
Issue Stock for Use with Rights Plan
Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder approved shareholder rights plan (poison pill).

Appendix B
Preferred Stock
Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights (“blank check” preferred stock). Vote FOR proposals to create “de-clawed” blank check preferred stock (stock that cannot be used as a takeover defense). Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable. Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose. Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company’s industry and performance in terms of shareholder returns.
8. Executive and Director Compensation
Poor Pay Practices
WITHHOLD from compensation committee members, CEO, and potentially the entire board, if the company has poor compensation practices, such as:
•	Egregious employment contracts (e.g., those containing multi-year guarantees for bonuses and grants);

•	Excessive perks that dominate compensation (e.g., tax gross-ups for personal use of corporate aircraft);

•	Huge bonus payouts without justifiable performance linkage or proper disclosure;

•	Performance metrics that are changed (e.g., canceled or replaced during the performance period without adequate explanation of the action and the link to performance);

•	Egregious pension/SERP (supplemental executive retirement plan) payouts (e.g., the inclusion of additional years of service not worked or inclusion of performance-based equity awards in the pension calculation);

•	New CEO awarded an overly generous new hire package (e.g., including excessive “make whole” provisions or any of the poor pay practices listed in this policy);

•	Excessive severance provisions (e.g., including excessive change in control payments);

•	Change in control payouts without loss of job or substantial diminution of job duties;

•	Internal pay disparity;

•	Options backdating (covered in a separate policy); and
Equity Compensation Plans
Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

Appendix B
•	The total cost of the company’s equity plans is unreasonable;

•	The plan expressly permits the repricing of stock options without prior shareholder approval;

•	There is a disconnect between CEO pay and the company’s performance;

•	The company’s three year burn rate exceeds the greater of 2% and the mean plus 1 standard deviation of its industry group; or

•	The plan is a vehicle for poor pay practices.
Director Compensation
Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company’s allowable cap.
On occasion, director stock plans that set aside a relatively small number of shares when combined with employee or executive stock compensation plans exceed the allowable cap. Vote for the plan if ALL of the following qualitative factors in the board’s compensation are met and disclosed in the proxy statement:
•	Director stock ownership guidelines with a minimum of three times the annual cash retainer.

•	Vesting schedule or mandatory holding/deferral period:
-	A minimum vesting of three years for stock options or restricted stock; or

-	Deferred stock payable at the end of a three-year deferral period.
•	Mix between cash and equity:
-	A balanced mix of cash and equity, for example 40% cash/60% equity or 50% cash/50% equity; or

-	If the mix is heavier on the equity component, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship.
•	No retirement/benefits and perquisites provided to non-employee directors; and

•	Detailed disclosure provided on cash and equity compensation delivered to each non-employee director for the most recent fiscal year in a table. The column headers for the table may include the following: name of each non-employee director, annual retainer, board meeting fees, committee retainer, committee-meeting fees, and equity grants.
Employee Stock Purchase Plans—Qualified Plans
Vote CASE-BY-CASE on qualified employee stock purchase plans. Vote FOR employee stock purchase plans where all of the following apply:

Appendix B
•	Purchase price is at least 85% of fair market value;

•	Offering period is 27 months or less; and

•	The number of shares allocated to the plan is ten percent or less of the outstanding shares.
Employee Stock Purchase Plans—Non-Qualified Plans
Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:
•	Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5% or more of beneficial ownership of the company);

•	Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;

•	Company matching contribution up to 25% of employee’s contribution, which is effectively a discount of 20% from market value;

•	No discount on the stock price on the date of purchase, since there is a company matching contribution.
Options Backdating
In cases where a company has practiced options backdating, WITHHOLD on a CASE-BY-CASE basis from the members of the compensation committee, depending on the severity of the practices and the subsequent corrective actions on the part of the board. WITHHOLD from the compensation committee members who oversaw the questionable options grant practices or from current compensation committee members who fail to respond to the issue proactively, depending on several factors, including, but not limited to:
•	Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;

•	Length of time of options backdating;

•	Size of restatement due to options backdating;

•	Corrective actions taken by the board or compensation committee, such as canceling or repricing backdated options, or recouping option gains on backdated grants;

•	Adoption of a grant policy that prohibits backdating, and creation of a fixed grant schedule or window period for equity grants going forward.
Severance Agreements for Executives/Golden Parachutes
Vote FOR shareholder proposals to require golden parachutes or executive severance agreements to be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts. Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include, but is not limited to, the following:
•	The triggering mechanism should be beyond the control of management;

Appendix B
•	The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation) during the five years prior to the year in which the change of control occurs;

•	Change-in-control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control. Change in control is defined as a change in the company ownership structure.
9. Corporate Responsibility
Animal Rights
Generally vote AGAINST proposals to phase out the use of animals in product testing unless:
•	The company is conducting animal testing programs that are unnecessary or not required by regulation;

•	The company is conducting animal testing when suitable alternatives are accepted and used at peer firms;

•	The company has been the subject of recent, significant controversy related to its testing programs.
Drug Pricing and Re-importation
Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products, unless the company fails to adhere to legislative guidelines or industry norms in its product pricing. Vote CASE-BY-CASE on proposals requesting that the company evaluate their product pricing considering:
•	The existing level of disclosure on pricing policies;

•	Deviation from established industry pricing norms;

•	The company’s existing initiatives to provide its products to needy consumers;

•	Whether the proposal focuses on specific products or geographic regions.
Generally vote FOR proposals requesting that companies report on the financial and legal impact of their policies regarding prescription drug re-importation unless such information is already publicly disclosed. Generally vote AGAINST proposals requesting that companies adopt specific policies to encourage or constrain prescription drug re-importation.
Genetically Modified Foods
Vote AGAINST proposals asking companies to voluntarily label genetically engineered (GE) ingredients in their products, or alternatively to provide interim labeling and eventually eliminate GE ingredients due to the costs and feasibility of labeling and/or phasing out the use of GE ingredients.

Appendix B
Tobacco
Most tobacco-related proposals (such as on second-hand smoke, advertising to youth, and spin-offs of tobacco-related business) should be evaluated on a CASE-BY-CASE basis.
Toxic Chemicals
Generally vote FOR resolutions requesting that a company discloses its policies related to toxic chemicals. Vote CASE-BY-CASE on resolutions requesting that companies evaluate and disclose the potential financial and legal risks associated with utilizing certain chemicals. Generally vote AGAINST resolutions requiring that a company reformulate its products within a certain timeframe, unless such actions are required by law in specific markets.
Arctic National Wildlife Refuge
Generally vote AGAINST request for reports outlining potential environmental damage from drilling in the Arctic National Wildlife Refuge (ANWR) unless:
•	New legislation is adopted allowing development and drilling in the ANWR region;

•	The company intends to pursue operations in the ANWR; and

•	The company has not disclosed an environmental risk report for its ANWR operations.
Concentrated Area Feeding Operations (CAFOs)
Vote FOR resolutions requesting that companies report to shareholders on the risks and liabilities associated with CAFOs, unless:
•	The company has publicly disclosed guidelines for its corporate and contract farming operations, including compliance monitoring; or

•	The company does not directly source from CAFOs.
Global Warming and Kyoto Protocol Compliance
Generally vote FOR proposals requesting a report on greenhouse gas emissions from company operations and/or products unless this information is already publicly disclosed or such factors are not integral to the company’s line of business. Generally vote AGAINST proposals that call for reduction in greenhouse gas emissions by specified amounts or within a restrictive time frame unless the company lags industry standards and has been the subject of recent, significant fines or litigation resulting from greenhouse gas emissions.
Generally vote FOR resolutions requesting that companies outline their preparations to comply with standards established by Kyoto Protocol signatory markets unless:

Appendix B
•	The company does not maintain operations in Kyoto signatory markets;

•	The company already evaluates and substantially discloses such information; or,

•	Greenhouse gas emissions do not significantly impact the company’s core businesses.
Political Contributions
Vote CASE-BY-CASE on proposals to improve the disclosure of a company’s political contributions considering: recent significant controversy or litigation related to the company’s political contributions or governmental affairs; and the public availability of a policy on political contributions. Vote AGAINST proposals barring the company from making political contributions.
Link Executive Compensation to Social Performance
Vote CASE-BY-CASE on proposals to review ways of linking executive compensation to social factors, such as corporate downsizings, customer or employee satisfaction, community involvement, human rights, environmental performance, predatory lending, and executive/employee pay disparities.
Outsourcing/Off-shoring
Vote CASE-BY-CASE on proposals calling for companies to report on the risks associated with outsourcing, considering: the risks associated with certain international markets; the utility of such a report to shareholders; the existence of a publicly available code of corporate conduct that applies to international operations.
Country-specific Human Rights Reports
Vote CASE-BY-CASE on requests for reports detailing the company’s operations in a particular country and on proposals to implement certain human rights standards at company facilities or those of its suppliers and to commit to outside, independent monitoring.
10. Mutual Fund Proxies
Election of Directors
Vote CASE-BY-CASE on the election of directors and trustees, following the same guidelines for uncontested directors for public company shareholder meetings. However, mutual fund boards do not usually have compensation committees, so do not withhold for the lack of this committee.
Converting Closed-end Fund to Open-end Fund
Vote CASE-BY-CASE on conversion proposals, considering the following factors:

Appendix B
•	Past performance as a closed-end fund;

•	Market in which the fund invests;

•	Measures taken by the board to address the discount; and

•	Past shareholder activism, board activity, and votes on related proposals.
Establish Director Ownership Requirement
Generally vote AGAINST shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.
Reimburse Shareholder for Expenses Incurred
Vote CASE-BY-CASE on shareholder proposals to reimburse proxy solicitation expenses. When supporting the dissidents, vote FOR the reimbursement of the proxy solicitation expenses.

Appendix B
ISS 2007 International Proxy Voting Guidelines
Summary
Effective for Meetings Feb. 1, 2007
Updated Dec. 15, 2006
Operational Items
Financial Results/Director and Auditor Reports
Vote FOR approval of financial statements and director and auditor reports, unless:
•	There are concerns about the accounts presented or audit procedures used; or

•	The company is not responsive to shareholder questions about specific items that should be publicly disclosed.
Appointment of Auditors and Auditor Fees
Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:
•	There are serious concerns about the accounts presented or the audit procedures used;

•	The auditors are being changed without explanation; or

•	Non-audit-related fees are substantial or are routinely in excess of standard annual audit-related fees.
Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.
Appointment of Internal Statutory Auditors
Vote FOR the appointment or reelection of statutory auditors, unless:
•	There are serious concerns about the statutory reports presented or the audit procedures used;

•	Questions exist concerning any of the statutory auditors being appointed; or

•	The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.
Allocation of Income
Vote FOR approval of the allocation of income, unless:

Appendix B
•	The dividend payout ratio has been consistently below 30 percent without adequate explanation; or

•	The payout is excessive given the company’s financial position.
Stock (Scrip) Dividend Alternative
Vote FOR most stock (scrip) dividend proposals.
Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.
Amendments to Articles of Association
Vote amendments to the articles of association on a CASE-BY-CASE basis.
Change in Company Fiscal Term
Vote FOR resolutions to change a company’s fiscal term unless a company’s motivation for the change is to postpone its AGM.
Lower Disclosure Threshold for Stock Ownership
Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5 percent unless specific reasons exist to implement a lower threshold.
Amend Quorum Requirements
Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.
Transact Other Business
Vote AGAINST other business when it appears as a voting item.
Board of Directors
Director Elections
Vote FOR management nominees in the election of directors, unless:
•	Adequate disclosure has not been provided in a timely manner;

•	There are clear concerns over questionable finances or restatements;

•	There have been questionable transactions with conflicts of interest;

•	There are any records of abuses against minority shareholder interests; or

•	The board fails to meet minimum corporate governance standards.
Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.
Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Appendix B
Vote AGAINST individual directors if repeated absences at board meetings have not been explained (in countries where this information is disclosed).
Vote AGAINST labor representatives if they sit on either the audit or compensation committee, as they are not required to be on those committees.
Please see the International Classification of Directors on the following page.

Appendix B
2007 International Classification of Directors
Executive Director
•	Employee or executive of the company;

•	Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.

Non-Independent Non-Executive Director (NED)
•	Any director who is attested by the board to be a non-independent NED;

•	Any director specifically designated as a representative of a significant shareholder of the company;

•	Any director who is also an employee or executive of a significant shareholder of the company;

•	Beneficial owner (direct or indirect) of at least 10 percent of the company’s stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., members of a family that beneficially own less than 10 percent individually, but collectively own more than 10 percent), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market-specific circumstances);

•	Government representative;

•	Currently provides (or a relative[1] provides) professional services[4] to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;

•	Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/commercial relationship (unless company discloses information to apply a materiality test2);

•	Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;

•	Relative[1] of current employee of the company or its affiliates;

•	Relative[1] of former executive of the company or its affiliates;

•	A new appointee elected other than by a formal process through the general meeting (such as a contractual appointment by a substantial shareholder);

•	Founder/co-founder/member of founding family but not currently an employee;

•	Former executive (five-year cooling off period);

•	Years of service will NOT be a determining factor unless it is recommended best practice in a market:
-	9 years (from the date of election) in the United Kingdom and Ireland;

-	12 years in European markets.

Appendix B
Independent NED
•	No material[3] connection, either direct or indirect, to the company other than a board seat.
Employee Representative
•	Represents employees or employee shareholders of the company (classified as “employee representative” but considered a non-independent NED).

Footnotes:

[1]	”Relative” follows the SEC’s proposed definition of “immediate family members” which covers spouses, parents, children, step-parents, step-children, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.

[2]	If the company makes or receives annual payments exceeding the greater of $200,000 or 5 percent of the recipient’s gross revenues. (The recipient is the party receiving the financial proceeds from the transaction.)

[3]	For purposes of ISS’ director independence classification, “material” will be defined as a standard of relationship (financial, personal, or otherwise) that a reasonable person might conclude could potentially influence one’s objectivity in the boardroom in a manner that would have a meaningful impact on an individual’s ability to satisfy requisite fiduciary standards on behalf of shareholders.

[4]	Professional services can be characterized as advisory in nature and generally include the following: investment banking/financial advisory services; commercial banking (beyond deposit services); investment services; insurance services; accounting/audit services; consulting services; marketing services; and legal services. The case of participation in a banking syndicate by a non-lead bank should be considered a transaction (and hence subject to the associated materiality test) rather than a professional relationship.

Appendix B
Director Compensation
Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.
Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.
Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.
Vote AGAINST proposals to introduce retirement benefits for non-executive directors.
Discharge of Board and Management
Vote FOR discharge of the board and management, unless:
•	There are serious questions about actions of the board or management for the year in question; or

•	Legal action is being taken against the board by other shareholders.
Vote AGAINST proposals to remove approval of discharge of board and management from the agenda.
Director, Officer, and Auditor Indemnification and Liability Provisions
Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.
Vote AGAINST proposals to indemnify auditors.
Board Structure
Vote FOR proposals to fix board size.
Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.
Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.
Capital Structure
Share Issuance Requests
General Issuances:
Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.
Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Appendix B
Specific Issuances:
Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.
Increases in Authorized Capital
Vote FOR non-specific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.
Vote FOR specific proposals to increase authorized capital to any amount, unless:
•	The specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

•	The increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.
Vote AGAINST proposals to adopt unlimited capital authorizations.
Reduction of Capital
Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.
Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.
Capital Structures
Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.
Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional supervoting shares.
Preferred Stock
Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.
Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS’ guidelines on equity issuance requests.
Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.
Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Appendix B
Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.
Debt Issuance Requests
Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.
Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS’ guidelines on equity issuance requests.
Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.
Pledging of Assets for Debt
Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.
Increase in Borrowing Powers
Vote proposals to approve increases in a company’s borrowing powers on a CASE-BY-CASE basis.
Share Repurchase Plans
Vote FOR share repurchase plans, unless:
•	Clear evidence of past abuse of the authority is available; or

•	The plan contains no safeguards against selective buybacks.
Reissuance of Shares Repurchased
Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.
Capitalization of Reserves for Bonus Issues/Increase in Par Value
Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.
Other
Reorganizations/Restructurings
Vote reorganizations and restructurings on a CASE-BY-CASE basis.
Mergers and Acquisitions
Vote CASE-BY-CASE on mergers and acquisitions taking into account the following:
For every M&A analysis, ISS reviews publicly available information as of the date of the report and evaluates the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

Appendix B
•	Valuation — Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, ISS places emphasis on the offer premium, market reaction, and strategic rationale.

•	Market reaction — How has the market responded to the proposed deal? A negative market reaction will cause ISS to scrutinize a deal more closely.

•	Strategic rationale — Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

•	Conflicts of interest — Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? ISS will consider whether any special interests may have influenced these directors and officers to support or recommend the merger.

•	Governance — Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.
Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.
Mandatory Takeover Bid Waivers
Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.
Reincorporation Proposals
Vote reincorporation proposals on a CASE-BY-CASE basis.
Expansion of Business Activities
Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.
Related-Party Transactions
Vote related-party transactions on a CASE-BY-CASE basis.
Compensation Plans
Vote compensation plans on a CASE-BY-CASE basis.
Antitakeover Mechanisms
Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

Appendix B
Shareholder Proposals
Vote all shareholder proposals on a CASE-BY-CASE basis.
Vote FOR proposals that would improve the company’s corporate governance or business profile at a reasonable cost.
Vote AGAINST proposals that limit the company’s business activities or capabilities or result in significant costs being incurred with little or no benefit.

Exhibit B
Appendix B
Modifications to recommendations set forth in the ISS Proxy Voting Manual
Shareholder Ability to Act by Written Consent
Vote FOR proposals to restrict or prohibit shareholder activity to take action by written consent.
Vote AGAINST proposals to allow or make easier shareholder action by written consent.
Cumulative Voting
Vote FOR proposals to eliminate cumulative voting.
Vote AGAINST proposals to restore or provide for cumulative voting.

GMO TRUST
PART C. OTHER INFORMATION
Item 23. Exhibits

(a)	1.	Amended and Restated Agreement and Declaration of Trust of GMO Trust (the “Trust” or “Registrant”), dated June 23, 2000 (the “Declaration of Trust”);[4]
2.	Amendment Nos. 1-8 to the Declaration of Trust;[7]

3.	Amendment Nos. 9-10 to the Declaration of Trust;[9]

4.	Amendment No. 11 to the Declaration of Trust;[11]

5.	Amendment No. 12 to the Declaration of Trust;[12]

6.	Amendment No. 13 to the Declaration of Trust;[13]

7.	Amendment No. 14 to the Declaration of Trust; [26]

8.	Amendment No. 15 to the Declaration of Trust; [26]

9.	Amendment No. 16 to the Declaration of Trust;[14]

10.	Amendment No. 17 to the Declaration of Trust; [26]

11.	Amendment No. 18 to the Declaration of Trust;[15]

12.	Amendment No. 19 to the Declaration of Trust;[17]

13.	Amendment No. 20 to the Declaration of Trust; [18]

14.	Amendment No. 21 to the Declaration of Trust;[19]

15.	Amendment Nos. 22-25 to the Declaration of Trust;[20]

16.	Amendment No. 26 to the Declaration of Trust;[21]

17.	Amendment No. 27 to the Declaration of Trust;[22]

18.	Amendment Nos. 28-29 to the Declaration of Trust;[23]

19.	Amendment No. 30 to the Declaration of Trust;[26]

20.	Amendment Nos. 31-32 to the Declaration of Trust;[27] and

21.	Amendment No. 33 to the Declaration of Trust – Exhibit (a)21.

(b)	Amended and Restated By-laws of the Trust, effective as of March 1, 2007 (the “By-laws”).[27]

(c)	1.	Please refer to Article III (Shares) and Article V (Shareholders’ Voting Powers and Meetings) of the Declaration of Trust, which is hereby incorporated by reference;[4] and
2.	Please refer to Article 2 (Meetings of Shareholders) of the By-laws, which is hereby incorporated by reference.[20]

(d)	1.	Form of Management Contract between the Trust, on behalf of GMO Tobacco-Free Core Fund, and Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”);[26]
2.	Form of Management Contract between the Trust, on behalf of GMO Tax-Managed Small/Mid Cap Fund (formerly “GMO Tax-Managed Small Companies Fund” and “GMO Tax-Managed U.S. Small Cap Fund”), and GMO;[26]

3.	Form of Management Contract between the Trust, on behalf of GMO International Intrinsic Value Fund (formerly “GMO International Core Fund”), and GMO;[26]

4.	Form of Management Contract between the Trust, on behalf of GMO Currency Hedged International Equity Fund (formerly “GMO Currency Hedged International Core Fund”), and GMO;[26]

5.	Form of Management Contract between the Trust, on behalf of GMO International Small Companies Fund, and;[26]

6.	Form of Management Contract between the Trust, on behalf of GMO Emerging Markets Fund, and GMO;[26]

7.	Form of Management Contract between the Trust, on behalf of GMO Emerging Countries Fund (formerly “GMO Evolving Countries Fund”), and GMO; [26]

8.	Form of Management Contract between the Trust, on behalf of GMO Domestic Bond Fund, and GMO;[26]

9.	Form of Management Contract between the Trust, on behalf of GMO International Bond Fund, and GMO;[26]

10.	Form of Management Contract between the Trust, on behalf of GMO Currency Hedged International Bond Fund, and GMO;[26]

11.	Form of Management Contract between the Trust, on behalf of GMO Emerging Country Debt Fund, and GMO;[26]

12.	Form of Management Contract between the Trust, on behalf of GMO Short-Duration Investment Fund (formerly “GMO Short-Term Income Fund”), and GMO;[26]

13.	Form of Management Contract between the Trust, on behalf of GMO Alpha Only Fund (formerly “GMO Global Hedged Equity Fund”), and GMO;[26]

14.	Form of Management Contract between the Trust, on behalf of GMO Benchmark-Free Allocation Fund, and GMO;[26]

15.	Form of Amended and Restated Management Contract, dated as of June 30, 2006, between the Trust, on behalf of GMO U.S. Equity Allocation Fund (formerly “GMO U.S. Sector Fund” and “GMO U.S. Sector Allocation Fund”), and GMO;[26]

16.	Form of Management Contract between the Trust, on behalf of GMO Taiwan Fund, and GMO;[26]

17.	Form of Management Contract between the Trust, on behalf of GMO Global Bond Fund, and GMO;[26]

18.	Form of Amended and Restated Management Contract, dated as of June 30, 2006, between the Trust, on behalf of GMO Real Estate Fund (formerly “GMO REIT Fund”), and GMO;[26]

19.	Form of Management Contract between the Trust, on behalf of GMO Foreign Fund, and GMO;[26]

20.	Form of Management Contract between the Trust, on behalf of GMO International Equity Allocation Fund, and GMO;[1]

21.	Form of Management Contract between the Trust, on behalf of GMO Global Balanced Asset Allocation Fund (formerly “GMO World Balanced

Allocation Fund” and “GMO World Equity Allocation Fund”), and GMO;[2]

22.	Form of Management Contract between the Trust, on behalf of GMO Global (U.S.+) Equity Allocation Fund, and GMO;[2]

23.	Form of Management Contract between the Trust, on behalf of GMO Core Plus Bond Fund (formerly “GMO U.S. Bond/Global Alpha A Fund” and “GMO Global Fund”), and GMO;[26]

24.	Form of Management Contract between the Trust, on behalf of GMO Emerging Markets Quality Fund (formerly “GMO Asia Fund”), and GMO;[26]

25.	Form of Management Contract between the Trust, on behalf of GMO Tax-Managed U.S. Equities Fund, and GMO;[26]

26.	Form of Management Contract between the Trust, on behalf of GMO Tax-Managed International Equities Fund, and GMO;[26]

27.	Form of Management Contract between the Trust, on behalf of GMO Special Purpose Holding Fund (formerly “GMO Alpha LIBOR Fund”), and GMO;[3]

28.	Form of Management Contract between the Trust, on behalf of GMO Foreign Small Companies Fund, and GMO;[4]

29.	Form of Management Contract between the Trust, on behalf of GMO Short-Duration Collateral Fund, and GMO;[7]

30.	Form of Management Contract between the Trust, on behalf of GMO U.S. Quality Equity Fund, and GMO;[10]

31.	Form of Management Contract between the Trust, on behalf of GMO Global Growth Fund, and GMO;[13]

32.	Form of Management Contract between the Trust, on behalf of GMO World Opportunity Overlay Fund, and GMO;[15]

33.	Form of Management Contract between the Trust, on behalf of GMO Strategic Opportunities Allocation Fund (formerly “GMO Strategic Balanced Allocation Fund”), and GMO;[16]

34.	Form of Management Contract between the Trust, on behalf of GMO World Opportunities Equity Allocation Fund, and GMO;[16]

35.	Form of Management Contract between the Trust, on behalf of GMO Alternative Asset Opportunity Fund, and GMO;[17]

36.	Form of Management Contract between the Trust, on behalf of GMO Developed World Stock Fund, and GMO;[20]

37.	Form of Management Contract between the Trust, on behalf of GMO U.S. Core Equity Fund, and GMO;[21]

38.	Form of Management Contract between the Trust, on behalf of GMO U.S. Value Fund, and GMO;[21]

39.	Form of Management Contract between the Trust, on behalf of GMO U.S. Intrinsic Value Fund, and GMO;[21]

40.	Form of Management Contract between the Trust, on behalf of GMO U.S. Growth Fund, and GMO;[21]

41.	Form of Management Contract between the Trust, on behalf of GMO U.S. Small/Mid Cap Value Fund, and GMO;[21]

42.	Form of Management Contract between the Trust, on behalf of GMO U.S. Small/Mid Cap Growth Fund, and GMO;[21]

43.	Form of Management Contract between the Trust, on behalf of GMO International Core Equity Fund, and GMO;[21]

44.	Form of Management Contract between the Trust, on behalf of GMO International Growth Equity Fund, and GMO;[21]

45.	Management Contract between the Trust, on behalf of GMO Short-Duration Collateral Share Fund, and GMO;[22]

46.	Management Contract between the Trust, on behalf of GMO Strategic Fixed Income Fund, and GMO;[24]

47.	Management Contract between the Trust, on behalf of GMO International Opportunities Equity Allocation Fund, and GMO;[24]

48.	Management Contract between the Trust, on behalf of GMO Inflation Indexed Plus Bond Fund, and GMO;[25] and

49.	Management Contract between the Trust, on behalf of GMO Special Situations Fund, and GMO – Exhibit (d)49.

(e)	1.	Distribution Agreement (the “Distribution Agreement”), dated April 11, 2001, between the Trust, on behalf of the Funds listed on Schedule A thereto, as Schedule A may be amended from time to time, and Funds Distributor, Inc. (“FDI”);[27]
(i)	Schedule A to the Distribution Agreement as amended as of June 30, 2007.[29]

(f)	None.

(g)	1.	Form of Custodian Agreement (the “IBT Custodian Agreement”), dated August 1, 1991, among the Trust, on behalf of certain Funds listed therein, GMO and Investors Bank & Trust Company (“IBT”), as amended from time to time to include GMO Tobacco-Free Core Fund, GMO Domestic Bond Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Emerging Country Debt Fund, GMO Benchmark-Free Allocation Fund, GMO U.S. Equity Allocation Fund, GMO Global Bond Fund, GMO Real Estate Fund, GMO International Equity Allocation Fund, GMO Global Balanced Asset Allocation Fund, GMO Global (U.S.+) Equity Allocation Fund, GMO Inflation Indexed Bond Fund, GMO Core Plus Bond Fund, GMO Tax-Managed U.S. Equities Fund, GMO Emerging Country Debt Share Fund, GMO Tax-Managed Small/Mid Cap Fund, GMO Special Purpose Holding Fund, GMO Short-Duration Collateral Fund, GMO U.S. Quality Equity Fund, GMO World Opportunity Overlay Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Value Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund,

GMO International Opportunities Equity Allocation Fund, and GMO Inflation Indexed Plus Bond Fund;[26]
(i)	Letter Amendment to the IBT Custodian Agreement, dated May 30, 2003, among the Trust, GMO and IBT;[9]

(ii)	Letter Amendment to the IBT Custodian Agreement, dated July 25, 2007, among the Trust, GMO and State Street Bank and Trust Company (“State Street Bank”) (as successor by merger to IBT) – Exhibit (g)1(ii);
2.	Form of Custodian Agreement (the “BBH Custodian Agreement”), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule I thereto, and Brown Brothers Harriman & Co. (“BBH”), as amended from time to time to include GMO Taiwan Fund, GMO Global Growth Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, and GMO International Core Equity Fund;[6]
(i)	Letter Amendment to the BBH Custodian Agreement, dated June 4, 2003, among the Trust, GMO and BBH;[9]
3.	Form of Accounting Agency Agreement (the “Accounting Agency Agreement”), dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule I thereto, and BBH, as amended to include GMO Taiwan Fund;[6]
(i)	Form of Second Amendment to the Accounting Agency Agreement, dated November 22, 2005, between the Trust, on behalf of the Funds listed on Schedule I thereto, and BBH;[26]
4.	Form of 17f-5 Delegation Schedule, dated June 29, 2001, between the Trust, on behalf of certain Funds listed on Schedule 1 thereto, and BBH, as amended from time to time to include GMO Taiwan Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, and GMO International Core Equity Fund;[6] and
5.	Form of Amended and Restated Delegation Agreement (the “Delegation Agreement”), dated June 29, 2001, between the Trust, on behalf of GMO Core Plus Bond Fund, GMO International Bond Fund, GMO Currency Hedged International Bond Fund, GMO Global Bond Fund, GMO Emerging Country Debt Fund, and GMO Emerging Country Debt Share Fund, and IBT, as amended from time to time to include GMO Short-Duration Collateral Fund, GMO Alternative Asset Opportunity Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Value Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, and GMO Inflation Indexed Plus Bond Fund;[6]
(i)	Letter Amendment to the Delegation Agreement, dated July 25, 2007, among the Trust, GMO and State Street Bank (as successor by merger to IBT) – Exhibit (g)5(i).

(h)	1.	Form of Transfer Agency and Service Agreement (the “Transfer Agency and Service Agreement”), dated August 1, 1991, among the Trust, on behalf of certain Funds listed therein, GMO and IBT, as amended from time to time to include GMO Global Bond Fund, GMO Real Estate Fund, GMO Foreign Fund, GMO International Equity Allocation Fund, GMO Global Balanced Asset Allocation Fund, GMO Global (U.S.+) Equity Allocation Fund, GMO Inflation Indexed Bond Fund, GMO Small/Mid Cap Growth Fund, GMO Core Plus Bond Fund, GMO Tax-Managed International Equities Fund, GMO Tax-Managed U.S. Equities Fund, GMO Emerging Country Debt Share Fund, GMO Tax-Managed Small/Mid Cap Fund, GMO Special Purpose Holding Fund, GMO Foreign Small Companies Fund, GMO Short-Duration Collateral Fund, GMO U.S. Quality Equity Fund, GMO World Opportunity Overlay Fund, GMO Strategic Opportunities Allocation Fund, GMO World Opportunities Equity Allocation Fund, GMO Developed World Stock Fund, GMO International Growth Equity Fund, GMO International Core Equity Fund, GMO U.S. Small/Mid Cap Value Fund, GMO U.S. Small/Mid Cap Growth Fund, GMO U.S. Value Fund, GMO U.S. Growth Fund, GMO U.S. Intrinsic Value Fund, GMO U.S. Core Equity Fund, GMO Short-Duration Collateral Share Fund, GMO Strategic Fixed Income Fund, GMO International Opportunities Equity Allocation Fund, and GMO Inflation Indexed Plus Bond Fund;[26]
(i)	Letter Amendment to the Transfer Agency and Service Agreement, dated July 25, 2007, among the Trust, GMO and State Street Bank (as successor by merger to IBT) – Exhibit (h)1(i).
2.	Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust, dated as of July 25, 2007 – Exhibit (h)2; and
3.	Amended and Restated Servicing Agreement, dated May 30, 1996, as amended and restated effective July 25, 2007, between the Trust, on behalf of certain Funds listed on Exhibit I thereto, and GMO – Exhibit (h)3.
(i)	Opinion and Consent of Ropes & Gray LLP. †

(j)	Consent of PricewaterhouseCoopers LLP – Exhibit (j).

(k)	Financial Statements—Not applicable.

(l)	None.

(m)	1.	GMO Trust Amended and Restated Distribution and Service Plan (Class M), dated as of November 15, 2001, as amended and restated as of June 30, 2007, on behalf of certain Funds listed on Appendix A thereto;[29]
2.	Amended and Restated Administration Agreement, dated as of June 30, 2007, on behalf of certain Funds listed on Exhibit I thereto;[29]

3.	Form of Service Agreement (“Service Agreement”), dated October 1, 2001, between American Express Financial Advisors Inc. and the Trust,

on behalf of certain Funds listed on Schedule A thereto, as Schedule A may be amended from time to time;[5]
(i)	Second Amendment to Service Agreement, dated September 9, 2005, between American Express Financial Advisors Inc. and the Trust, on behalf of certain Funds listed on Schedule A thereto;[26]

(ii)	Assignment Agreement, effective as of April 2, 2007, between Wachovia Bank, Ameriprise Financial Services, Inc. (f/k/a American Express Financial Advisors Inc.) and the Trust, on behalf of certain Funds listed on Schedule A thereto;[29]
4.	Form of Services Agreement, dated as of March 2002, between Fidelity Brokerage Services LLC and National Financial Services LLC, and the Trust, on behalf of certain Funds listed on Exhibit B thereto;[6]

5.	Form of Shareholder Service Agreement, dated September 30, 2002, between GE Financial Trust Company and the Trust, on behalf of certain Funds listed on Schedule A thereto;[8]
(i)	First Amendment to the Shareholder Service Agreement, dated as of September, 2005, between GE Financial Trust Company and the Trust, on behalf of certain Funds listed on Schedule A thereto;[26]
6.	Funds Trading Agreement (“Funds Trading Agreement”), dated July 1, 2001, between Fidelity Investments Institutional Operations Company, Inc. (“FIIOC”), IBT, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]
(i)	Second Amendment to Funds Trading Agreement, dated as of April 1, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]

(ii)	Third Amendment to Funds Trading Agreement, dated as of November 28, 2003, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]

(iii)	Fourth Amendment to Funds Trading Agreement, dated as of April 1, 2004, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]

(iv)	Fifth Amendment to Funds Trading Agreement, dated as of February 1, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]

(v)	Sixth Amendment to Funds Trading Agreement, dated as of July, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]

(vi)	Seventh Amendment to Funds Trading Agreement, dated as of September, 2005, between FIIOC, IBT, GMO and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]
7.	Form of Funds Trading Agreement (“BBH Funds Trading Agreement”), dated July 1, 2001, between FIIOC, IBT, BBH, GMO and the Trust on behalf of certain Funds listed on Exhibit A thereto;[6]
(i)	Form of First Amendment to the BBH Funds Trading Agreement, dated January 1, 2002, between FIIOC, IBT, BBH, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[6]

(ii)	Second Amendment to the BBH Funds Trading Agreement, dated July 1, 2002, between FIIOC, IBT, BBH, GMO, and the Trust, on behalf of certain Funds listed on Exhibit A thereto;[26]
8.	Form of Shareholder Services Agreement (“Shareholder Services Agreement”), dated as of October 31, 2001, between Citistreet LLC (“Citistreet”) and the Trust, on behalf of certain Funds listed on Attachment A thereto;[9]
(i)	First Amendment to Shareholder Services Agreement, dated as of May 6, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[26]

(ii)	Second Amendment to Shareholder Services Agreement, dated as of October 15, 2002, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[26]

(iii)	Third Amendment to Shareholder Services Agreement, dated as of April 30, 2003, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[26]

(iv)	Fourth Amendment to Shareholder Services Agreement, dated as of July 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto;[26] and

(v)	Fifth Amendment to Shareholder Services Agreement, dated as of September 1, 2005, between Citistreet and the Trust, on behalf of certain Funds listed on Attachment A thereto.[26]
(n)	Plan pursuant to Rule 18f-3 under the Investment Company Act of 1940, effective June 1, 1996, as amended and restated March 1, 2007.[27]

(o)	Reserved.

(p)	1.	GMO Code of Ethics, dated April 19, 2007, adopted by the Trust, GMO, GMO Australasia LLC, GMO Australia Ltd., GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO U.K. Ltd., GMO Woolley Ltd., Renewable Resources LLC, and GMO Renewable Resources Ltd.[28]
2.	Code of Ethics for the Independent Trustees of GMO Trust, dated as of May 31, 2006, adopted by the Board of Trustees of the Trust.[27]

†	Previously filed with the Securities and Exchange Commission (“SEC”).

1.	Previously filed with the SEC as part of Post-Effective Amendment No. 27 to the Registration Statement under the Securities Act of 1933 (the “1933 Act”) and Post-Effective Amendment No. 28 to the Registration Statement under the Investment Company Act of 1940 Act (the “1940 Act”) on March 13, 1996, and hereby incorporated by reference.

2.	Previously filed with the SEC as part of Post-Effective Amendment No. 29 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 30 to the Registration Statement under the 1940 Act on June 28, 1996, and hereby incorporated by reference.

3.	Previously filed with the SEC as part of Post-Effective Amendment No. 60 to the Registration Statement under the 1940 Act on December 30, 1999, and hereby incorporated by reference.

4.	Previously filed with the SEC as part of Post-Effective Amendment No. 63 to the Registration Statement under the 1940 Act on July 3, 2000, and hereby incorporated by reference.

5.	Previously filed with the SEC as part of Post-Effective Amendment No. 63 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 76 to the Registration Statement under the 1940 Act on March 1, 2002, and hereby incorporated by reference.

6.	Previously filed with the SEC as part of Post-Effective Amendment No. 64 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 77 to the Registration Statement under the 1940 Act on May 1, 2002, and hereby incorporated by reference.

7.	Previously filed with the SEC as part of Post-Effective Amendment No. 84 to the Registration Statement under the 1940 Act on November 26, 2002, and hereby incorporated by reference.

8.	Previously filed with the SEC as part of Post-Effective Amendment No. 70 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 87 to the Registration Statement under the 1940 Act on May 1, 2003, and hereby incorporated by reference.

9.	Previously filed with the SEC as part of Post-Effective Amendment No. 71 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 89 to the Registration Statement under the 1940 Act on June 30, 2003, and hereby incorporated by reference.

10.	Previously filed with the SEC as part of Post-Effective Amendment No. 72 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 90 to the Registration Statement under the 1940 Act on October 31, 2003, and hereby incorporated by reference.

11.	Previously filed with the SEC as part of Post-Effective Amendment No. 75 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 94 to the Registration Statement under the 1940 Act on January 23, 2004, and hereby incorporated by reference.

12.	Previously filed with the SEC as part of Post-Effective Amendment No. 96 to the Registration Statement under the 1940 Act on March 29, 2004, and hereby incorporated by reference.

13.	Previously filed with the SEC as part of Post-Effective Amendment No. 104 to the Registration Statement under the 1940 Act on June 25, 2004, and hereby incorporated by reference.

14.	Previously filed with the SEC as part of Post-Effective Amendment No. 95 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 120 to the Registration Statement under the 1940 Act on September 22, 2004, and hereby incorporated by reference.

15.	Previously filed with the SEC as part of Post-Effective Amendment No. 126 to the Registration Statement under the 1940 Act on November 18, 2004, and hereby incorporated by reference.

16.	Previously filed with the SEC as part of Post-Effective Amendment No. 105 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 131 to the Registration Statement under the 1940 Act on March 15, 2005, and hereby incorporated by reference.

17.	Previously filed with the SEC as part of Post-Effective Amendment No. 132 to the Registration Statement under the 1940 Act on March 29, 2005, and hereby incorporated by reference.

18.	Previously filed with the SEC as part of Post-Effective Amendment No. 107 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 134 to the Registration Statement under the 1940 Act on April 29, 2005, and hereby incorporated by reference.

19.	Previously filed with the SEC as part of Post-Effective Amendment No. 109 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 136 to the Registration Statement under the 1940 Act on May 27, 2005, and hereby incorporated by reference.

20.	Previously filed with the SEC as part of Post-Effective Amendment No. 113 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 141 to the Registration Statement under the 1940 Act on June 30, 2005, and hereby incorporated by reference.

21.	Previously filed with the SEC as part of Post-Effective Amendment No. 114 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 142 to the Registration Statement under the 1940 Act on August 17, 2005, and hereby incorporated by reference.

22.	Previously filed with the SEC as part of Post-Effective Amendment No. 118 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 146 to the Registration Statement under the 1940 Act on March 1, 2006, and hereby incorporated by reference.

23.	Previously filed with the SEC as part of Post-Effective Amendment No. 122 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 150 to the Registration Statement under the 1940 Act on May 1, 2006, and hereby incorporated by reference.

24.	Previously filed with the SEC as part of Post-Effective Amendment No. 123 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 151 to the Registration Statement under the 1940 Act on May 17, 2006, and hereby incorporated by reference.

25.	Previously filed with the SEC as part of Post-Effective Amendment No. 125 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 153 to the Registration Statement under the 1940 Act on May 31, 2006, and hereby incorporated by reference.

26.	Previously filed with the SEC as part of Post-Effective Amendment No. 154 to the Registration Statement under the 1940 Act on June 28, 2006, and hereby incorporated by reference.

27.	Previously filed with the SEC as part of Post-Effective Amendment No. 127 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 156 to the Registration Statement under the 1940 Act on May 1, 2007.

28.	Previously filed with the SEC as part of Post-Effective Amendment No. 157 to the Registration Statement under the 1940 Act on June 28, 2007.

29.	Previously filed with the SEC as part of Post-Effective Amendment No. 128 to the Registration Statement under the 1933 Act and Post-Effective Amendment No. 158 to the Registration Statement under the 1940 Act on June 29, 2007.
Item 24. Persons Controlled by or Under Common Control with a Fund

Controlling Fund	Person Controlled	Nature of Control
GMO Alternative Asset Opportunity Fund	GMO Alternative Asset SPC Ltd.(a) (b)	100% ownership(c)
GMO Special Purpose Holding Fund	GMO SPV I, LLC(a) (d)	74.8% ownership(c)

(a)	Included in the controlling Fund’s consolidated financial statements.

(b)	Organized under the laws of Bermuda.

(c)	As of the most recent fiscal year ended February 28, 2007.

(d)	Organized under the laws of the State of Delaware.
Item 25. Indemnification
     Please refer to Article 4 (Indemnification) of the By-laws.
     In addition, the Trust will maintain a trustees and officers liability insurance policy under which the Trust and its trustees and officers will be named insureds.
     Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the Trust’s By-laws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue
Item 26. Business and Other Connections of Investment Adviser
     A description of the business of Grantham, Mayo, Van Otterloo & Co. LLC, the investment adviser of the Funds of the Registrant (the “Investment Adviser”), is set forth under the captions “Management of the Trust” in the prospectuses and “Investment Advisory and Other Services” in the statements of additional information, all forming part of this Registration Statement.

     Except as set forth below, the directors, officers, and members of the Investment Adviser, have been engaged during the past two fiscal years in no business, profession, vocation or employment of a substantial nature other than as directors, officers, or members of the Investment Adviser or certain of its affiliates. Certain directors, officers, and members of the Investment Adviser serve as officers or trustees of the Registrant as set forth under the caption “Management of the Trust” in the Registrant’s statements of additional information, forming part of this Registration Statement, and/or as officers and/or directors of certain private investment companies managed by the Investment Adviser or certain of its affiliates. The address of the Investment Adviser and the Registrant is 40 Rowes Wharf, Boston, Massachusetts 02110.

Name	Position with Investment Adviser	Other Connections
Paul J. Bostock	Member	Director, Inquire UK, Baldocks Barn Chiddingstone Causway, Tonbridge, Kent TN11 8JX
Arjun Divecha	Member and Member of the Board of Directors	Director, Frog Hollow Fresh LLC, P.O. Box 872, Brentwood, CA 94513
R. Jeremy Grantham	Founding Member and Chairman of the Board of Directors	MSPCC Investment Committee, 555 Amory Street, Jamaica Plain, MA 02130
Jon Hagler	Member of the Board of Directors	Member, Overseer Advisory Board, WGBH Boston, 125 Western Ave., Boston, MA 02134; Trustee Emeritus, Texas A&M Foundation, Texas A&M University, College Station, TX 77843; Chairman, Vision 2020 Advisory Council, Texas A&M University, College Station, TX 77843; Convening Chair, One Spirit-One Vision Capital Campaign, Texas A&M University, College Station, TX 77843
Bevis Longstreth	Member of the Board of Directors	Trustee, College Retirement Equity Fund, 730 Third Ave., NY, NY 10017-3206; Director, AMVESCAP, 1315 Peachtree Street, NE, Atlanta, GA 30309; Expert witness in periodic securities litigation;

Name	Position with Investment Adviser	Other Connections
Trustee and financial adviser to certain high net worth individuals/families ; Historical novelist; Fiduciary for various not-for-profit institutions
John Rosenblum	Vice Chairman of the Board of Directors	Director, The Chesapeake Corporation, 1021 East Cary Street, Richmond, VA 23219; Thomas Rutherfoord, Inc., One South Jefferson Street, SW, Roanoke, VA 24011; The Providence Journal, a division of Belo Corporation, 75 Providence Street, Providence, RI 02902; Trustee, Landmark Volunteers, P.O. Box 455, Sheffield, MA 01257; Jamestown-Yorktown Foundation, Inc., P.O. Box 1607, Williamsburg, VA 23187-1607; American Civil War Center Foundation, 200 S. Third St., Richmond, VA 23219; Atlantic Challenge, 643 Main St., Rockland, ME 04841; University Symphony Society, 112 Old Cabell Hall, Charlottesville, VA 22903; and Farnsworth Art Museum, 16 Museum Street, Rockland, Maine 04841
Eyk Van Otterloo	Founding Member and Member of the Board of Directors	Board Member, Chemonics International, 1133 20th Street, NW, Suite 600, Washington, D.C. 20036; Chairman of the Board, OneCoast Network LLC, 408 Jamesborough Drive, Pittsburgh, PA 15238; Board Member, Dimensional Photonics, 220 Ballardvale Street, Unit D, Wilmington, MA 01887

Item 27.	Principal Underwriters

Item 27(a).	FDI acts as principal underwriter for the following investment companies:

GMO Trust
Merrimac Series
Munder Series Trust II
Munder Series Trust
TD Asset Management USA Funds, Inc.
     FDI is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers. FDI has its main address at 100 Summer Street, 15th Floor, Boston, Massachusetts 02110. FDI is an indirect wholly-owned subsidiary of The BISYS Group, Inc.

Item 27(b).	Information about Directors and Officers of FDI is as follows:

Director or Officer	Positions and Offices with FDI
Brian K. Bey	President and Director
Elliott Dobin	Secretary
Andrew H. Byer	Chief Compliance Officer
Wayne A. Rose	Assistant Chief Compliance Officer
James E. (Ed) Pike	Financial and Operations Principal
The above FDI directors and officers do not have positions or offices with the Trust.
Item 27(c). Other Compensation received by FDI from certain Funds of the Trust with respect to the last fiscal year(a):

Class M(b) Distribution and Service (12b-1) Fees
GMO Fund Name	March 1, 2006 through February 28, 2007
GMO U.S. Core Equity Fund	$345,354
GMO U.S. Value Fund	$44,820
GMO U.S. Growth Fund	$621,448
GMO International Intrinsic Value Fund	$43,301
GMO Foreign Fund	$18,476
GMO Emerging Countries Fund	$95,492

(a)	FDI is entitled to receive any distribution and service (12b-1) fees paid by the Class M Shares for services rendered and expenses borne by FDI which are primarily intended to result in the sale of Class M shares and/or the provision of certain other services incidental thereto. During the last fiscal year, FDI did not retain any of the distribution and service (12b-1) fees paid by the Funds and directed that the Funds remit the distribution and service (12b-1) fees directly to certain third party intermediaries who rendered services to the Funds.

(b)	Other classes of the GMO Funds do not pay distribution (12b-1) fees or any other type of commission or compensation to FDI.

Item 28. Location of Accounts and Records
     The accounts, books, and other documents required to be maintained by Section 31(a) and the rules thereunder will be maintained at the offices of the Registrant, 40 Rowes Wharf, Boston, MA 02110; the Registrant’s investment adviser, Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, MA 02110; the Registrant’s distributor, Funds Distributor, Inc., 100 Summer Street, 15th Floor, Boston, MA 02110; the Registrant’s custodian for certain of the Funds, Brown Brothers Harriman & Co., 40 Water Street, Boston, MA 02109; and the Registrant’s custodian for certain of the Funds and transfer agent, State Street Bank and Trust Company, 200 Clarendon Street, Boston, MA 02116.
Item 29. Management Services
     Not applicable.
Item 30. Undertakings
     None.
Notice
A copy of the Declaration of Trust, together with all amendments thereto, is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trust by an officer of the Trust as an officer and not individually and that the obligations of this instrument are not binding upon any of the Trustees or officers of the Trust or shareholders of any series of the Trust individually but are binding only upon the assets and property of the Trust or the respective series.

SIGNATURES
     Pursuant to the requirements of the Investment Company Act of 1940 (the “1940 Act”), the Registrant, GMO Trust, has duly caused this Post-Effective Amendment No. 159 under the 1940 Act to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and The Commonwealth of Massachusetts, on the 27th day of July, 2007.

GMO Trust
By:	/s/ SCOTT E. ESTON
Scott E. Eston
Title:	President; Chief Executive Officer; Principal Executive Officer

EXHIBIT INDEX
GMO TRUST

Exhibit Ref.	Title of Exhibit

Item 23.

(a)21	Amendment No. 33 to the Declaration of Trust.

(d)49	Management Contract between the Trust, on behalf of GMO Special Situations Fund, and GMO.

(g)1(ii)	Letter Amendment to the IBT Custodian Agreement, dated July 25, 2007, among the Trust, GMO and State Street Bank (as successor by merger to IBT).

(g)5(i)	Letter Amendment to the Delegation Agreement, dated July 25, 2007, among the Trust, GMO and State Street Bank (as successor by merger to IBT).

(h)1(i)	Letter Amendment to the Transfer Agency and Service Agreement, dated July 25, 2007, among the Trust, GMO and State Street Bank (as successor by merger to IBT).

(h)2	Notification of Undertaking to Reimburse Certain Fund Expenses by GMO to the Trust, dated as of July 25, 2007.

(h)3	Amended and Restated Servicing Agreement, dated May 30, 1996, as amended and restated effective July 25, 2007, between the Trust, on behalf of certain Funds listed on Exhibit I thereto, and GMO.

(j)	Consent of PricewaterhouseCoopers LLP.